Exhibit 10.2

Execution Version

BA HOLDINGS, INC.

US$65,000,000

SENIOR SECURED NOTES DUE JUNE 15, 2018

NOTE PURCHASE AGREEMENT

Dated May 13, 2011

i

(continued)

(continued)

(continued)

(continued)

v

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule C	—	Original Subsidiary Guarantors

Exhibit 1(a)	—	Form of Senior Secured Note due June 15, 2018

Exhibit 1(b)(i)	—	Form of English Guarantee Agreement

Exhibit 1(b)(ii)	—	Form of Joinder Agreement

Exhibit 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Obligors

Exhibit 4.4(a)(ii)	—	Form of Opinion of English Special Counsel for the Obligors

Exhibit 4.4(a)(iii)	—	Form of Opinion of New Jersey Special Counsel for the Obligors

Exhibit 4.4(b)(i)	—	Form of Opinion of U.S. Special Counsel for the Purchasers

Exhibit 4.4(b)(ii)	—	Form of Opinion of English Special Counsel for the Purchasers

Exhibit 4.11	—	Form of Intercreditor Deed

Exhibit 4.18	—	Commitment Letter

Exhibit 4.20	—	Form of Hedging Letter

Exhibit 7.2	—	Form of Compliance Certificate

Schedule 5.11	—	Disclosure Documents

Schedule 5.23	—	Group Structure Chart

BA HOLDINGS, INC.

Anchorage Gateway
5 Anchorage Quay
Salford, M50 3XE
United Kingdom

Senior Secured Notes due June 15, 2018

May 13, 2011

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Each of BA Holdings, Inc., a Delaware corporation (the “Issuer” or any successor that becomes such in the manner prescribed in Section 9.7), Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (the “Parent Guarantor”), and each of the parties listed in Schedule C (each an “Original Subsidiary Guarantor” and collectively the “Original Subsidiary Guarantors”), agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

1.                                      AUTHORIZATION OF NOTES; GUARANTEES.

(a)                                  The Issuer will authorize the issue and sale of US$65,000,000 aggregate principal amount of its Senior Secured Notes due June 15, 2018 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 15). The Notes shall be substantially in the form set out in Exhibit 1(a). Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

(b)                                 The payment by the Issuer of all amounts due with respect to the Notes shall be absolutely and unconditionally guaranteed by (i) each of the Original Subsidiary Guarantors that is a U.S. Guarantor pursuant to the Unconditional Guarantee contained in Section 13, (ii) the Parent Guarantor, which owns all of the outstanding equity interests of the Issuer, and each of the Original Subsidiary Guarantors that is an English Guarantor pursuant to a Guarantee Agreement in substantially the form of Exhibit 1(b)(i) (each an “English Guarantee Agreement”), and (iii) each Subsidiary (each an “Additional Subsidiary Guarantor”) which, after the date of this Agreement, becomes a party hereto pursuant to a Joinder Agreement in substantially the form of Exhibit 1(b)(ii) (each a “Joinder Agreement”) and guarantees the Notes pursuant to such Joinder Agreement, an English Guarantee Agreement or a guarantee agreement in form and substance satisfactory to the Required Holders, but shall exclude at such time any Subsidiary theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.31.

2.                                      SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.                                      CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen (London) LLP, 41 Lothbury, London, England, at 10:00 A.M., local time, at a closing (the “Closing”) on June 15, 2011 or on such other Business Day thereafter on or prior to June 30, 2011 as may be agreed upon by the Obligors and the Purchasers. At the Closing the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least US$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to the account identified by the Issuer in the Funding Instructions (unless agreed by the Purchasers at least 5 Business Days prior to Closing, such account must be a bank account in a bank located in the United States and it being understood by the parties hereto that irrespective of the time of Closing no such wire can be initiated by a Purchaser until the opening of business in the United States for both such Purchaser and its bank). If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.                                      CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.                            Representations and Warranties.

The Major Representations shall be correct at the time of the Closing.

2

4.2.                            Performance; No Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.30(b)) no Major Default shall have occurred and be continuing. Nothing in this Section 4.2 operates as a waiver of any Event of Default or will affect the rights of the holders of Notes in respect of any outstanding Event of Default upon purchase of the Notes, irrespective of whether that Event of Default occurred prior to the purchase of Notes or not, and the holders of Notes may exercise all or any of their rights and remedies set out in this Agreement in respect of any continuing Event of Default upon purchase of the Notes (including without limitation their rights under Section 11.1).

4.3.                            Compliance Certificates.

(a)                                  Officer’s Certificates.    Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, in Agreed Form, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(b)                                 Secretary’s or Director’s Certificates.

(i)                                     Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a director or other appropriate person, dated the date of the Closing, certifying (A) as to the resolutions of the board of directors and shareholders of such Obligor attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note Documents to which it is a party, (B) constitutive documents of such Obligor (and in respect of each U.S. Obligor as certified by the applicable regulatory authority), and (C) to the incumbency and specimen signature of each person authorized by the resolutions referred to in clause (A) above to execute the Note Documents, all in Agreed Form.

(ii)                                  The Parent Guarantor shall have delivered to such Purchaser a certificate of a director, dated the date of the Closing:

(A)                              confirming that issuing or guaranteeing or securing, as appropriate, the Notes would not cause any borrowing, guarantee, Security or similar limit binding on the Parent Guarantor, the Issuer or any Original Subsidiary Guarantor to be exceeded;

(B)                                attaching thereto a copy of (1) each Transaction Security Document, (2) each notice required to be sent under the Transaction Security Documents, (3) all share certificates, transfers and stock transfer forms or equivalent (each duly executed by the relevant Obligor in blank) and other documents of title provided under the Transaction Security Documents and (4) the Bank Facilities Agreement and each other Finance Document (as defined in the Bank Facilities Agreement), all in Agreed Form, and certifying that (x) each such document copy is correct,

3

complete and in full force and effect and has not been amended, novated, supplemented, superseded or terminated as at the date of the Closing and (y) the commitments under the Bank Facilities Agreement are available to be drawn as at the date of the Closing;

(C)                                attaching thereto a copy of the Original Financial Statements of each Obligor and certifying that each such document copy is true;

(D)                               specifying each member of the Group which is a Dormant Subsidiary as at the date of Closing together with certified copies (certified by such director to be a true copy) of the last audited accounts of each such Dormant Subsidiary;

(E)                                 specifying each member of the Group which is a Material Company as at the date of Closing;

(F)                                 confirming that such the irrevocable prepayment notice in respect of the Existing Notes was served on or prior to the date falling five Business Days after the date of this Agreement; and

(G)                                confirming that, as a result of the sale of the Notes and the utilization of the facilities available under the Bank Facilities Agreement on the date of the Closing (or, in the case of the Bank Facilities Agreement, on the day immediately following the day of Closing), the Obligors have available to them a sum which is sufficient to repay the Existing Notes and the ABL Facility in full, and that such sum has been applied or will, simultaneously with the receipt of the proceeds of the Bank Facilities Agreement, be applied to repay the Existing Notes and the ABL Facility in full;

in Agreed Form.

4.4.                            Opinions of Counsel.

Such Purchaser shall have received opinions, dated the date of the Closing (a) from Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel for the Obligors, Dickson Minto W.S., English counsel for the Obligors, and Montalbano, Condon & Frank, P.C., New Jersey counsel for the Obligors, in the respective forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), in each case without any changes from such forms attached hereto unless such changes have been approved by the Purchasers (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Bingham McCutchen LLP and Bingham McCutchen (London) LLP, the Purchasers’ U.S. and English special counsel, respectively, in connection with such transactions, substantially in the respective forms set forth in Exhibits 4.4(b)(i) and 4.4(b)(ii), or with such changes approved by the Purchasers.

4

4.5.                            Purchase Permitted by Applicable Law, etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.                            Sale of Other Notes.

Contemporaneously with the Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.                            Payment of Special Counsel Fees.

Without limiting the provisions of Section 17.1, the Issuer shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

4.8.                            Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

4.9.                            Repayment of Existing Notes and ABL Facility.

Such Purchaser shall have received, in each case in Agreed Form:

(a)                                  Existing Notes —

(i)                                     On or before the date hereof, a copy of the irrevocable prepayment notices and related certificate in Agreed Form in respect of the Existing Notes signed by the Parent Guarantor, and

(ii)                                  evidence that the rating issued by Moody’s Investors Service Ltd. with respect to the Existing Notes shall have been extinguished; and

5

(b)                                 ABL Facility —

(i)                                     an executed copy of a lien termination agreement by and among the U.S. Obligors, Luxfer Group Limited and Bank of America, N.A., as security trustee, in respect of the ABL Facility, in Agreed Form and certified by a director of the Parent Guarantor as correct, complete and in full force and effect, and as not having been amended, novated, supplemented, superseded or terminated as at the date of the Closing,

(ii)                                  an executed copy of a Deed of Release between Bank of America N.A., as security trustee, and certain of the Obligors in respect of the ABL Facility, in Agreed Form and certified by a director of the Parent Guarantor as correct, complete and in full force and effect, and as not having been amended, novated, supplemented, superseded or terminated as at the date of the Closing, and

(iii)                               a copy of the cancellation notice served under the ABL Facility, certified by a director of the Parent Guarantor as correct, complete and in full force and effect.

4.10.                     English Guarantee Agreements.

The Parent Guarantor and each of the Original Subsidiary Guarantors that is an English Guarantor shall have entered into an English Guarantee Agreement and such Purchaser shall have received an original copy of such agreement and it shall be in full force and effect.

4.11.                     Intercreditor Deed.

Each of (a) the Parent Guarantor, the Issuer and the Original Subsidiary Guarantors, (b) the Bank Agent, (c) the Security Trustee, (d) Lloyds TSB Bank plc and Clydesdale Bank PLC (trading as Yorkshire Bank), as Arrangers, (e) the Bank Lenders, (f) Lloyds TSB Bank plc, Clydesdale Bank PLC (trading as Yorkshire Bank) and Bank of America, N.A., as Bilateral Lenders, and (g) the Purchasers shall have entered into the Intercreditor Deed, which shall be in the form set forth in Exhibit 4.11, and such Purchaser shall have received an original copy of the Intercreditor Deed and it shall be in full force and effect.

4.12.                     Transaction Security Documents.

(a)                                  Each Transaction Security Document shall have been duly executed by the parties thereto, shall be in Agreed Form and shall be in full force and effect, and the Purchasers shall have received one original of each such document.

(b)                                 Each notice required to be executed and sent under the Transaction Security Documents shall have been duly executed and shall be in Agreed Form.

(c)                                  Each share certificate, transfer and stock transfer form or equivalent (each duly executed by the relevant Obligor in blank) in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title required

6

to be provided under the Transaction Security Documents shall have been provided to the applicable party in accordance with the terms of the applicable Transaction Security Document.

(d)                                 Such Purchaser shall have received evidence of the completion of all other actions, recordings and filings of or with respect to the Transaction Security Documents that such Purchaser may deem necessary or desirable in order to perfect the Securities created thereby to the extent required under the Debenture, the U.S. Security Agreement and the U.S. Share Pledge Agreement.

4.13.                     Insurance.

Such Purchaser shall have received a letter from Marsh Ltd, as insurance broker for the Group, dated no earlier than the date of the Closing, listing the insurance policies of the Group and confirming that they are on risk and that the insurance for the Group at the date of the Closing covers appropriate risks for the business carried out by the Group and that such insurance complies with the terms of the Note Documents.

4.14.                     Security Searches and Releases.

(a)                                  Security Searches. Such Purchaser shall have received copies of the results of the following searches dated within one week of the Closing:

(i)                                     a search at the Companies Court at the Royal Courts of Justice in London and at Companies House as at the date of Closing revealing no adverse entries against the Parent Guarantor, the Issuer or any Original Subsidiary Guarantor, and

(ii)                                  a Uniform Commercial Code search of the Secretary of State (or equivalent recording office) of the state of incorporation of each U.S. Obligor revealing no existing liens that do not constitute Permitted Security.

(b)                                 Security Releases. Such Purchaser shall have received copies of:

(i)                                     releases in Agreed Form of any existing liens appearing on the results of the Uniform Commercial Code searches referred to in paragraph (a)(ii) above that do not constitute Permitted Security (other than Permitted Security identified in paragraph (h) of the definition of such term), and

(ii)                                  such release documents as are necessary to discharge and release all existing Security granted by each member of the Group other than Security falling within paragraphs (a) through (g), inclusive, of the definition of Permitted Security, and such release documents shall be in form and substance satisfactory to such Purchaser.

4.15.                     Base Case Model.

Such Purchaser shall have received a copy of the Base Case Model.

7

4.16.                     [Reserved].

4.17.                     Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions (the “Funding Instructions”) signed by a Responsible Officer on letterhead of the Issuer designating the bank account for payment of the purchase price of the Notes in accordance with Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.18.                     Payment of Structuring Fee; Delayed Delivery Fee.

(a)                                  Structuring Fee. Without limiting the provisions of Section 16.1, the Issuer shall have paid to such Purchaser on or before the Closing, in immediately available funds, such Purchaser’s pro rata share of a fee in the aggregate amount of US$812,500 in consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement and the other Note Documents.

(b)                                 Delayed Delivery Fee. In the event that the Closing does not occur on or before June 15, 2011, the Issuer shall pay on the date of the Closing the Delayed Delivery Fee (as defined in the Commitment Letter) in accordance with the terms of the Commitment Letter.

4.19.                     Funds Flow Statement.

Such Purchaser shall have received prior to the date of the Closing the Funds Flow Statement.

4.20.                     Hedging Letter.

Such Purchaser shall have received a hedging strategy letter (the “Hedging Letter”) in favor of the Purchasers in the form set forth in Exhibit 4.20.

4.21.                     Perfection Certificates.

Such Purchaser shall have received a perfection certificate with respect to each U.S. Obligor, which shall be executed by such U.S. Obligor and shall be in form and substance as previously provided to the Security Trustee or in form and substance satisfactory to the Purchasers (acting reasonably).

4.22.                     Cross Receipt.

Such Purchaser shall have received a cross receipt with respect to the Purchasers’ receipt of the Notes and the Issuer’s receipt of payment in full for the Notes, which shall be executed by the Issuer and shall be in Agreed Form.

8

4.23.                     Foreign Corrupt Practices Act Letter.

Such Purchaser shall have received a copy of a letter from the Purchasers to the Bank Agent with respect to U.S. and non-U.S. anti-bribery and anti-corruption laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, which shall be executed by the Bank Agent and in Agreed Form.

4.24.                     Bank Facilities Agreement.

Each Purchaser shall have received an acknowledgement of the Bank Agent that (a) it has received an irrevocable Utilization Request (as defined in the Bank Facilities Agreement) requesting funds under the Facilities (as defined in the Bank Facilities Agreement) in an amount equal to or greater than the amount required from such Facilities pursuant to the Funds Flow Statement and (b) all conditions precedent to such Utilization Request have been satisfied.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor jointly and severally represents and warrants to each Purchaser that, as of the date of this Agreement and as of the date of the Closing:

5.1.                            Status.

(a)                                  It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

5.2.                            Binding Obligations.

Subject to the Legal Reservations:

(a)                                  the obligations expressed to be assumed by it in each Note Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of Section 5.2(a)), each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is valid and effective.

5.3.                            Non-conflict with Other Obligations.

The entry into and performance by it of, and the transactions contemplated by, the Note Documents and the granting of the Transaction Security do not and will not conflict with:

9

(a)                                  any law or regulation applicable to it;

(b)                                 the constitutional documents of any member of the Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument unless such conflict, default or termination event would not have or is not reasonably likely to have a Material Adverse Effect.

5.4.                            Power and Authority.

(a)                                  It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Note Documents to which it is or will be a party and the transactions contemplated by such Note Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Note Documents to which it is a party.

5.5.                            Validity and Admissibility in Evidence.

(a)                                  All Authorizations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Note Documents to which it is a party including, without limitation, any Authorizations required in connection with the obtaining of U.S. Dollars to make payments under this Agreement or the Notes and the payment of such U.S. Dollars to Persons resident in the United States of America; and

(ii)                                  to make the Note Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorization referred to in Section 5.8.

(b)                                 All Authorizations necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorizations has or is reasonably likely to have a Material Adverse Effect.

5.6.                            Governing Law and Enforcement.

(a)                                  The choice of governing law of the Note Documents will be recognized and enforced in its Relevant Jurisdictions.

10

(b)                                 Any judgment obtained in relation to a Note Document in the jurisdiction of the governing law of that Note Document will be recognized and enforced in its Relevant Jurisdictions.

5.7.                            Insolvency.

(a)                                  No:

(i)                                     corporate action, legal proceeding or other procedure or step described in Section 10(g)(i); or

(ii)                                  creditors’ process described in Section 10(h),

has been taken or, so far as it is aware, threatened in relation to a member of the Group.

(b)                                 No corporate action, legal proceeding or other procedure or step described in Section 10(g)(ii) has been taken or, so far as it is aware, threatened in relation to the Issuer or any other member of the Group incorporated in the United States of America.

(c)                                  None of the circumstances described in Section 10(f) applies to a member of the Group.

5.8.                            No Filing or Stamp Taxes.

Under the laws of its Relevant Jurisdiction it is not necessary that the Note Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Note Documents or the transactions contemplated by the Note Documents except for those registrations specifically set out in any legal opinion delivered to the Purchasers pursuant to Section 4.4.

5.9.                            Deduction of Tax.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or any political subdivision thereof will be incurred by any Obligor or any holder of a Note as a result of the execution or delivery of any Note Document and no deduction or withholding in respect of Taxes imposed by or for the account of the United Kingdom or, to the knowledge of the Obligors, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under any Note Document except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United Kingdom arising out of circumstances described in clause (a), (b) or (c) of Section 12.

5.10.                     No Default.

(a)                                  No Default or Event of Default is continuing or is reasonably likely to result from the issuance of the Notes or the entry into, the performance of, or any transaction contemplated by, any Note Document.

11

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

5.11.                     No Misleading Information.

(a)                                  All factual information contained in the Note Documents and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.11, the Original Financial Statements and the Information Memorandum (the Note Documents, such documents, certificates or other writings, the Original Financial Statements and the Information Memorandum delivered to each Purchaser prior to the date of this Agreement being referred to, collectively, as the “Disclosure Documents”) was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)                                 The Base Case Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements of the Parent Guarantor, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Parent Guarantor.

(c)                                  Any financial projection or forecast contained in the Disclosure Documents has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration (it being acknowledged by the Purchasers that financial projections or forecasts are subject to uncertainties and contingencies and no representation or warranty is given that such financial projections or forecasts will be realized).

(d)                                 The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Disclosure Documents were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(e)                                  No event or circumstance has occurred or arisen and no information has been omitted from the Disclosure Documents and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Disclosure Documents being untrue or misleading in any material respect.

(f)                                    All material information provided to a Purchaser by or on behalf of the Group on or before the date of the Closing and not superseded before that date (whether

12

or not contained in the Disclosure Documents) is accurate and not misleading in any material respect and all projections provided to any Purchaser on or before the date of the Closing have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(g)                                 All other written information provided by any Obligor to a Purchaser was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

5.12.                     Original Financial Statements.

(a)                                  Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)                                 Its unaudited Original Financial Statements fairly represent its financial condition and results of operations for the relevant period in accordance with the basis of preparation and Accounting Principles unless expressly disclosed to the Purchasers in writing to the contrary prior to the date of this Agreement.

(c)                                  Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year.

(d)                                 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since December 31, 2010.

(e)                                  The Original Financial Statements of the Parent Guarantor do not consolidate the results, assets or liabilities of any Person or business which does not form part of the Group (other than in respect of any joint venture) as at the date of the Closing.

5.13.                     No Proceedings Pending or Threatened.

(a)                                  No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to result in liabilities to it or any of its Subsidiaries (whether actual or contingent) which has or is reasonably likely to have a Material Adverse Effect have (so far as it is aware) been started or threatened against it or any of its Subsidiaries.

(b)                                 No labor disputes are current or, so far as it is aware, threatened against any member of the Group which have or are reasonably likely to result in liabilities to it or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

5.14.                     No Breach of Laws.

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

13

5.15.                     Environmental Laws.

(a)                                  It and each of its Subsidiaries is in compliance with Section 9.4 and, so far as it is aware, no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to result in a Material Adverse Effect.

(b)                                 No Environmental Claim has been commenced or, so far as it is aware, is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to result in a Material Adverse Effect.

(c)                                  The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is, so far as it is aware, adequately provided for in the Base Case Model.

5.16.                     Taxation.

(a)                                  It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group which would have or is reasonably likely to have a Material Adverse Effect.

(c)                                  It is resident for Tax purposes only in the jurisdiction of its incorporation.

5.17.                     Security and Financial Indebtedness.

(a)                                  No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)                                 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

5.18.                     Ranking.

(a)                                  The Obligors’ payment obligations under the Note Documents will rank at least pari passu, without preference or priority, with the Obligors’ payment obligations under the Bank Facilities Agreement and the other Finance Documents (as defined in the Bank Facilities Agreement).

(b)                                 Any unsecured and unsubordinated claims of a holder against any Obligor under the Note Documents will rank at least pari passu with the claims of all of such Obligor’s other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

14

(c)                                  As at the date of the Closing, the Transaction Security has first ranking priority and it is not subject to any prior ranking or pari passu ranking Security other than Permitted Security.

5.19.                     Good Title to Assets.

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets necessary to carry on its business as presently conducted.

5.20.                     Legal and Beneficial Ownership.

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

5.21.                     Shares.

(a)                                  The shares of any member of the Group which are subject to the Transaction Security are fully paid.

(b)                                 The shares of any member of the Group which are subject to the Transaction Security are not subject to any option to purchase or similar rights.

(c)                                  The constitutional documents of the companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

(d)                                 There are no agreements in force which provide for the issue, allotment or transfer of, or grant any Person the right to call for the issue, allotment or transfer of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than pursuant to the Share Option Documents.

5.22.                     Intellectual Property.

It and each of its Subsidiaries:

(a)                                  is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Base Case Model and where the Intellectual Property is licensed to it, that license has not been breached in any material respect or terminated by any party;

(b)                                 does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

15

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it which is required by it in order to carry on its business as it is being conducted and as contemplated in the Base Case Model.

5.23.                     Group Structure Chart.

(a)                                  The group structure chart contained in Schedule 5.23 (the “Group Structure Chart”) is true, complete and accurate in all material respects and shows, as of the date of this Agreement and the date of the Closing, each member of the Group, including current name and company registration number, and its jurisdiction of incorporation and/or establishment.

(b)                                 No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Bank Facilities Agreement, the Existing Notes, the ABL Facility and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor, the Issuer or any of their respective Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.24.                     Obligors.

(a)                                  Each Subsidiary of the Parent Guarantor incorporated in the United Kingdom (other than a Dormant Subsidiary, LGL 1996 Limited and Biggleswick Limited) and each Material Company (other than the French Subsidiary and the Czech Subsidiary) incorporated in any other jurisdiction is an Obligor on the date of the Closing.

(b)                                 The aggregate:

(i)                                     earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors on the date of the Closing (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 80% of EBITA of the Group; and

(ii)                                  gross assets of the Obligors on the date of the Closing (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 80% of the consolidated gross assets of the Group.

5.25.                     Accounting Reference Date.

The Accounting Reference Date of each member of the Group is December 31.

16

5.26.                     Centre of Main Interests and Establishments.

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

5.27.                     Dormant Companies.

There are no Dormant Subsidiaries other than:

(a)                                  BAL 1996 Limited; and

(b)                                 Mel Chemicals China Limited.

5.28.                     Pensions.

(a)                                  Except for the Defined Benefit Schemes:

(i)                                     neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and

(ii)                                  neither it nor any of its Subsidiaries is or has at any time been connected with or an associate of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

(b)                                 The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of each Obligor’s most recently ended Financial Year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities determined as of such date by more than £20,000,000 (or its equivalent).

5.29.                     No Adverse Consequences.

(a)                                  It is not necessary under the laws of its Relevant Jurisdictions:

(i)                                     in order to enable any holder to enforce its rights under any Note Document; or

(ii)                                  by reason of the execution of any Note Document or the performance by it of its obligations under any Note Document,

that any Purchaser or other holder should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

17

(b)                                 No Purchaser or other holder is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Note Document.

5.30.                     U.S. Regulations.

(a)                                  Employee Benefit Plans

(i)                                     No Obligor or ERISA Affiliate has incurred at any time within the last six years or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of section 515 of ERISA or pursuant to section 4201, 4204 or 4212(c) of ERISA.

(ii)                                  Each Employee Plan complies in form and operation in all material respects with ERISA, the Internal Revenue Code and all other applicable laws and regulations.

(iii)                               The present value of the aggregate benefit liabilities under each of the Employee Plans (other than any Multiemployer Plan), determined as of the end of such plan’s most recently ended plan year on the basis of the actuarial methods and assumptions specified for funding purposes in such plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities by more than US$9,000,000 (or its equivalent) in the case of any single Employee Plan and by more than US$10,500,000 (or its equivalent) in the aggregate for all Employee Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iv)                              There is (to the best of each Obligor’s and ERISA Affiliate’s knowledge and belief) no litigation, arbitration, administrative proceeding or claim pending or threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected have a Material Adverse Effect.

(v)                                 Within the last six years each Obligor and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that Plan and any contract or agreement requiring contributions to that Plan.

(vi)                              No Obligor or ERISA Affiliate has ceased operations at a facility so as to be subject to the provisions of section 4062(e) of ERISA, withdrawn as a substantial employer so as to be subject to the provisions of section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

18

(vii)                           No Obligor or ERISA Affiliate has incurred any material liability to the PBGC, which remains outstanding or could reasonably be expected to incur any material liability to the PBGC.

(viii)                        No ERISA Event has occurred or, as at the date of this Agreement, is reasonably likely to occur that could reasonably be expected to have a Material Adverse Effect.

(ix)                                The execution and delivery of this Agreement and the other Note Documents and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Internal Revenue Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.30(a)(x) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(b)                                 Margin Regulations

The Issuer will apply the proceeds of the sale of the Notes to repay the Existing Notes on the day immediately following the day of Closing in accordance with the Funds Flow Statement and, to the extent any proceeds are not necessary for the repayment of the Existing Notes, for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Group and none of the Obligors has any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

(c)                                  Other U.S. Regulation

No Obligor or any Affiliate of an Obligor is:

(i)                                     a public utility within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920,

(ii)                                  an investment company or a company controlled by an investment company within the meaning of the United States Investment Company Act of 1940,

(iii)                               subject to regulation under the ICC Termination Act of 1995, as amended, or

19

(iv)                              subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(d)                                 Foreign Assets Control Regulations, etc.

No Obligor or any of its Subsidiaries or any of its Affiliates or Holding Companies, or to its knowledge any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Notes or any other Note Document:

(i)                                     is in violation of any Anti-Terrorism Law,

(ii)                                  is in violation of the OFAC Sanctions Regulations,

(iii)                               is a Designated Person, or

(iv)                              is a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, any Designated Person, any Person that is otherwise a sanctions target of the U.S. government, or any government of a country subject to the OFAC Sanctions Regulations (each Designated Person and each other Person described in this clause (v) is a “Blocked Person”).

5.31.                     Sanctions.

The Parent Guarantor represents that neither the Parent Guarantor nor any member of the Group (collectively for the purpose of this clause only, the “Company”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company is a Person currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, would result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

5.32.                     Private Offering.

None of the Obligors nor anyone acting on their behalf has offered the Notes, the Unconditional Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Unconditional Guarantee at a private sale for investment. Subject to the Purchasers’ representations and warranties in Section 6, none of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Unconditional Guarantee to the

20

registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

6.                                      REPRESENTATIONS OF THE PURCHASERS.

6.1.                            Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution or resale thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act or any state or other securities law, that the Notes are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and that the Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities Act. Each Purchaser represents that (a) it is a sophisticated institutional investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes, (b) it has been furnished with or has had access to the information it has requested from the Issuer and its Affiliates and has had an opportunity to discuss with the management of the Issuer and its Affiliates the business and financial affairs of the Issuer and its Subsidiaries and (c) it must bear the economic risk of its investment in the Notes for an indefinite period of time because the Notes will not be registered under the Securities Act or any applicable state securities laws.

6.2.                            Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a)                                  the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

21

(b)                                 the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM, Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d) of the INHAM Exemption) owns a 10% or more interest in the Issuer (as determined under Part IV(d) of the INHAM Exemption, as amended effective April 1, 2011) and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)                                    the Source is a governmental plan; or

(g)                                 the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

22

(h)                                 the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.                                      INFORMATION AS TO THE OBLIGORS.

7.1.                            Financial and Business Information.

The Parent Guarantor shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)                                  Monthly Statements — promptly after the same are available and in any event within 45 days after the end of each calendar month, a duplicate copy of the Parent Guarantor’s management financial statements on a consolidated basis for that calendar month and for the Financial Year to date, which statements shall be substantially in the form of the monthly management accounts supplied by the Parent Guarantor to the Purchasers pursuant to Section 4.3(b);

(b)                                 Annual Statements — promptly after the same are available and in any event within 180 days after the end of each Financial Year, a duplicate copy of

(i)                                     its audited consolidated profit and loss accounts, balance sheets and cashflow statements for that Financial Year, and

(ii)                                  the consolidated profit and loss accounts, balance sheets and cashflow statements (consolidated if appropriate) of each other Obligor (audited where required under the Relevant Jurisdiction) for that Financial Year, setting forth in each case in comparative form the figures for the previous Financial Year, all in reasonable detail, prepared by the Group’s Auditors in accordance with Accounting Principles, and accompanied by an opinion thereon of the Group’s Auditors, which opinion shall state that such financial statements give a true and fair view of the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with Accounting Principles, and that the examination of the Group’s Auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)                                  SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Parent Guarantor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing

23

availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)                                 Notice of Default or Event of Default — promptly after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

(e)                                  ERISA —

(i)                                     promptly upon a request by any holder, deliver to such holder copies of the Annual Report (IRS form 5500 Series) together with all schedules and documentation reasonably requested by such holder with respect to each Employee Plan; and

(ii)                                  within twenty-one Business Days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or, in the case of any ERISA Event which requires advance notice under section 4043(b) of ERISA, will occur, deliver to the holders a statement signed by a director, member or officer of the Parent Guarantor or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(f)                                    Budget — as soon as it becomes available but in any event before the start of each Financial Year, an annual Budget for that Financial Year, which Budget shall be in a form acceptable to the Required Holders and shall:

(i)                                     include a projected consolidated profit and loss, balance sheet and cashflow statement for each principal division of the Group; and

(ii)                                  include projected financial covenant calculations for such Financial Year;

(iii)                               be prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Sections 7.1(a) and 7.1(b); and

(iv)                              have been approved by the board of directors of the Parent Guarantor;

(g)                                 Litigation — promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would

24

involve a liability, or a potential or alleged liability, exceeding £1,000,000 (or its equivalent in other currencies);

(h)                                 Parent Guarantor — promptly upon the reasonable request of any holder, information regarding any changes to the main board or the executive board of the Parent Guarantor and an up to date copy of its register of members (or equivalent in its jurisdiction of incorporation) (provided that the Parent Guarantor shall not be required to provide a copy of its register of members to any one holder more frequently than twice in any Financial Year unless such holder requires the register of members for know your customer requirements and/or if such holder suspects that there has been a Change of Control); and

(i)                                     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of the Obligors to perform their obligations under any Note Document or the ability of the Issuer to perform its obligations under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Obligors explaining the Parent Guarantor’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.                            Other Requirements as to Financial Statements; Officer’s Certificate.

(a)                                  Each set of Annual Financial Statements delivered to a holder of Notes pursuant to Section 7.1(b) shall be accompanied by any letter addressed to the management of the relevant company (to the extent the Parent Guarantor receives such a letter) by the auditors accompanying those Annual Financial Statements.

(b)                                 Each set of Monthly Financial Statements delivered to a holder of Notes pursuant to Section 7.1(a) shall be accompanied by a commentary from a Senior Financial Officer of the Parent Guarantor comparing actual performance for the period to which such Monthly Financial Statements relate to (i) the projected performance for that period set out in the Budget and (ii) the actual performance for the corresponding period in the preceding Financial Year.

(c)                                  Each set of Quarterly Financial Statements and each set of Annual Financial Statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a Compliance Certificate.

7.3.                            Access.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group shall) permit the representatives of each holder of Notes that is an Institutional Investor:

(a)                                  No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of any member of the Group, to discuss the affairs, finances and accounts of the Group with such Group member’s officers, and (with the consent of such

25

member, which consent will not be unreasonably withheld) to visit the other offices and properties of the Group, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Group, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the Group members’ respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Group), all at such times and as often as may be requested.

7.4.                            Limitation on Disclosure Obligation.

The Obligors shall not be required to disclose the following information pursuant to Section 7.1(d), 7.1(i) or 7.3:

(a)                                  information that the applicable Obligor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)                                 information that, notwithstanding the confidentiality requirements of Section 21, the applicable Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the applicable Obligor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the applicable Obligor) relied upon as to any requested information that the applicable Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.                                      PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.                            Maturity.

As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

26

8.2.                            Optional Prepayments with Make-Whole Amount.

The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than US$1,000,000 (and in integrals of US$500,000) in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Prior to the date that is three Business Days before the prepayment date specified in a prepayment notice delivered pursuant to this Section 8.2, by written notice to each holder of Notes, the Issuer may revoke such notice of prepayment or postpone the prepayment date specified therein to a later date specified in such written notice; provided, however, the Issuer may revoke a notice of prepayment or postpone the prepayment date specified therein only in the event that the Issuer has notified the holders of Notes that it intends to make such prepayment using the proceeds of the incurrence of Financial Indebtedness under a financing facility that is not currently in effect and such refinancing fails to close or, in the case of a postponement of the prepayment date only, the closing of such refinancing is postponed to a date falling after the prepayment date specified in such notice.

8.3.                            Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.                            Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

27

8.5.                            Purchase of Notes.

The Obligors will not and will not permit any of their respective Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Issuer will promptly cancel all Notes acquired by any Obligor or any Affiliate of an Obligor pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.                            Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Make-Whole Amount for any purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by

28

(a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

8.7.                            Change of Control Prepayment.

(a)                                  Within 15 days following the date upon which a Responsible Officer of any Obligor first has actual knowledge of a Change of Control, the Issuer shall give written notice of such Change of Control (a “Change of Control Notice”) to each holder of a Note, which Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders of Notes hereunder, (iii) contain an offer to prepay on a date, which shall be no more than 60 days and not less than 30 days after the date of such Change of Control Notice, the entire unpaid principal amount of the Notes held by such holder, together with interest thereon to the prepayment date, if any, with respect to each Note prepaid (showing in such offer the amount of interest which would be paid on such prepayment date together with specific information as to how such estimated amount was calculated), and (iv) request such holder to notify the Issuer in writing by a stated date (a “Response Date”), which date is not less than 10 days prior to the prepayment date and not less than 20 days after such holder’s receipt of the Change of Control Notice, of its acceptance or rejection of such prepayment offer. If a holder does not notify the Issuer on or before the Response Date specified in the Change of Control Notice of such

29

holder’s acceptance of the prepayment offer contained therein, then the holder shall be deemed to have rejected such offer.

(b)                                 On the prepayment date specified in the Change of Control Notice, the entire unpaid principal amount of the Notes held by each holder of a Note who has accepted such prepayment offer, together with accrued and unpaid interest thereon to the prepayment date shall become due and payable.

(c)                                  To the extent they may legally do so (including without breaching any confidentiality undertaking) the Obligors will promptly provide any holder of a Note with all information in their possession which such holder may reasonably request in order to enable such holder to evaluate the effect of a Change of Control on such holder’s investment in the Notes.

8.8.                            Disposal and Insurance Prepayments.

(a)                                  Notice and Offer. In the event that any member of the Group receives any Disposal Proceeds or any Insurance Proceeds, the Issuer shall give written notice thereof to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (a “Disposal Prepayment Offer” or “ Insurance Prepayment Offer”, respectively) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of such Disposal Proceeds or Insurance Proceeds on a date specified in such notice (the “Disposal Prepayment Date” or “Insurance Prepayment Date”, respectively) that is not less than 30 days and not more than 60 days after the date of such notice. If such prepayment date shall not be specified in such notice, the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, shall be the 45th day after the date of such notice.

(b)                                 Acceptance; Rejection.

(i)                                     Disposal Prepayment Offer. The failure of a holder of a Note to respond to a Disposal Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute an acceptance of the Disposal Prepayment Offer with respect to such Note. A holder may reject a Disposal Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its rejection to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(ii)                                  Insurance Prepayment Offer. The failure of a holder of a Note to respond to an Insurance Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Insurance Prepayment Offer with respect to such Note. To accept an Insurance Prepayment Offer, a holder shall cause a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

30

(c)                                  Prepayment.

(i)                                     Disposal Prepayment Offer. Once accepted by a holder of a Note, a prepayment in respect of a Disposal Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Disposal Proceeds) shall be due and payable on the Disposal Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, plus the Make-Whole Amount determined for the Disposal Prepayment Date with respect to such principal amount, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date. On the Business Day preceding the Disposal Prepayment Date, the Issuer shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Disposal Prepayment Date.

(ii)                                  Insurance Prepayment Offer. Once accepted by a holder of a Note, a prepayment in respect of an Insurance Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Insurance Proceeds) shall be due and payable on the Insurance Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Insurance Prepayment Date. The prepayment shall be made on the Insurance Prepayment Date.

(d)                                 Other Terms. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Parent Guarantor and dated the date of such offer, specifying (i) the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, (ii) the amount of the relevant Disposal Proceeds or Insurance Proceeds, (iii) that such offer is being made pursuant to this Section 8.8, (iv) the principal amount of each Note offered to be prepaid, (v) with respect to a prepayment pursuant to a Disposal Prepayment Offer, the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such certificate were the Disposal Prepayment Date), setting forth the details of such computation, (vi) the interest that would be due on each Note offered to be prepaid, accrued to the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, and (vii) in reasonable detail, the nature of such Disposal or relevant insurance claim and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer. For the avoidance of doubt, any Disposal giving rise to an Event of Default under any provision of this Agreement shall not be deemed to be permitted, and such Event of Default shall not be deemed to be waived by any holder, by reason of any holder’s acceptance or rejection of a Disposal Prepayment Offer in respect of such Disposal or any payment in connection therewith.

(e)                                  Intercreditor Deed. Any payments under this Section 8.8 shall be made subject to and in accordance with the provisions of the Intercreditor Deed.

31

9.                                      COVENANTS.

Each Obligor covenants that, at all times on and after the date of this Agreement until no Notes are outstanding:

9.1.                            Financial Covenants.

(a)                                  Financial Condition.

(i)                                     Debt Service Cover. The Parent Guarantor shall ensure that Debt Service Cover in respect of any Relevant Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Relevant Period:

Column 1	Column 2
Relevant Period	Ratio

Relevant Period ending September 30, 2011	1.25:1

Relevant Period ending December 31, 2011	1.25:1

Thereafter each Relevant Period ending on a Quarter Date	1.50:1

(ii)                                  Cash Service Cover. The Parent Guarantor shall ensure that Cash Service Cover in respect of any Relevant Period shall not be less than 1.20:1.

(iii)                               Interest Cover. The Parent Guarantor shall ensure that Interest Cover in respect of any Relevant Period shall not be less than 4.0:1.

(iv)                              Leverage. The Parent Guarantor shall ensure that Leverage in respect of any Relevant Period shall not exceed 3.0:1.

(b)                                 Financial testing.

(i)                                     The financial covenants set out in Section 9.1(a) shall be calculated in accordance with the Accounting Principles and tested by reference to:

(A)                              the Annual Financial Statements; and

(B)                                the Quarterly Financial Statements for the Relevant Period.

(ii)                                  If in respect of any period there is a discrepancy between the information set out in the Quarterly Financial Statements for such period and that set out in the Annual Financial Statements for such period, the information in the Annual Financial Statements shall prevail.

(iii)                               In respect of any Relevant Period, the exchange rate used to calculate Total Net Debt shall be the Average Exchange Rate for that Relevant Period.

32

(iv)                              Any breach of Section 9.1(a)(ii) (Cash Service Cover) shall not be a Default or an Event of Default. If a breach of Section 9.1(a)(ii) (Cash Service Cover) occurs, the Parent Guarantor shall (and shall procure that each member of the Group shall (if the Required Holders so request)) attend a meeting with the holders to discuss and explain the causes of such breach and shall provide such further information as the holders may require.

9.2.                            Authorizations.

Each Obligor shall promptly:

(a)                                  obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the holders of,

any Authorization required under any law or regulation of a Relevant Jurisdiction to:

(i)                                     enable it to perform its obligations under the Note Documents;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Note Document; and

(iii)                               carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

9.3.                            Compliance with Laws.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

9.4.                            Environmental Compliance.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will):

(a)                                  comply with all Environmental Law;

(b)                                 obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)                                  implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

33

9.5.                            Environmental Claims.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) promptly upon becoming aware of the same, inform the holders in writing of:

(a)                                  any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)                                 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

9.6.                            Taxation.

(a)                                  Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                     such payment is being contested in good faith;

(ii)                                  adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the holders under Section 7.1(a) or 7.1(b); and

(iii)                               such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)                                 No Obligor may change its residence for Tax purposes.

9.7.                            Merger.

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the prior written consent of the Required Holders (such consent not to be unreasonably withheld or delayed).

9.8.                            Change of Business.

The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

9.9.                            Acquisitions.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will):

34

(i)                                     acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)                                 Section 9.9(a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition.

9.10.                     Joint Ventures.

No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will):

(a)                                  enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)                                 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

Sections 9.10(a) and 9.10(b) above do not apply to any Joint Venture with is a Permitted Joint Venture.

9.11.                     Preservation of Assets.

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

9.12.                     Pari Passu Ranking.

(a)                                  Each Obligor shall ensure that at all times its payment obligations under the Note Documents will rank at least pari passu, without preference or priority, with its payment obligations under the Bank Facilities Agreement and the other Bank Documents and any Permitted Refinancing Agreement and any other Permitted Refinancing Documents.

(b)                                 Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) ensure that at all times any unsecured and unsubordinated claims of a holder against it under the Note Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

9.13.                     Negative Pledge.

In this Agreement, “Quasi-Security” means an arrangement or transaction described in Section 9.13(b).

35

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Section 9.13(a) and 9.13(b) do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

9.14.                     Disposals.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Section 9.14(a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)                                     a Permitted Disposal; or

(ii)                                  a Permitted Transaction.

9.15.                     Arm’s Length Basis.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure no member of the Group will) enter into any transaction with any Person except on arm’s length terms and for full market value.

(b)                                 Section 9.15(a) does not apply to:

(i)                                     intra-Group loans permitted under Section 9.16;

36

(ii)                                  fees, costs and expenses payable under the Note Documents or under the Bank Documents in the amounts set out in the Bank Documents delivered to the Purchasers under Section 4 or agreed by the Required Holders;

(iii)                               any Permitted Transaction; or

(iv)                              the sale and/or licensing by Revere Graphics Worldwide of certain Intellectual Property for a nominal amount to a third party as approved by the U.S. Federal Trade Commission as set out in the Disclosure Documents.

9.16.                     Loans or Credit.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)                                 Section 9.16(a) does not apply to a Permitted Loan.

9.17.                     No Guarantees or Indemnities.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any Person.

(b)                                 Section 9.17(a) does not apply to a Permitted Guarantee.

9.18.                     Dividends and Share Redemption.

(a)                                  Except as permitted under the Intercreditor Deed, the Parent Guarantor shall not (and the Parent Guarantor shall ensure that no member of the Group will):

(i)                                     declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)                                  repay or distribute any dividend or share premium reserve;

(iii)                               pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent Guarantor; or

(iv)                              redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)                                 Section 9.18(a) does not apply to a Permitted Distribution.

37

9.19.                     Bank Facilities Agreement.

Except as permitted under the Intercreditor Deed, the Parent Guarantor shall not (and will ensure that no other member of the Group will):

(a)                                  repay or prepay any principal amount (or capitalized interest) outstanding under the Bank Facilities Agreement or any Permitted Refinancing Agreement; or

(b)                                 pay any interest, fee or charge accrued or due under the Bank Documents or any Permitted Refinancing Documents.

9.20.                     Financial Indebtedness.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)                                 Clause 9.20(a) does not apply to Permitted Financial Indebtedness.

9.21.                     Share Capital.

(a)                                  No Obligor shall (and the Parent Guarantor shall ensure no member of the Group will) issue any shares.

(b)                                 Section 9.21(a) does not apply to a Permitted Share Issue.

9.22.                     Insurance.

(a)                                  Each Obligor shall effect and maintain, in a form and amount such insurance on and in respect of its business and its assets as a prudent company carrying on the same or substantially similar business as such Obligor would effect.

(b)                                 The Parent Guarantor shall within 10 Business Days of each anniversary of the date of this Agreement provide to the Security Trustee either:

(i)                                     copies of each insurance policy in which that Obligor has an interest; or

(ii)                                  a letter from an insurance broker confirming the requirements of Section 9.22(a) are being compiled with.

9.23.                     Pensions.

(a)                                  The Parent Guarantor shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees are funded in accordance with the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement

38

of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)                                 Except for the Defined Benefit Schemes, the Parent Guarantor shall ensure that no member of the Group is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or connected with or an associate of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

(c)                                  If requested by any holder, the Parent Guarantor shall deliver to such holder at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent Guarantor), the actuarial reports in relation to all pension schemes mentioned in Section 9.23(a).

(d)                                 The Parent Guarantor shall promptly notify the holders of any material change in the rate of contributions to any pension schemes mentioned in Section 9.23(a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(e)                                  Each Obligor shall as soon as it becomes aware of it immediately notify the holders of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

(f)                                    Each Obligor shall immediately notify the holders if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

9.24.                     Intellectual Property.

Each Obligor shall:

(a)                                  preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Obligor;

(b)                                 use reasonable endeavors to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and Taxes necessary to maintain the Intellectual Property that the relevant Obligor is required to maintain under Section 9.24(a) above in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Obligor to use such property; and

39

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of Sections 9.24(a) and 9.24(b) or, in the case of Sections 9.24(d) and 9.24(e), such use, permission to use, omission or discontinuation is reasonably likely to have a Material Adverse Effect.

9.25.                     Transaction Documents.

(a)                                  No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Purchasers pursuant to Section 4 or enter into any agreement with any shareholders of the Parent Guarantor or any of their Affiliates which is not a member of the Group except in writing:

(i)                                     in accordance with the provisions of Section 18.1;

(ii)                                  to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is permitted by the Intercreditor Deed;

(iii)                               prior to or on the date of Closing, with the prior written consent of the Purchasers;

(iv)                              after the date of Closing in respect of the Bank Documents, in a way which:

(A)                              could not be reasonably expected materially and adversely to affect the interests of the holders; and

(B)                                would not change the date, amount or method of payment of interest or principal payable under the Bank Facilities Agreement; or

(v)                                 in respect of any Permitted Refinancing Documents, in a way which:

(A)                              could not be reasonably expected materially and adversely to affect the interests of the holders; and

(B)                                would not change the date, amount or method of payment of interest or principal payable under any Permitted Refinancing Agreement.

(b)                                 The Issuer shall promptly supply to the holders a copy of any document relating to any of the matters referred to in Sections 9.25(a)(i) to 9.25(a)(v), inclusive, above.

(c)                                  Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) comply with the material terms of all Transaction Documents to which it is party.

40

9.26.                     Financial Assistance.

Any Obligor which is incorporated in any jurisdiction other than England and Wales shall comply with any law or regulation on financial assistance or its equivalent in that jurisdiction.

9.27.                     Group Bank Accounts.

Each Obligor shall ensure that, within three months of the date of Closing all its bank accounts in the United Kingdom or the United States of America (other than Excluded Deposit Accounts) shall be opened and maintained with a Finance Party (as defined in the Bank Facilities Agreement) or any lender party to any Permitted Refinancing Agreement or an Affiliate thereof and are subject to valid Security under the Transaction Security Documents.

9.28.                     Treasury Transactions.

No Obligor shall (and the Parent Guarantor will ensure that no member of the Group will) enter into any Treasury Transaction, other than:

(a)                                  the hedging transactions contemplated by the Hedging Letter (as defined in the Bank Facilities Agreement as in effect on the date hereof) and documented by the Hedging Agreement (as defined in the Bank Facilities Agreement as in effect on the date hereof);

(b)                                 spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(c)                                  any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

9.29.                     Auditors.

The Parent Guarantor shall ensure that the auditors of each member of the Group are Auditors.

9.30.                     Further Assurance.

(a)                                  Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require) in favor of the Security Trustee or its nominee(s):

(i)                                     to create, perfect, protect and maintain the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies

41

of the Security Trustee or the holders provided by or pursuant to the Note Documents or by law;

(ii)                                  to confer on the Security Trustee or confer on the holders Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)                               (if an Event of Default is continuing) to facilitate the realization of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)                                 Each Obligor shall (and the Parent Guarantor shall ensure each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the holders by or pursuant to the Note Documents.

(c)                                  The Obligors shall, promptly upon the request of the Security Trustee or the Required Holders, file or record, as applicable, all termination statements and lien releases and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by members of the Group in respect of (i) the ABL Facility (following repayment of the ABL Facility as contemplated hereunder) and (ii) any other security over assets of any Obligor other than Permitted Security (excluding Permitted Security identified in paragraph (h) of the definition of such term).

9.31.                     Guarantors.

(a)                                  The Parent Guarantor and the Issuer shall ensure that at all times after the date of this Agreement the aggregate:

(i)                                     earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 80% of EBITA of the Group; and

(ii)                                  gross assets of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 80% of the consolidated gross assets of the Group.

Notwithstanding the foregoing, the Parent Guarantor and the Issuer need only perform their obligations under this Section 9.31(a) if it is not unlawful for the relevant Person to become a Subsidiary Guarantor and that Person becoming a Subsidiary Guarantor would not result in personal liability for that Person’s directors or other management. Each Obligor must use, and must procure that the relevant Person uses, all reasonable endeavors lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The holders may (but shall not be obliged to) agree to such a limit if, in their opinion, to do so would avoid the relevant unlawfulness or personal liability.

42

(b)                                 The Parent Guarantor and the Issuer shall ensure that each Material Company (other than the Issuer, the French Subsidiary and the Czech Subsidiary) is a Subsidiary Guarantor.

(c)                                  The Parent Guarantor and the Issuer shall ensure that each Subsidiary (other than the Issuer) that at any time becomes obligated as a borrower or a guarantor under or with respect to any Principal Lending Facility is a Subsidiary Guarantor.

(d)                                 The Parent Guarantor and the Issuer shall, at their sole cost and expense, cause each Subsidiary that, after the date of this Agreement, becomes a Subsidiary Guarantor to concurrently therewith deliver to each of the holders of the Notes the following items:

(i)                                     an executed Joinder Agreement;

(ii)                                  (A) in the case of any Subsidiary that is incorporated or formed under the laws of England and Wales, an executed English Guarantee Agreement and (B) in the case of any Subsidiary that is incorporated or formed under the laws of any jurisdiction outside the United States of America and England and Wales, an executed guarantee agreement in form and substance reasonably satisfactory to the Required Holders;

(iii)                               any security documents which are required by the Required Holders executed by such Subsidiary in form and substance reasonably satisfactory to the Required Holders;

(iv)                              evidence in form and substance reasonably satisfactory to the Required Holders that such Subsidiary has become party to the Intercreditor Deed as a “Debtor” in accordance with the terms thereof:

(v)                                 such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Note Documents being executed by such Subsidiary;

(vi)                              an opinion of counsel to such Subsidiary in form and substance reasonably satisfactory to the Required Holders to the effect that (w) the Note Documents being executed by such Subsidiary have been duly authorized, executed and delivered by such Subsidiary, (x) the Note Documents being executed by such Subsidiary constitute the legal, valid and binding contracts and agreements of such Subsidiary, enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), (y) the execution, delivery and performance by such Subsidiary of the Note Documents being executed by such Subsidiary do not (A) violate any law, rule or regulation applicable to such Subsidiary, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the

43

creation or imposition of any Security not permitted by this Agreement or (2) conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of the constitutive documents of such Subsidiary, and (z) any Security being granted by such Subsidiary to the holders of Notes constitutes a valid, attached and perfected Security in favor of the holders; and

(vii)                           such Subsidiary’s most recent annual financial statements in the form specified in Section 7.1(b).

(e)                                  If at any time, any Subsidiary Guarantor:

(i)                                     is not required to be a Guarantor pursuant to Sections 9.31(a) or 9.31(b),

(ii)                                  is not a borrower under any Principal Lending Facility and, pursuant to the terms and conditions of each Principal Lending Facility, is discharged and released from any guarantee it shall have granted with respect to each such Principal Lending Facility, and

(iii)                               the Parent Guarantor shall have delivered to each holder of Notes an Officer’s Certificate of the Parent Guarantor certifying that (x) the conditions specified in clauses (i) and (ii) above have been satisfied and (y) immediately preceding the release of such Subsidiary Guarantor from its guarantee with respect to the Notes and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Subsidiary Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under its Joinder Agreement, English Guarantee Agreement or other guarantee agreement (if applicable) with respect to the Notes; provided that, if in connection with any release of a Subsidiary Guarantor from its guarantee with respect to any Principal Lending Facility any fee or other consideration is paid or given to any Person in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis. Without limiting the foregoing, for purposes of further assurance, each of the holders agrees to provide to the Obligors, if reasonably requested by the Obligors and at the Issuer’s expense, written evidence of such discharge and release signed by such holder.

(f)                                    Notwithstanding the foregoing, if pursuant to Sections 9.31(a), 9.31(b) or 9.31(c) the French Subsidiary and/or the Czech Subsidiary are required to become Subsidiary Guarantors, the requirements of Section 9.31(d) shall apply, provided, however, the French Subsidiary and the Czech Subsidiary shall not be required to provide Security unless the Required Holders request that Security be provided in accordance with the requirements set forth in Section 9.31(d) regarding security documents.

9.32.                     Anti-Terrorism Laws.

Each Obligor agrees to the extent applicable to each Obligor:

44

(a)                                  to comply and require its Affiliates to comply with all Anti-Terrorism Laws;

(b)                                 to comply and require its Affiliates to comply with the OFAC Sanctions Regulations;

(c)                                  not to take actions that would render it or any of its Affiliates to become subject to sanctions under CISADA;

(d)                                 not to be listed and not to permit any of its Affiliates to be listed as a Designated Person or a Blocked Person, and not to violate any Anti-Terrorism Law or OFAC Sanctions Regulation;

(e)                                  notwithstanding its obligations under Section 9.32(d), immediately to notify the holders if it obtains knowledge that it or any of its Affiliates has become or been listed as a Designated Person or a Blocked Person or has been charged with or has engaged in any violation of any Anti-Terrorism Law or the OFAC Sanctions Regulations;

(f)                                    to exclude any funds derived from any Designated Person or Blocked Person or from any Person involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation from being used to pay debt service or any other amounts owing under the Note Documents;

(g)                                 except for transfers of stock of any publicly traded Obligor or Affiliate effected on a stock exchange, not to transfer or permit the transfer of any legal or beneficial ownership interest of any kind in such Obligor or any Affiliate of such Obligor to a Designated Person, Blocked Person or any Person or entity that such Obligor has to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation;

(h)                                 not to acquire, directly or indirectly, ownership interest of any kind in any Designated Person, Blocked Person or any Person or entity that such Obligor has, to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation, not to form any partnership or joint venture with any such Person and not to act, directly or indirectly, as the agent or representative of any such Person or engage in any other dealings or transactions with any such Person; and

(i)                                     to indemnify the holders for any costs incurred by any of them as a result of any violation of an Anti-Terrorism Law or OFAC Sanctions Regulation by any Obligor or any Affiliate of any Obligor.

9.33.                     ERISA.

Each Obligor shall:

45

(a)                                  ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Required Holders;

(b)                                 ensure that any material liability imposed on it or any ERISA Affiliate pursuant to Title IV of ERISA is paid and discharged when due;

(c)                                  ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of Security under ERISA or the Internal Revenue Code without the prior consent of the Required Holders; and

(d)                                 ensure that no Employee Plan is terminated under section 4041 of ERISA.

9.34.                     Margin Regulation.

(a)                                  Each Obligor shall (and the Parent Guarantor shall ensure that each Obligor shall) use the proceeds of the Notes without violating Regulation T, U or X of the Board of Governors of the Federal Reserve System (12 CFR 220, 12 CFR 221 and 12 CFR 224, respectively) or any other applicable U.S. federal or state laws or regulations.

(b)                                 If requested by any holder, each Obligor shall furnish to such holder a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

9.35.                     U.S. Regulation.

Each Obligor shall ensure that it will not, by act or omission, become subject to any of the categories, laws or regulations described in Section 5.30(c).

9.36.                     Favored Lender Status.

(a)                                  No Obligor shall, or shall permit any of its Subsidiaries to, at any time after the date of this Agreement enter into or amend or otherwise modify any Principal Lending Facility (including any amendment to the Bank Facilities Agreement) which would result in such Principal Lending Facility including any covenant or event of default (whether set forth as a covenant, undertaking, event of default, restriction or other such provision but, for the avoidance of doubt, excluding any term thereof relating to interest rates, applicable margins, fees or other “pricing” terms) that would be more beneficial to the holders of Notes than the provisions of this Agreement (any such covenant, a “More Favorable Provision”) unless the Obligors shall have delivered a Favored Lender Notice to each holder of a Note and the Required Holders have accepted (or have been deemed to accept) or rejected the offer contained in such Favored Lender Notice in accordance with this Section 9.36(a). If holders of Notes constituting the Required Holders do not notify the Issuer on or before the date that is fifteen days after each holder’s receipt of such Favored Lender Notice of their rejection of the offer contained therein, then the Required Holders shall be deemed to have accepted such offer and such More Favorable Provision shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as

46

of the date when such More Favorable Provision shall become effective under such Principal Lending Facility (any More Favorable Provision incorporated into this Agreement pursuant to this Section 9.36, an “Incorporated Provision”). Thereafter, upon the request of the Required Holders, the Obligors shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Required Holders evidencing any of the foregoing.

(b)                                 For the avoidance of doubt, each of the existing covenants and events of default in Section 9 and Section 10 as of the date of this Agreement shall remain in this Agreement regardless of whether any Incorporated Provisions are incorporated into this Agreement.

(c)                                  For purposes of this Section 9.36, a “Favored Lender Notice” means, in respect of any More Favorable Provision, a written notice to each of the holders of Notes by a Senior Financial Officer of the Issuer or the Parent Guarantor which: (i) refers to this Section 9.36 and the rights of the holders of Notes hereunder, (ii) sets forth a reasonably detailed description of such More Favorable Covenant (including any defined terms used therein) and related explanatory calculations, as applicable, (iii) contains an offer to incorporate such More Favorable Provision into this Agreement, and (iv) requests such holder to notify the Issuer or the Parent Guarantor within fifteen days of such holder’s receipt of such Favored Lender Notice of its acceptance or rejection of such offer.

9.37.                     Year-end.

The Parent Guarantor shall procure that its Financial Year-end falls on December 31 and that each Financial Year-end of each other member of the Group falls on December 31 save where otherwise required by law in any Relevant Jurisdiction.

9.38.                     Compliance with Hedging Letter.

The Parent Guarantor shall ensure that all exchange rate and interest rate hedging arrangements required by the Hedging Letter are implemented in accordance with the terms of the Hedging Letter and that such arrangements are not terminated, varied or cancelled without the prior written consent of the Required Holders save as permitted by the terms of the Intercreditor Deed.

9.39.                     Replacement Agent for Service of Process.

In the event that the Issuer ceases to be a Group member or otherwise ceases to serve as the U.S. Obligors’ agent for the purpose of accepting service of process in the United States for and on their behalf, each Non-U.S. Obligor shall, within thirty (30) days, appoint a replacement agent for such purpose from the date of such appointment to the date that is one calendar year after the latest maturity date of any Note as stated therein, which replacement agent shall be reasonably satisfactory to the holders of Notes.

47

9.40.                     Conditions Subsequent.

(a)                                  Each U.S. Obligor shall submit the required notification and documentation to close all its bank accounts in England and Wales on or prior to the date falling three (3) Business Days after the date of the Closing.

(b)                                 On or before the date 60 days after the date of the Closing, the Obligors shall provide evidence to the holders of Notes that the Security in respect of the ABL Facility has been released and all necessary forms MG02 have been filed at Companies House.

(c)                                  The Parent Guarantor shall procure that each of LGL 1996 Limited and Biggleswick Limited are liquidated in accordance with clause (b) of the definition of Permitted Transaction before the first anniversary of the date hereof.

10.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                  Non-payment. An Obligor does not pay on the due date any amount payable pursuant to a Note Document at the place and in the currency in which it is expressed to be payable unless:

(i)                                     its failure to pay is caused by:

(A)                              an administrative or technical error; or

(B)                                a Disruption Event; and

(ii)                                  payment is made within 3 Business Days of its due date.

(b)                                 Financial Covenants and Other Obligations.

(i)                                     Any requirement of Section 9.1 (other than Section 9.1(a)(ii)) is not satisfied.

(ii)                                  An Obligor does not comply with any Material Provision.

(iii)                               An Obligor does not comply with any provision of any Transaction Security Document.

(c)                                  Other Obligations.

(i)                                     An Obligor does not comply with any provision of the Note Documents (other than those referred to in Sections 10(a), 10(b) and 9.1(a)(ii)).

48

(ii)                                  No Event of Default under Sections 10(c)(i) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of:

(A)                              any holder giving notice to the Issuer or relevant Obligor; and

(B)                                the Issuer or the relevant Obligor becoming aware of the failure to comply.

(d)                                 Misrepresentation.

(i)                                     Any representation or statement made or deemed to be made by an Obligor in the Note Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Note Document is or proves to have been incorrect or misleading when made or deemed to be made.

(ii)                                  No Event of Default under Section 10(d)(i) will occur if:

(A)                              the event or circumstance causing the representation or statement to be incorrect or misleading is capable of remedy; and

(B)                                such Obligor shall have remedied such event or circumstance within ten Business Days after the earlier of:

(1)                                  the relevant Obligor becoming aware of such incorrect or misleading representation or statement; and

(2)                                  receipt by the relevant Obligor of written notice from any holder to such Obligor requiring the event or circumstance to be remedied.

(e)                                  Cross Default.

(i)                                     Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(ii)                                  Any Financial Indebtedness of any member of the Group (A) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or (B) is otherwise required to be repurchased prior to its specified maturity as a result of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Financial Indebtedness to convert such Financial Indebtedness into equity interests), provided, that this clause (B) shall not apply with respect to any event constituting a Change of Control which is covered by Section 8.7 or any offer of repayment of the type set forth in Section 8.8.

49

(iii)                               Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(iv)                              Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(v)                                 No Event of Default will occur under this Section 10(e) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Section 10(e)(i) to 10(e)(iv) (inclusive) is less than £2,500,000 (or its equivalent in any other currency or currencies).

(f)                                    Insolvency.

(i)                                     A member of the Group is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(ii)                                  A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(g)                                 Insolvency Proceedings.

(i)                                     Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)                              the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(B)                                a composition, compromise, assignment or arrangement with any creditor of any member of the Group other than as permitted under paragraph (b) of the definition of “Permitted Transaction”;

(C)                                the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(D)                               enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

50

(ii)                                  Any of the following occurs in respect of a U.S. Obligor:

(A)                              it makes a general assignment for the benefit of creditors;

(B)                                it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(C)                                an involuntary proceeding under any U.S. Bankruptcy Law is commenced against it and is not challenged by appropriate means within thirty (30) days and is not dismissed or stayed within ninety (90) days after commencement of such case; or

(D)                               a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for, or takes charge of, all or a substantial part of the property of a U.S. Obligor.

(iii)                               Section 10(g) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

(h)                                 Creditors’ Process. Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of £1,500,000 (or its equivalent in any currency) and is not discharged within 21 days of the commencement of such process.

(i)                                     Unlawfulness and Invalidity.

(i)                                     It is or becomes unlawful for an Obligor, or any other member of the Group that is a party to the Intercreditor Deed, to perform any of its obligations under the Note Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Deed is or becomes unlawful.

(ii)                                  Any obligation or obligations of any Obligor under any Note Document or any obligation or obligations of any other member of the Group under the Intercreditor Deed are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the holders of Notes under the Note Documents.

(iii)                               Any Note Document ceases to be in full force and effect or any Transaction Security, or any subordination created under the Intercreditor Deed, ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a holder or the Security Trustee) to be ineffective.

51

(j)                                     Intercreditor Deed.

(i)                                     Any party to the Intercreditor Deed (other than a holder or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Deed; or

(ii)                                  a representation or warranty given by that party in the Intercreditor Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy, it is not remedied within 10 Business Days of the earlier of any holder giving notice to that party or that party becoming aware of the non-compliance, misrepresentation or breach of warranty.

(k)                                  Cessation of Business. Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business where such suspension or cessation is reasonably likely to have a Material Adverse Effect.

(1)                                  Change of Ownership. After the date of the Closing, an Obligor (other than the Parent Guarantor) ceases to be a wholly-owned Subsidiary of the Parent Guarantor.

(m)                               Audit Qualification. The Auditors of the Group qualify the Annual Financial Statements of the Parent Guarantor in an adverse manner which the Required Holders (acting reasonably) consider material.

(n)                                 Expropriation. The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other Person in relation to any Obligor or any of its assets.

(o)                                 Repudiation and Rescission of Agreements.

(i)                                     An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Note Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Note Document or any Transaction Security.

(ii)                                  Any party to the Intercreditor Deed rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Required Holders, likely to have a material adverse effect on the interests of the holders under the Note Documents.

(p)                                 Litigation.  Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened

52

in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which results in a liability to such member of the Group (whether actual or contingent) in an aggregate amount in excess of £5,000,000 (excluding any proceedings in respect of which (a) the insurers of the Group have confirmed in writing to the holders that the liability is fully covered by insurance and (b) such insurers are not disputing liability) (or its equivalent in any currency) and where a grace period is provided for that liability is not discharged in full within any required period set out in the relevant judgment, settlement or agreement.

(q)                                 Pensions. The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any member of the Group unless the aggregate liability of the Obligors in each Financial Year under all Financial Support Directions and Contributions Notices is less than the greater of:

(i)                                     £5,000,000 (or its equivalent in any currency); and

(ii)                                  10% of the Group’s EBITDA (by reference to the latest audited Annual Financial Statements delivered to the holders pursuant to Section 7.1(b)).

(r)                                    Material Adverse Change. Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

(s)                                  ERISA. Any ERISA Event or event set forth in (i) through (iii), inclusive, below occurs that has or could reasonably be expected to have, a Material Adverse Effect:

(i)                                     any Obligor or ERISA Affiliate incurs or is likely to incur a liability to or on account of a Multiemployer Plan as a result of a violation of section 515 of ERISA or under section 4201, 4204 or 4212(c) of ERISA;

(ii)                                  with respect to each Employee Plan subject to Title IV of ERISA, such plan’s funded ratio (defined for this purpose as the actuarial value of the assets of such plan divided by the present value of all benefits accrued or earned with respect to such plan) is less than (A) 76 per cent as of January 1, 2011 and (B) 80 per cent on the first day of any year thereafter. The calculation of such ratio shall be computed using the actuarial value, assumptions and methods used by the actuary to the Employee Plan in its most recent valuation of such plan;

(iii)                               any Obligor or ERISA Affiliate incurs or is likely to incur a liability to or on account of an Employee Plan under section 409, 502(i) or 502(1) of ERISA or section 401 or 4971 of the Internal Revenue Code.

53

11.                                    REMEDIES ON DEFAULT, ETC.

11.1.                     Acceleration.

(a)                                  If an Event of Default with respect to any Obligor described in Section 10 (f), (g) or (h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in Section 10(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) with respect to an acceleration under Section 11.1(a) or (b), the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

11.2.                     Other Remedies.

If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

11.3.                     Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 11.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue

54

principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

11.4.                     No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

12.                               TAX INDEMNIFICATION.

All payments whatsoever under the Note Documents will be made by the relevant Obligor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by an Obligor under a Note Document, the relevant Obligor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such Note Document after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of such Note Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)                                  any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon or in connection therewith is attributable for the

55

purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the relevant Obligor, after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of any Note Document are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b)                                 any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the relevant Obligor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the relevant Obligor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c)                                  any combination of clauses (a) and (b) above;

and provided further that in no event shall an Obligor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Obligor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Obligor shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by an Obligor all such forms, certificates, documents and returns provided to such holder by such Obligor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to

56

avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide such Obligor with such information with respect to such holder as such Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 12 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to such Obligor or mailed to the appropriate taxing authority (which in the case of a United Kingdom HMRC Form US/Company 2002 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of such Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

Any Purchaser or other holder of a Note who is a UK Treaty Holder and who holds a UK Treaty Passport, and who wishes to apply its UK Treaty Passport to this Agreement, shall irrevocably include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence in Schedule A (or, in the case of any transferee of a Note, in the information provided to the Issuer pursuant to Section 14.2). Where a Purchaser of a Note has included such an indication in Schedule A or in the information provided to the Issuer pursuant to Section 14.2, the Issuer shall file a duly completed form DTTP2 in respect of such Purchaser or holder with HMRC within 30 days of the date of the Closing (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof). The Issuer shall provide such Purchaser or holder with a copy of that filing and shall notify such Purchaser or holder if the filing has not been made within the aforementioned period or if the Issuer becomes aware that HMRC has decided not to apply the UK Treaty Passport Scheme to this Agreement or any Note in respect of that Purchaser or holder. For the avoidance of doubt, any Purchaser or other holder of a Note who is a UK Treaty Holder holding a UK Treaty Passport which can be used by such UK Treaty Holder in respect of this Agreement, and who has given the Issuer an indication or notification in accordance with the foregoing, shall not be required to file any other Form seeking relief in respect of UK Tax pursuant to the applicable double taxation agreement unless and until it has received any notification by the Issuer in accordance with this paragraph (and then only in accordance with this Section 12).

If any payment is made by an Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Obligor pursuant to this Section 12, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Obligor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or

57

similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

Each Obligor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Obligor of any Tax in respect of any amounts paid under any Note Document, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If any Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Obligor would be required to pay any additional amount under this Section 12, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Obligor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If any Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Obligor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Obligors under this Section 12 shall survive the payment or transfer of any Note and the provisions of this Section 12 shall also apply to successive transferees of the Notes.

13.                          GUARANTEE AND OTHER RIGHTS AND UNDERTAKINGS.

13.1.                     Guarantee.

Each U.S. Guarantor, in consideration of the execution and delivery of this Agreement, the purchase of the Notes by the Purchasers and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full by the Issuer of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether

58

or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become owing by the Issuer to the holders under the terms and provisions of the Notes, this Agreement, any other Note Document or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guarantee in the preceding sentence (the “Unconditional Guarantee”) is an absolute, present and continuing guarantee of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from any other Obligor or guarantor of the Notes (including, without limitation, any other U.S. Guarantor hereunder and any other Guarantor that executes an English Guarantee Agreement) or upon any other action, occurrence or circumstance whatsoever. In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, each U.S. Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and this Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each U.S. Guarantor agrees that the Notes may (but need not) make reference to the Unconditional Guarantee.

Each U.S. Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such U.S. Guarantor, by any other Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, any other Note Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, any other Note Document or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Section 13, provided, that no U.S. Guarantor shall be liable for any damage, loss, cost or expense arising out of the gross negligence or willful misconduct of any holder.

Each U.S. Guarantor hereby acknowledges and agrees that such U.S. Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and indebtedness under and in respect of the Notes and the other Note Documents.

Notwithstanding the foregoing provisions or any other provision of this Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each U.S. Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such U.S. Guarantor, then this Section 13 shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any U.S. Guarantor or any holder and shall be deemed to have been automatically consented to by each

59

U.S. Guarantor and each holder. Each U.S. Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such U.S. Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a U.S. Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such U.S. Guarantor’s liability under this Section 13 subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable law of any jurisdiction.

13.2.                     Obligations Absolute.

The obligations of each U.S. Guarantor under this Section 13 shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, any other Note Document or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such U.S. Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such U.S. Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, any other Note Document or any other instrument referred to therein (it being agreed that the obligations of each U.S. Guarantor under this Section 13 shall apply to the Notes, the other Note Documents and any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, any other Note Document or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each U.S. Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

13.3.                     Waiver.

Each U.S. Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, any other Note Document or any other instrument referred to therein, and of any of the matters referred to in Section 13.2, (b)

60

all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such U.S. Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or any Guarantor with respect to any Note, notice to the Issuer or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement, the Notes or any other Note Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such U.S. Guarantor or otherwise operate as a discharge of such U.S. Guarantor or in any manner lessen the obligations of such U.S. Guarantor hereunder.

13.4.                     Obligations Unimpaired.

Each U.S. Guarantor authorizes the holders, without notice or demand to such U.S. Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time, in accordance with the provisions of the relevant Note Document or other instrument: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, any other Note Document or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, this Agreement, any other Note Document or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, any other Note Document or any other instrument referred to therein, for the performance of this Section 13 or otherwise for the Guaranteed Obligations and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, such U.S. Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such U.S. Guarantor agrees that, for purposes of this Section 13 and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of this Agreement, and such U.S. Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

61

13.5.                     Subrogation and Subordination.

(a)                                  Each U.S. Guarantor will not be entitled to and will not exercise any rights which it may have acquired by way of subrogation under this Section 13, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, nor will any U.S. Guarantor seek or be entitled to seek any reimbursement, contribution or indemnity from any other Obligor or any other Person, nor seek or be entitled to seek any rights or recourse to any security for the Notes or this Agreement, in each case unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)                                 Each U.S. Guarantor hereby subordinates the payment of all Financial Indebtedness and other obligations of the Issuer, any other Obligor or any other guarantor of the Guaranteed Obligations owing to such U.S. Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in Section 13.5(a), to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Financial Indebtedness or other obligations shall be enforced and performance received by such U.S. Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any U.S. Guarantor under this Section 13.

(c)                                  If any amount or other payment is made to or accepted by any U.S. Guarantor in violation of Section 13.5(a) and (b), such amount shall be deemed to have been paid to such U.S. Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such U.S. Guarantor under this Section 13.

(d)                                 Each U.S. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth in this Section 13 (including this Section 13.5) are knowingly made in contemplation of such benefits.

(e)                                  Each U.S. Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 13.5(a) and (b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 13.5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each U.S. Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such U.S. Guarantor to which such contribution is owed.

62

Notwithstanding the foregoing, the provisions of this Section 13.5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, any other Note Document or any other document, instrument or agreement executed in connection therewith, and each U.S. Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

13.6.                     Reinstatement of Guarantee.

The Unconditional Guarantee shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

13.7.                     Term of Guarantee.

The Unconditional Guarantee and all guarantees, covenants and agreements of the U.S. Guarantors contained in this Agreement shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 13.6.

13.8.                     Information Regarding the Issuer.

Each U.S. Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer. No holder shall have any duty or responsibility to provide any U.S. Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders. Each U.S. Guarantor is executing and delivering this Agreement and each other Note Document to which it is a party without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

13.9.                     Further Assurances.

Each U.S. Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of the Unconditional Guarantee.

63

14.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.                     Registration of Notes.

The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.                   Transfer and Exchange of Notes.

Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than US$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than US$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3.                     Replacement of Notes.

Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least

64

US$50,000,000 (or its equivalent in other currencies) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.                               PAYMENTS ON NOTES.

15.1.                     Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of JPMorgan Chase Bank, N.A. in New York, New York. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.                     Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer or the Guarantors, as applicable, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2. The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

65

16.                               EXPENSES, ETC.

16.1.                     Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including, without limitation, the Unconditional Guarantee), the Notes or the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including, without limitation, the Unconditional Guarantee), the Notes or the other Note Documents, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any member of the Group or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed US$3,500 (or its equivalent in other currencies). The Issuer will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes). In the event that the Notes are not issued on or before June 30, 2011 or, if prior to that date, the Company elects not to issue and sell the Notes, the Issuer agrees to pay to the Purchasers on June 30, 2011 or such earlier date, via wire transfer of immediately available funds, (i) the Cancellation Fee (as defined in the Commitment Letter) in accordance with the terms of the Commitment Letter and (ii) the Delayed Delivery Fee (as defined in the Commitment Letter).

16.2.                     Certain Taxes.

The Issuer agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery (but not the transfer) or the enforcement of any of the Notes or the execution and delivery or the enforcement of this Agreement or any other Note Document in the United States or the United Kingdom or of any amendment of, or waiver or consent under or with respect to, any Note Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Issuer pursuant to this Section 16 (provided that, where the Issuer has made a payment of such value added tax and the relevant holder reasonably determines that it has received or been granted a credit or repayment in respect of such value added tax from the relevant tax authority, such holder shall reimburse such amount to the Issuer), and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer hereunder.

66

16.3.                     Survival.

The obligations of the Issuer under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Note Document, and the termination of any Note Document.

17.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, the other Note Documents and the Commitment Letter embody the entire agreement and understanding among each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18.                               AMENDMENT AND WAIVER.

18.1.                     Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend Section 8, 10(a), 11, 12, 18, 21 or 23.9, or (iv) release all or substantially all of the Unconditional Guarantee.

18.2.                     Solicitation of Holders of Notes.

(a)                                  Solicitation. The Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the

67

date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18.2 by the holder of any Note that has transferred or has agreed to transfer such Note to an Obligor or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

18.3.                     Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor, on one hand, and the holder of any Note, on the other hand, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.                     Notes Held by Obligors, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any Affiliates of any Obligor shall be deemed not to be outstanding.

68

19.                          NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(i)                                     if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing,

(iii)                               if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of the Secretary, or at such other address as the Issuer shall have specified to the holder of each Note in writing, or

(iv)                              if to any Guarantor, to such Guarantor at Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE, United Kingdom, Attention: the Company Secretary, or at such other address as such Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

20.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or

69

further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Obligor or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any member of the Group in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Group member, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Group member or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

70

22.                               SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.                               MISCELLANEOUS.

23.1.                     Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.                     Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3.                     Accounting Terms; IAS 39.

Except as otherwise specifically provided herein, all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with the Accounting Principles, all computations made pursuant to this Agreement shall be made in accordance with the Accounting Principles, and all financial statements shall be prepared in accordance with the Accounting Principles. Notwithstanding the foregoing or any other provision of this Agreement:

(a)                                       for purposes of determining Financial Indebtedness, indebtedness or debt (or any similar term) under any covenant or other term or provision contained in this Agreement (including any Incorporated Provision), any election by any Group member to

71

measure any portion of a non-derivative financial liability at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard), other than to reflect a hedge of such non-derivative financial liability (including interest rate, foreign currency and commodity hedges), shall be disregarded and such determination shall be made as if such election had not been made; and

(b)                                 if after the date of this Agreement a change in the Accounting Principles (as at the date of this Agreement) or the accounting practices is such as to affect:

(i)            the determination of the financial covenants contained in Section 9.1; and/or

(ii)           the determination of whether a Subsidiary is a Material Company,

the Obligors and the Required Holders shall, at the Required Holders’ request, negotiate in good faith with a view to agreeing such amendments as may be necessary to grant to the holders protection comparable to that granted on the date of this Agreement, and any amendments so agreed will take effect on the date agreed between the Obligors and the holders; and if no such agreement is reached within 30 days of the Required Holders’ request, the Required Holders may instruct independent accountants to determine any amendments to those clauses or definitions which those accountants (acting as experts and not as arbitrators) consider appropriate to grant, to the holders protection comparable to that granted on the date of this Agreement, which amendments shall take effect when so determined and notified to the Issuer. Any amendments determined by such accountants shall be binding on all the parties hereto.

23.4.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5.                     Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

72

23.6.                     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

23.7.                     Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8.                     Jurisdiction and Process; Waiver of Jury Trial.

(a)                                  Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)                                  Each Non-U.S. Obligor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to the Issuer, as its agent for the purpose of accepting service of any process in the United States. Each Non-U.S. Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

73

(d)                                 Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)                                  Each Non-U.S. Obligor hereby irrevocably appoints the Issuer to receive for it, and on its behalf, service of process in the United States. The Issuer hereby accepts such appointment and designation for the period from the date of the Closing to the date that is one calendar year after the latest maturity date of any Note as stated therein.

(f)                                    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE UNCONDITIONAL GUARANTEE), THE NOTES, ANY OTHER FINANCE DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.9.                     Obligation to Make Payment in U.S. Dollars.

Any payment on account of an amount that is payable hereunder or under the Notes in U.S. Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of such Obligor, as applicable, under this Agreement or the Notes only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Obligors agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

23.10.              Tax Forms.

(a)                                  Each Purchaser and each holder that is a “United States person” within the meaning of Section 7701(a)(30)of the Internal Revenue Code shall deliver to the Issuer executed originals of U.S. Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by

74

the Issuer as will enable the Issuer to certify to such Purchaser or holder’s exemption from U.S. backup withholding and/or information reporting requirements.

(b)                                 Each Purchaser and each holder that is not a “United States person” within the meaning of Section 7701(a)(30)of the Internal Revenue Code (a “Non-U.S. Holder”) shall deliver to the Issuer on or prior to the date on which such Non-U.S. Holder becomes a party to this Agreement (and from time to time thereafter upon the request of the Issuer), whichever of the following is applicable:

(i)                                     properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN (claiming a complete exemption from United States withholding tax on payments made under the benefits of an applicable income tax treaty);

(ii)                                  properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8ECI (claiming a complete exemption from United States withholding tax because payments made are effectively connected with a U.S. trade or business);

(iii)                               properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8IMY and all required supporting documentation (claiming a complete exemption from United States withholding tax on payments made); or

(iv)                              in the case of a Purchaser or holder claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN.

[Remainder of page left intentionally blank. Next page is signature page.]

75

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement among you and the Obligors.

Very truly yours,

BA HOLDINGS, INC.

By:	/s/ J. Michael Edwards
Name:	J. Michael Edwards
Title:	Secretary

LUXFER HOLDINGS, PLC

By:
Name:
Title:

LUXFER GROUP LIMITED

By:
Name:
Title:

LUXFER GROUP 2000 LIMITED

By:	/s/ Brian Gordon Purves
Name:	Brian Gordon Purves
Title:	Director

[Signature page to Note Purchase Agreement]

MEL CHEMICALS INC.

By:	/s/ Mary Ann Hampton
Name:	Mary Ann Hampton
Title:	Secretary / Treasurer

By:	/s/ James J: Pardini
Name:	James J: Pardini
Title:	Vice President

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

By:	/s/ Kim Banovz
Name:	Kim Banovz
Title:	Financial Controller / Secretary

LUXFER GAS CYLINDERS LIMITED

By:
Name:
Title:

LUXFER GROUP SERVICES LIMITED

By:
Name:
Title:

MAGNESIUM ELEKTRON LIMITED

By:
Name:
Title:

[Signature page to Note Purchase Agreement]

LUXFER OVERSEAS HOLDINGS LIMITED

By:	/s/ Brian Gordon Purves
Name:	Brian Gordon Purves
Title:	Director

LUXFER GAS CYLINDERS CHINA HOLDINGS LIMITED

By:	/s/ Brian Gordon Purves
Name:	Brian Gordon Purves
Title:	Director

LUXFER INC.

By:	/s/ J. Michael Edwards
Name:	J. Michael Edwards
Title:	Secretary

HART METALS, INC.

By:	/s/ Deborah A. Simsen
Name:	Deborah A. Simsen
Title:	Secretary

READE MANUFACTURING COMPANY

By:	/s/ Deborah A. Simsen
Name:	Deborah A. Simsen
Title:	Secretary

[Signature page to Note Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ William Engelking
Name:	William Engelking
Title:	Vice President

RGA REINSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ William Engelking
	Name:	William Engelking
	Title:	Vice President

[Signature page to Note Purchase Agreement - BA Holdings, Inc.]

Schedule A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which Notes are to be registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Registration number(s); principal amount(s)	R-1; $45,820,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, NY

ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio

Account No.: P86188 (do not include spaces)

Ref: “Accompanying Information” below

Accompanying information	Name of Issuer:	BA HOLDINGS INC.

	Description of Security:	6.19% Senior Secured Guaranteed Notes due June 15, 2018

	PPN:	05523* AA5

	Security No.:	INV11372

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.
Address / Fax # for notices related to payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn: Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:                            973-367-3141

Fax:                           888-889-3832

Address for all other notices	The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601 Attn: Managing Director, PRICOA
Instructions re Delivery of Notes and closing sets	Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attn: William H. Bulmer, Esq.

Schedule A-1

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
	Title:	Vice President
Tax identification number	22-1211670

Schedule A-2

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which Notes are to be registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Registration number(s); principal amount(s)	R-2; $11,680,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, NY

ABA No.: 021-000-021

Account Name: The Prudential - Privest Portfolio

Account No.: P86189 (do not include spaces)

Ref: “Accompanying Information” below

Accompanying information	Name of Issuer:	BA HOLDINGS INC.

	Description of Security:	6.19% Senior Secured Guaranteed Notes due June 15, 2018

	PPN:	05523* AA5

	Security No.:	INV11372

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.
Address / Fax # for notices related to payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn: Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:                            973-367-3141

Fax:                           888-889-3832

Address for all other notices	The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601 Attn: Managing Director, PRICOA
Instructions re Delivery of Notes and closing sets	Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attn: William H. Bulmer, Esq.

Schedule A-3

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
	Title:	Vice President
Tax identification number	22-1211670

Schedule A-4

Purchaser Name	RGA REINSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-3; $7,500,000
Payment on account of Note Method Account Information	Federal Funds Wire Transfer The Bank of New York Mellon ABA #021-000-018 BNF Account No.: IOC 566 For credit to: RGA Reinsurance Company Ref: “Accompanying Information” below.
Accompanying Information	Name of Issuer:	BA HOLDINGS INC.

	Description of Security:	6.19% Senior Secured Guaranteed Notes due June 15, 2018

	PPN:	05523* AA5

Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.
Address for notices related to payments	RGA Reinsurance Company Attn: Banking Dept. 1370 Timberlake Manor Parkway Chesterfield, MO 63017-6039
Address for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601 Attn: Managing Director, PRICOA
Instructions re: delivery of Notes

The Bank of New York Mellon

One Wall Street - 3rd Floor Window A

New York, NY 10256

Attn: Anthony V. Saviano (212-635-6742)

Ref: RGA Private Placement Prudential Financial Account No. 0000128863

Cc: Prudential Capital Group

Form signature block	RGA REINSURANCE COMPANY
	By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
	Title:	Vice President
Tax Identification Number	43-1235868

Schedule A-5

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“ABL Facility” means the facility provided pursuant to the Facility Agreement dated April 26, 2006 (as amended and restated pursuant to an amendment and restatement deed dated March 5, 2009) by and among Luxfer Group 2000 Limited, Luxfer Group Limited and others as borrowers and guarantors thereunder and Bank of America, N.A., as original lender, original issuer, original hedging party, facility agent and security trustee.

“Acceptable Bank” means:

(a)                                  a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services, F(1) + or higher by Fitch Ratings Ltd or Aaa or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency or

(b)                                 any other bank or financial institution approved by the Required Holders.

“Accounting Principles” means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Accounting Reference Date” has the meaning given to it in section 391 of the Companies Act 2006.

“Additional Subsidiary Guarantor” is defined in Section 1(b).

“Adjusted EBITDA” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)                                  adding the amount of any cash receipts (and deducting the amount of any cash payments) during such Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any Relevant Period but excluding:

(i)                                     Exceptional Items relating to cash receipts or cash paid for finance costs or discontinued operations and

(ii)                                  cash payments for Permitted Acquisitions and cash received for Permitted Disposals;

(b)                                 adding the amount of any cash receipts during that Relevant Period in respect of any corporation tax rebates or credits and deducting the amount actually paid

Schedule B-1

or due and payable in respect of corporation taxes during that Relevant Period by any member of the Group;

(c)                                  adding the amount of any increase in provisions, which are not Current Assets or Current Liabilities and deducting the amount of any non-cash credits which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(d)                                 deducting the cash amount of any capital expenditure actually paid during such Relevant Period by any member of the Group except (in each case) to the extent funded from the proceeds of Permitted Disposals, third party grants, third party contributions or Insurance Proceeds; and

(e)                                  deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing EBITDA;

and so that no amount shall be added (or deducted) more than once.

“Affiliate” means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that person or any other Subsidiary of that Holding Company. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer or the Parent Guarantor.

“Agreed Form” means, in relation to any document, the form of such document which is previously agreed in writing by or on behalf of the Purchasers and the Obligors or, if not so agreed, is in the form specified by the Purchasers.

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to Section 7.1(b).

“Anti-Terrorism Law” means any U.S. state or federal law relating to terrorism or money laundering, including the Executive Order, the USA Patriot Act and the Money Laundering Control Act of 1986, Public Law 99-570.

“Articles” means the articles of association of the Parent Guarantor and the articles of association of the Issuer.

“assets” includes present and future properties, revenues and rights of every description (including any right to receive such revenues).

“Auditors” means one of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG Audit PLC, Deloitte & Touche LLP, Grant Thornton LLP, Soren McAdam Christenson LLP or any other firm of independent public accountants of recognized international standing.

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

Schedule B-2

“Average Exchange Rate” means the 12 month average of the month end exchange rates as referenced to Reuters.

“Bank Agent” means Lloyds TSB Bank plc, as agent of the Finance Parties (as defined in the Bank Facilities Agreement).

“Bank Document” means the Finance Documents (as defined in the Bank Facilities Agreement as in effect on the date hereof) and each other document executed in connection with the Bank Facilities Agreement or otherwise relating thereto).

“Bank Lender” means a Lender (as defined in the Bank Facilities Agreement).

“Bank Facilities Agreement” means the Senior Facilities Agreement, dated as of May 13, 2011, among (a) the Parent Guarantor, (b) Lloyds TSB Bank plc and Clydesdale Bank plc (trading as Yorkshire Bank), as mandated lead arrangers, (c) the parties listed in part 1 schedule 1 thereto as original borrowers, (d) the parties listed in part 2 of schedule 1 thereto as original guarantors, (e) the financial institutions listed in part 3 of schedule 1 thereto as lenders, (f) Lloyds TSB Bank plc, Clydesdale Bank plc (trading as Yorkshire Bank) and Bank of America, N.A., as ancillary facilities providers, (g) the Bank Agent and (h) the Security Trustee, as the same may from time to time be amended, restated, supplemented, modified or extended; provided that any such amendment, restatement, supplement, modification or extension shall be made in accordance with the terms of this Agreement and the Intercreditor Deed.

“Base Case Model” means the financial model dated April 4, 2011 in Agreed Form prepared by the Parent Guarantor including profit and loss account, balance sheet and cashflow projections relating to the Group.

“Bilateral Facility” has the meaning given to such term in the Bank Facilities Agreement (as in effect on the date hereof).

“Blocked Person” is defined in Section 5.30(d).

“Budget” means:

(a)                                  in relation to the period beginning on January 1, 2011 and ending on December 31, 2011, the Base Case Model to be delivered by the Obligors to the holders pursuant to Section 4.15 and

(b)                                 in relation to any other period, the budget delivered by the Parent Guarantor to the holders in respect of that period pursuant to, and in accordance with, Section 7.1(f).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or London, England are required or authorized to be closed.

Schedule B-3

“Cash Service Cover” means the ratio of Cashflow to Debt Service in respect of any Relevant Period.

“Cash Equivalent Investments” means at any time:

(a)                                  certificates of deposit maturing within 3 Months after the relevant date of calculation and issued by an Acceptable Bank,

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America or any member state of the European Economic Area, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 3 Months after the relevant date of calculation and not convertible or exchangeable to any other security,

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognized trading market exists,

(ii)                                  issued by an issuer incorporated in the United States of America or any member state of the European Economic Area,

(iii)                               which matures within 3 Months after the relevant date of calculation, and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating,

(d)                                 any investment in money market funds which:

(i)                                     have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited,

(ii)                                  invest substantially all their assets in securities of the types described in paragraphs (a) to (c), and

(iii)                               can be turned into cash on not more than 30 days’ notice or

(e)                                  any other debt security approved by the Required Holders,

in each case, denominated in U.S. Dollars, Euros, Sterling or an Optional Currency (as defined in the Bank Facilities Agreement as in effect on the date hereof) and to which an Obligor is alone or together with other Obligors beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

Schedule B-4

“Cashflow” means in respect of any Relevant Period, cashflow for such Relevant Period taking Adjusted EBITDA for the same period and:

(a)                                  adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period (excluding, for the avoidance of doubt, non-cash movements in Working Capital as a result of translation exchange rates) and

(b)                                 adding the amount of any increase in other non-cash debits and other non- cash charges (which are not Current Assets or Current Liabilities) in each case taking into account in establishing EBITDA, and so that no amount shall be added (or deducted) more than once.

“Change of Control” means any Person or group of Persons acting in concert gains direct or indirect control of the Parent Guarantor. For the purposes of this definition:

(a)                                  control of the Parent Guarantor means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                              cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor or

(B)                                appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor or

(C)                                give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply; or

(ii)                                  (the holding beneficially of more than 50% of the issued share capital of the Parent Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                 acting in concert means, a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly or indirectly, of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

“Change of Control Notice” is defined in Section 8.7

“CISADA” is the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (Pub. L. 111–195).

Schedule B-5

“Closing” is defined in Section 3.

“Commitment Letter” means that certain letter agreement dated as of 21 March 2011 between the Parent Guarantor and Pricoa Capital Group, a copy of which is attached hereto as Exhibit 4.18.

“Compliance Certificate” means a certificate substantially in the form set out in Exhibit 7.2.

“Confidential Information” is defined in Section 21.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding cash and Cash Equivalent Investments) maturing within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                  receivables in relation to corporation and deferred Tax,

(b)                                 Exceptional Items and other non-operating items,

(c)                                  insurance claims, and

(d)                                 any interest owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group falling due within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                  liabilities for Financial Indebtedness and Finance Charges,

(b)                                 liabilities for corporation and deferred Tax,

(c)                                  Exceptional Items and other non-operating items,

(d)                                 insurance claims, and

(e)                                  liabilities in relation to dividends declared but not paid by the Parent Guarantor or by a member of the Group in favor of a Person which is not a member of the Group.

“Czech Subsidiary” means Magnesium Elektron Recycling CZ S.R.O., a limited liability company organized under the laws of the Czech Republic.

“Debenture” means the Debenture entered into by the Parent Guarantor, the Issuer, each Original Subsidiary Guarantor that is an English Guarantor and the Security Trustee on or before

Schedule B-6

the date of the Closing, as the same may from time to time be amended, amended and restated, modified or supplemented.

“Debt Service” means in respect of any Relevant Period the aggregate of:

(a)                                  Net Finance Charges for such Relevant Period,

(b)                                 the aggregate of all scheduled repayments of Financial Indebtedness falling due during such Relevant Period but excluding:

(i)                                     any amounts repaid or falling due under any overdraft or revolving facility (including, without limitation, the revolving facility available pursuant to the Bank Facilities Agreement or any Permitted Refinancing Agreement) and which were available for simultaneous redrawing according to the terms of such facility,

(ii)                                  any such obligations owed to any member of the Group and

(iii)                               any prepayment of Financial Indebtedness existing on the date of the Closing which is required to be repaid under the terms of this Agreement,

(c)                                  the amount of any cash dividends or distributions paid or made by the Parent Guarantor in respect of such Relevant Period, and

(d)                                 the amount of the capital element of any payments in respect of such Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included more than once.

“Debt Service Cover” means the ratio of Adjusted EBITDA to Debt Service in respect of any Relevant Period.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Defined Benefit Scheme” means each of the following:

(a)                                  Luxfer Group Pension Plan,

(b)                                 Luxfer Group Supplementary Pension Plan,

(c)                                  BA Holdings, Inc. Defined Benefit Pension Plan,

Schedule B-7

(d)                                 Pension Plan for Hourly Employees of Luxfer Inc.,

(e)                                  BA Holdings, Inc. Executive Supplemental Retirement Plan,

(f)                                    IPC Supplementary Pension scheme, and

(g)                                 IDR Termination Indemnities.

“Designated Person” means a Person:

(a)                                  listed on the annex to the Executive Order;

(b)                                 owned or controlled by, or acting for or on behalf of, any Person listed on the annex to the Executive Order;

(c)                                  listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Asset Control of the United States Department of the Treasury, as updated or amended from time to time;

(d)                                 whose property has been blocked, or is subject to seizure, forfeiture or confiscation, under any applicable Anti-Terrorism Law; or

(e)                                  that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order.

“Disclosure Documents” is defined in Section 5.11.

“Disposal” means a sale, lease or license (other than an occupational rack rent lease or license), transfer, loan or other disposal by a Person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds.

“Disposal Prepayment Date” is defined in Section 8.8.

“Disposal Prepayment Offer” is defined in Section 8.8.

“Disruption Event” means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Note Documents (or otherwise in order for the transactions contemplated by the Note Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties hereto, or

Schedule B-8

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party hereto preventing that, or any other party hereto:

(i)                                     from performing its payment obligations under the Note Documents, or

(ii)                                  from communicating with other parties hereto in accordance with the terms of the Note Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Dormant Subsidiary” means a member of the Group which does not trade (for itself or as agent for any Person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of £20,000 or more or its equivalent in other currencies.

“EBIT” means in respect of any Relevant Period the consolidated operating profit of the Parent Guarantor before taxation for such Relevant Period (excluding the results from discontinued operations):

(a)                                  before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges, gains or losses on Financial Indebtedness and other finance payments whether paid, payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such Relevant Period,

(b)                                 not including any accrued interest owing or paid to any member of the Group,

(c)                                  before taking into account any Exceptional Items,

(d)                                 before deducting any Transaction Costs,

(e)                                  before taking into account any gain or loss arising from an upward or downward revaluation of any other asset except for the impairment of working capital items,

(f)                                    after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests,

(g)                                 before taking into account any unrealized gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis),

(h)                                 before taking into account any Pension Payment to the extent made after the date of this Agreement but before the first anniversary of the date of this Agreement, and

Schedule B-9

(i)                                     excluding any profit or loss arising from the disposal of fixed assets,

in each case to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation for such Relevant Period.

“EBITA” means in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the impairment or amortization of assets or impairment of members of the Group and non-cash based charges and amortization costs associated with equity stock-based compensation schemes for such Relevant Period.

“EBITDA” means in respect of any Relevant Period, EBITA for such Relevant Period after adding back any amount attributable to the depreciation of assets of members of the Group for such Relevant Period.

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in section 3(32) of ERISA and subject to Title IV of ERISA (other than a Multiemployer Plan) then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“English Guarantee Agreement” is defined in Section 1(b).

“English Guarantor” means the Parent Guarantor and each other Guarantor incorporated or formed under the laws of England and Wales.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)                                  air (including, without limitation, air within natural or man made structures, whether above or below ground),

(b)                                 water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers), and

(c)                                  land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any Person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)                                  the pollution or protection of the Environment,

(b)                                 the conditions of the workplace, or

(c)                                  the generation, handling, storage, use, release or spillage of any substance which alone, or in combination with any other, is capable of causing harm to the Environment, including without limitation, any waste.

Schedule B-10

“Environmental Permits” means any permit and other Authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from any Real Property owned or used by any member of the Group.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, any Obligor, within the meaning of section 414 of the Internal Revenue Code.

“ERISA Event” means any of the following events:

(a)                                  any reportable event, as defined in section 4043(c) of ERISA, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, a failure to meet the minimum funding standard of section 412 of the Internal Revenue Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver under said sections;

(b)                                 the requirements of subsection (1) of section 4043(b) of ERISA (without regard to subsection (2) of that section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)                                  the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)                                 the termination of any Employee Plan under section 4041(c) of ERISA;

(e)                                  the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)                                    the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance pursuant to section 412 of the Internal Revenue Code or section 302 of ERISA; or

(g)                                 engagement with an Employee Plan in a non-exempt prohibited transaction within the meaning of section 4795 of the Internal Revenue Code or section 406 of ERISA (other than as a result of an incorrect representation of a Purchaser pursuant to Section 6.2).

“ESOP” means the Luxfer Group Employee Share Ownership Plan established by a deed of trust dated 3 November 1997.

Schedule B-11

“euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 10.

“Exceptional Items” means any exceptional, one-off or non-recurring items which represent gains or losses including (without limitation) those arising on:

(a)                                  the restructuring of the activities of an entity, including the associated redundancy program costs and reversals of any provisions for the cost of restructuring,

(b)                                 disposals, revaluations or impairment of non-current assets,

(c)                                  disposals of assets associated with discontinued operations and acquisition costs in relation to the acquisition of new operations,

(d)                                 Environmental remediation costs and provisions not in the ordinary course of business,

(e)                                  one-off gains and losses recognized on the early termination or curtailment of or change in employee retirement defined benefits, or

(f)                                    disposal of a business operation which is not classified as a discontinued operation for accounting purposes.

“Excluded Deposit Accounts” means each of the following deposit accounts:

(a)                                  any deposit account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Parent Guarantor’s or any of its Subsidiaries’ salaried employees,

(b)                                 any deposit account credited at any time with an amount not exceeding US$100,000 (or its equivalent in any currency) individually and, when aggregated with the amounts in all other such accounts, US$500,000 (or its equivalent in any currency), and

(c)                                  any “lock-box” deposit account the balance of which is swept on a daily basis into other deposit accounts of the Parent Guarantor or any of its Subsidiaries that are deposit accounts as set forth in the preceding clauses (a) or (b) or deposit accounts held with a lender under the Bank Facilities Agreement or any Permitted Refinancing Agreement.

“Excluded Disposal Proceeds” means the proceeds of a Disposal from a Permitted Disposal or Permitted Transaction unless such proceeds are to be used to repay or prepay Financial Indebtedness under the Bank Facilities Agreement or a Permitted Refinancing Agreement at any time when a Default or Event of Default exists.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Issuer notifies the holders are, or are to be, applied:

Schedule B-12

(a)                                  to meet a third party claim,

(b)                                 to cover operating losses in respect of which the relevant insurance claim was made,

(c)                                  to the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made,

(d)                                 by an Obligor to purchase assets useful to the business of the Obligors,

in each case as soon as possible after receipt, or

(e)                                  which do not exceed £10,000,000 (or its equivalent) when aggregated together with the proceeds of all other insurance claims (excluding those referred to in paragraphs (a), (b) and (c) of this definition) during the term of this Agreement.

“Executive Order” means Executive Order No. 13224 of September 23, 2001- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“Existing Note Documents” means:

(a)                                  the indenture dated February 6, 2007 made between the Parent Guarantor and The Bank of New York; and

(b)                                 each note issued pursuant to the indenture referred to in paragraph (a) above.

“Existing Notes” means £71,850,977 floating rate notes due 2012 issued by the Parent Guarantor.

“Favored Lender Notice” is defined in Section 9.36.

“Finance Charges” means for any Relevant Period the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness whether paid payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such Relevant Period:

(a)                                  excluding any upfront fees or costs,

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases,

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement, and

Schedule B-13

(d)                                 taking no account of any unrealized gains or losses on any financial instruments other than any derivative investments which are accounted for on a hedge accounting basis,

(e)                                  excluding any Transaction Costs, and

(f)                                    excluding any interest cost or expected return on plan assets in relation to any post employment benefit schemes,

so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of:

(a)                                  monies borrowed and debit balances at banks or other financial institutions,

(b)                                 acceptance under any acceptance credit or bill discounting facility (or dematerialized equivalent),

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument,

(d)                                 any Finance Leases,

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis),

(f)                                    any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account),

(g)                                 any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition,

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply,

Schedule B-14

(i)                                     any amount raised under any other transaction (including any forward sale or purchase sale and sale back or sale and leaseback agreement) having the commercial or economic effect of a borrowing or otherwise classified as borrowings under the Accounting Principles,

(j)                                     any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer thereof) before the latest maturity date of any Note as stated therein or are otherwise classified as borrowings under the Accounting Principles, and

(k)                                  the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j).

“Financial Quarter” means a 3 calendar months period ending on March 31, June 30, September 30 or December 31 in any Financial Year.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Financial Year” means a financial year of the Parent Guarantor.

“French Subsidiary” means Luxfer Gas Cylinders S.A.S., a societè par actions simplifiees organized under the laws of France.

“Funding Instructions” is defined in Section 4.17.

“Funds Flow Statement” means a funds flow statement detailing the proposed movement of the funds received pursuant to the Notes and the Bank Facilities Agreement in payment of the relevant redemption amounts in respect of the ABL Facility and the Existing Notes.

“Governmental Authority” means

(a)                                  the government of

(i)                                     the United States of America or England or any State or other political subdivision of either thereof, or

(ii)                                  any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” means the Parent Guarantor and each of its Subsidiaries for the time being.

“Group Structure Chart” is defined in Section 5.23.

Schedule B-15

“guarantee” means (other than in Section 13) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any Person or to make an investment in or loan to any Person or to purchase assets of any Person where, in each case, such obligation is assumed in order to maintain or assist the ability of such Person to meet its indebtedness.

“Guaranteed Obligations” is defined in Section 13.1.

“Guarantor” means the Parent Guarantor and each Subsidiary Guarantor.

“Hedging Agreement” has the meaning given to such term in the Bank Facilities Agreement (as in effect on the date hereof).

“Hedging Letter” is defined in Section 4.20.

“HMRC” means the United Kingdom HM Revenue and Customs.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Incorporated Provision” is defined in Section 9.36.

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

“Information Memorandum” means the document dated 7 January 2011 in the form approved by the Parent Guarantor concerning the Group which, at the request of the Parent Guarantor and on its behalf, was provided to the Purchasers in relation to this transaction prior to the date of this Agreement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Insurance Prepayment Date” is defined in Section 8.8.

“Insurance Prepayment Offer” is defined in Section 8.8.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to Persons who are not members of the Group.

Schedule B-16

“Intellectual Property” means:

(a)                                  any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Deed” means the Intercreditor Deed dated as of the date hereof and made between, among others, the Obligors, the Bank Agent, the Security Trustee, the Bank Lenders (as senior lenders), Lloyds TSB Bank plc and Clydesdale Bank PLC (trading as Yorkshire Bank) (as senior arrangers), the Ancillary Lenders (as defined in the Intercreditor Deed (as senior lenders), each Bilateral Lender (as defined in the Intercreditor Deed), the Purchasers and the Intra-Group Lenders (as defined in the Intercreditor Deed), as the same may from time to time be amended, amended and restated, modified or supplemented.

“Interest Cover” means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any and all regulations and rulings issued thereunder.

“Issuer” is defined in the first paragraph of this Agreement.

“Joinder Agreement” is defined in Section 1(b).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)                                  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors,

(b)                                 the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a Person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim,

(c)                                  the possibility that the courts may recharacterize any security purporting to be a fixed charge as a floating charge (or vice versa), and

(d)                                 similar principles, rights and defenses under the laws of any Relevant Jurisdiction.

Schedule B-17

“Leverage” means in respect of any Relevant Period the ratio of Total Net Debt on the last day of such Relevant Period to EBITDA in respect of such Relevant Period.

“Major Breach” means any breach of:

(a)                                  Section 9.8 (Change of Business),

(b)                                 Section 9.9 (Acquisitions),

(c)                                  Section 9.12 (Pari Passu Ranking),

(d)                                 Section 9.13 (Negative Pledge),

(e)                                  Section 9.14 (Disposals),

(f)                                    Section 9.16 (Loans or Credit),

(g)                                 Section 9.17 (No Guarantees or Indemnities),

(h)                                 Section 9.18 (Dividends and Share Redemption),

(i)                                     Section 9.19 (Bank Facilities Agreement),

(j)                                     Section 9.20 (Financial Indebtedness), and

(k)                                  Section 9.22 (Insurance).

“Major Default” means any of the following Events of Default:

(a)                                  Section 10(a) (Non-payment),

(b)                                 Section 10(b) (Financial Covenants and Other Obligations),

(c)                                  Section 10(c) (Other Obligations) but only insofar as it relates to a Major Breach,

(d)                                 Section 10(d) (Misrepresentation) but only insofar as it relates to a Major Representation,

(e)                                  Section 10(f) (Insolvency) and Section 10(g) (Insolvency Proceedings),

(f)                                    Section 10(i) (Unlawfulness and Invalidity) and Section 10(o) (Repudiation and Rescission of Agreements), and

(g)                                 Section 10(s) (ERISA).

“Major Representation” means each of the representations set out in Section 5.1 (Status) to Section 5.5(a) (Validity and Admissibility in Evidence) inclusive, Section 5.24 (Obligors), Section 5.30 (U.S. Regulations) and Section 5.31 (Sanctions).

Schedule B-18

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Group taken as a whole.

“Material Adverse Effect” means in the reasonable opinion of the Required Holders a material adverse effect on:

(a)                                  the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole, or

(b)                                 the ability of an Obligor to perform its payment obligations under the Note Documents (taking into account the financial resources available to that Obligor from other members of the Group), or

(c)                                  the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Note Documents or the rights or remedies of any holder under any of the Note Documents.

“Material Company” means, at any time:

(a)                                  an Obligor,

(b)                                 a wholly-owned member of the Group that holds shares in an Obligor, or

(c)                                  a Material Subsidiary.

“Material Provision” means each of Sections 7, 9.7, 9.8, 9.9, 9.12, 9.13, 9,14, 9.16, 9.17, 9.18, 9.19, 9.20, 9.22, 9.31, 9.32 and 9.33 and each Incorporated Provision.

“Material Subsidiary” means a Subsidiary of the Parent Guarantor which has earnings before interest, tax and amortization (calculated on the same basis as EBITA) representing 5% or more of EBITA, or has gross assets, (excluding intra-Group items) representing 5% or more of the gross assets of the Group, calculated on a consolidated basis. The foregoing shall be determined by reference to the most recent Compliance Certificate and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s Auditors as representing an accurate reflection of the revised EBITA and gross assets of the Group). A report by the Auditors of the Parent Guarantor that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

Schedule B-19

(a)                                  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Monthly Financial Statements” means the financial statements for a month delivered pursuant to Section 7.1(a).

“More Favorable Provision” is defined in Section 9.36.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or an ERISA Affiliate.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for such Relevant Period after deducting any interest payable in such Relevant Period to any member of the Group on any cash or Cash Equivalent Investment.

“Non-U.S. Obligor” means an Obligor that is not a U.S. Obligor.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by a member of the Group primarily for the benefit of employees of members of the Group residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Internal Revenue Code.

“Note Document” means this Agreement, each Note, each Transaction Security Document, the Intercreditor Deed, each Joinder Agreement, each English Guarantee Agreement and each other guarantee agreement executed by any Additional Subsidiary Guarantor in accordance with Sections 1(b) and 9.31, and the Hedging Letter, in each case as amended, novated, supplemented or restated (however fundamentally).

“Notes” is defined in Section 1.

“Obligor” means the Issuer and each Guarantor.

Schedule B-20

“OFAC Sanctions Regulations” means the U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury as amended from time to time, and codified in 31 C.F.R. 500 et. seq.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

“Original Financial Statements” means:

(a)                                       in relation to the Parent Guarantor, (i) in respect of any representation set forth in Section 5 made as of the date of this Agreement and as of the date of the Closing, its consolidated audited financial statements for its financial year ended 31 December 31, 2009 and its consolidated unaudited financial statements for its financial year ended December 31, 2010 and (ii) in any other respect its consolidated audited financial statements for its financial year ended December 31, 2010;

(b)                                      in relation to the Parent Guarantor, the consolidated unaudited monthly management accounts for the period from January 1, 2011 to March 31, 2011;

(c)                                       in relation to each other member of the Group (other than the Issuer, Luxfer Australia Pty Limited, Hart Metals, Inc., MEL Chemicals Inc., Magnesium Elektron North America Inc., Niagara Metallurgical Products Limited and Reade Manufacturing Company), its audited financial statements for the financial year ended December 31, 2009; and

(d)                                      in relation to any other Obligor, its audited financial statements delivered to the holders of Notes as required by Section 9.31.

“Original Subsidiary Guarantor” is defined in the first paragraph of this Agreement.

“Parent Guarantor” is defined in the first paragraph of this Agreement.

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Items” means any income or charge attributable to an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

“Pension Payment” means a payment of up to £5,000,000 (or its equivalent) as set out in the Base Case Model.

Schedule B-21

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Permitted Acquisition” means:

(a)                                  an acquisition pursuant to a Permitted Share Issue;

(b)                                 the incorporation of a company which on incorporation becomes a member of the Group, but only if:

(i)                                     that company is incorporated in England and Wales or the United States of America with limited liability, and

(ii)                                  if the shares in the company are owned by an Obligor, Security over the shares of that company, in form and substance satisfactory to the Required Holders, is created in favor of the Security Trustee on its incorporation;

(c)                                  an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(d)                                 an acquisition (not being an acquisition by the Parent Guarantor or the Issuer), of (1) all of the issued share capital of a limited liability company or (2) (if the acquisition is made by a limited liability company) a business or undertaking carried on as a going concern, but only if:

(i)                                no Default or Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)                             the acquired company, business or undertaking is incorporated or established, and carries on its principal business in, the European Union, the United States of America or such other jurisdiction approved by the Required Holders (such approval to be provided unless (x) the jurisdiction is a jurisdiction that is on a restricted list for any holder and/or (y) the acquired company would under the terms of this Agreement have to accede as an Additional Subsidiary Guarantor and the security principles of the relevant jurisdiction prevent it providing the Security required by the Required Holders) and is engaged in a business substantially the same as that carried on by the Group; and

(iii)                          the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition (the “Total Purchase Price”)) does not exceed in aggregate £10,000,000 (or its equivalent); and

Schedule B-22

(e)                                  an acquisition permitted by the Required Holders (such consent not to be unreasonably withheld or delayed) in writing.

“Permitted Disposal” means any sale, lease, license, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:

(a)                                  of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)                                 of any asset by a member of the Group (“Disposing Company”) to another member of the Group (“Acquiring Company”), but:

(i)                                     if the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor,

(ii)                                  if the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset in form and substance satisfactory to the Security Trustee, and

(iii)                               if the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

(c)                                  of assets in exchange for other assets comparable or superior as to type, value or quality (provided that if the assets disposed of are subject to a Security in favor of the Security Trustee the exchanged assets are also subject to the same or similar Security in favor of the Security Trustee);

(d)                                 of assets (other than assets which are subject to a fixed charge in favor of the Security Trustee) to a Permitted Joint Venture;

(e)                                  of obsolete or redundant vehicles, plant and equipment for cash;

(f)                                    of Cash Equivalent Investments for cash or in immediate exchange for other Cash Equivalent Investments;

(g)                                 constituted by a license of intellectual property rights permitted by Section 9.24;

(h)                                 arising as a result of any Permitted Security;

(i)                                     of cash by way of a Permitted Loan;

(j)                                     of cash in order to complete a Permitted Acquisition; or

(k)                                  of assets for cash where the higher of the market value or the net consideration receivable in respect of such asset when aggregated with the higher of the market value or the net consideration receivable for any other sale, lease, license, transfer

Schedule B-23

or other disposal of an asset not allowed under the preceding paragraphs) does not exceed £8,000,000 (or its equivalent) in aggregate and does not exceed £2,000,000 (or its equivalent) in any Financial Year.

“Permitted Distribution” means:

(a)                                  the payment of a dividend to any member of the Group by any of such Group member’s Subsidiaries;

(b)                                 the payment of a dividend by the Parent Guarantor provided:

(i)                                          no Default or Event of Default has occurred and is continuing or would result from such payment,

(ii)                                       Leverage (as shown in latest Compliance Certificate) does not exceed 2.5:1, and

(iii)                                    at the time the proposed dividend is made the forecasted Leverage for the next 12 Months (assuming payment of any proposed dividends during that period) does not exceed 2.5:1;

(c)                                  the redemption of up to £50,000 B preference shares at par value (plus any accrued dividend) issued by the Parent Guarantor to Brian Purves and Ian Mckinnon; and

(d)                                 the payment of any other dividend agreed between the Obligors and the Required Holders.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)                                  arising under

(i) any of the Note Documents or

(ii) (x) the Bank Facilities Agreement (other than any Bilateral Facility), as amended from time to time in compliance with this Agreement and the Intercreditor Deed, (y) any Bilateral Facility made available to an Obligor by a Bank Lender in accordance with clause 8.1(a) (Bilateral Facilities) of the Bank Facilities Agreement (as in effect on the date hereof) or(z) a Permitted Refinancing Agreement, as amended from time to time in compliance with this Agreement and the Intercreditor Deed; provided that the aggregate amount committed or outstanding under this clause (ii) shall not at any time exceed the aggregate commitments under the Bank Facilities Agreement (including the Bilateral Facilities) on the date hereof plus the Senior Headroom;

(b)                                 arising under a Permitted Loan or a Permitted Guarantee or as permitted by Section 9.28;

(c)                                  arising under (i) a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates

Schedule B-24

where that foreign exchange exposure arises in the ordinary course of trade or in respect of loans made under the Bank Facilities Agreement, but not a foreign exchange transaction for investment or speculative purposes and (ii) the Hedging Agreement;

(d)                                 under finance or capital leases of vehicles, plant equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed £2,000,000 (or its equivalent in other currencies) at any time;

(e)                                  of a company that becomes a member of the Group as a result of a Permitted Acquisition provided that the Financial Indebtedness is repaid in full within 45 days of that company becoming a member of the Group;

(f)                                    [Reserved];

(g)                                 not permitted by the preceding paragraphs so long as the outstanding amount does not exceed £400,000 (or its equivalent) in aggregate for the Group at any time;

(h)                                 performance bonds issued in the ordinary course of trading in respect of non-financial obligations;

(i)                                     existing as at the date of this Agreement pursuant to the ABL Facility and/or the Existing Note Documents so long as such Financial Indebtedness is irrevocably discharged no later than the date of the Closing; and

(j)                                     permitted by the Required Holders in writing.

“Permitted Guarantee” means:

(a)                                  the endorsement of negotiable instruments in the ordinary course of trade;

(b)                                 any guarantee to a property landlord of which a member of the Group is a tenant;

(c)                                  any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(d)                                 any guarantee or indemnity arising under the articles of association of the Parent Guarantor;

(e)                                  any indemnity given by a member of the Group for its liabilities in the ordinary course of trade;

(f)                                    a guarantee in respect of Specified Financial Indebtedness under paragraph (g) of the definition of “Permitted Financial Indebtedness”;

(g)                                 a guarantee of Financial Indebtedness as part of a Permitted Joint Venture;

Schedule B-25

(h)                                 a guarantee in respect of obligations of an Obligor or a guarantee by a non-Obligor in respect of the obligations of another member of the Group made in the ordinary course of business;

(i)                                     any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of Permitted Security;

(j)                                     any guarantee or indemnity given by a member of the Group in respect of any obligations of an employee or officer of a member of the Group, which obligations shall not exceed £100,000 (or its equivalent) in aggregate for all such obligations supported by such guarantees or indemnities pursuant to this paragraph (j) outstanding at any time; or

(k)                                  any guarantee (existing as at the date of this Agreement) given in respect of the Financial Indebtedness in relation to the ABL Facility or the Existing Note Documents so long as such guarantees are irrevocably released, removed or discharged no later than the date of the Closing.

so long as the aggregate outstanding amount of the obligations supported by such guarantees and indemnities does not exceed £100,000 (or its equivalent) at any time.

“Permitted Joint Venture” means any investment by any member of the Group:

(a)                                  where the joint venture interest is held through an entity incorporated or formed with limited liability and

(i)                                     the joint venture is incorporated in, the European Union, the United States of America or such other jurisdiction approved by all the holders of Notes (such approval to be provided unless the jurisdiction is a jurisdiction that is on a restricted list for any holder),

(ii)                                  the joint venture investment is made on arm’s length terms,

(iii)                               such entity carries on or owns the same, a similar, complementary or related business to that carried on by the Group, and

(iv)                              the aggregate (without double counting) of:

(A)                all outstanding amounts lent, advances, contributed to or for equity in, or otherwise invested in, all such entities by members of the Group and

(B)                  the market value (at the date of transfer or contribution) of all assets transferred or contributed to all such entities by members of the Group to the extent exceeding the value of the consideration for such transfers or contributions and

Schedule B-26

(C)                                all outstanding Financial Indebtedness incurred (whether by way of guarantee or otherwise) in relation to all such entities by members of the Group shall not after the date of this Agreement, when taken together with any contingent liability of such Permitted Joint Venture, exceed £10,000,000 (or its equivalent); or

(b)                                 permitted by the Required Holders (such consent not to be unreasonably withheld or delayed) in writing.

“Permitted Loan” means:

(a)                                  any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Specified Financial Indebtedness;

(c)                                  any loan to a Permitted Joint Venture;

(d)                                 any loan or advance made to employees of any member of the Group which loans and advances shall not exceed £100,000 (or its equivalent) in aggregate for all loans to employees outstanding at any time;

(e)                                  any loan, advance or other financial facility in an aggregate amount not to exceed £500,000 in any calendar year made available to the trustee of the ESOP, the trustee of any other employee share ownership plan or similar trust or to an employee whether for the purpose of acquiring ordinary, preference or deferred shares in the Parent Guarantor or any member of the Group, provided that such loan, advance or other financial facility may not exceed £5,000,000 (or its equivalent) at any one time outstanding;

(f)                                    a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group;

(g)                                 any loan made by an Obligor to a member of the Group which is not an Obligor so long as:

(i)                                     the aggregate amount of the Financial Indebtedness under any such loans does not exceed £10,000,000 (or its equivalent) at any time, or

(ii)                                  such loan is funded by the issue of shares pursuant to paragraph (a) of the definition of “Permitted Share Issue”; or

(h)                                 any loan (other than a loan that would fall within one of the paragraphs set out above) so long as the aggregate amount of Financial Indebtedness under any such loans does not exceed £500,000 (or its equivalent) at any time,

Schedule B-27

so long as in the case of paragraphs (f) and (g) above the creditor of such Financial Indebtedness shall (if it is an Obligor) grant security over its rights in respect of such Financial Indebtedness in favor of the holders, the Security Trustee (or a delegate, agent, nominee, attorney or co-trustee appointed by the Security Trustee) for the benefit of the holders, or a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Assets for the benefit of the holders, in each case on terms acceptable to the Required Holders (acting reasonably).

“Permitted Refinancing Agreement” means any facility agreement, credit agreement or similar agreement which refinances or replaces all or any portion the Bank Facilities Agreement so long as (a) such agreement and any other Permitted Refinancing Documents do not contain, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (x) then exist in the Bank Facilities Agreement or those that would not be materially more restrictive on the Obligors than the terms, conditions, covenants and defaults in the then existing Bank Facilities Agreement or (y) could be included in the Bank Facilities Agreement by an amendment or other modification that would not be prohibited by the terms of the Intercreditor Deed, (b) the principal amount and commitments under such agreement shall not exceed the principal amount permitted pursuant to clause 3.3 of the Intercreditor Deed, and (c) each agent and lender a party to such agreement has acceded to the Intercreditor Deed (or entered into an intercreditor agreement on substantively the same terms as the Intercreditor Agreement) pursuant to documentation reasonably acceptable to the Required Holders.

“Permitted Refinancing Documents” means a Permitted Refinancing Agreement and each other document executed in connection therewith that is a “financing document” (or such other similar term).

“Permitted Security” means:

(a)                                  any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)                                 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

(c)                                  any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Specified Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)                                 any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the

Schedule B-28

supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(e)                                  any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(f)                                    any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (i) of the definition of “Specified Financial Indebtedness”;

(g)                                 any Security pursuant to the Transaction Security Documents; or

(h)                                 any Security or Quasi-Security (existing as at the date of this Agreement) over the assets of the Group pursuant to the ABL Facility so long as such Security or Quasi Security is irrevocably released, removed or discharged no later than the date of the Closing or as otherwise required pursuant to Section 9.40(b).

“Permitted Share Issue” means an issue of:

(a)                                  ordinary shares by the Parent Guarantor, paid for in full in cash upon issue and which by their terms are not redeemable and where such issue does not lead to a Change of Control of the Parent Guarantor,

(b)                                 any shares issued in connection with the ESOP where such issue does not lead to a Change of Control, and

(c)                                  shares by a member of the Group (other than the Parent Guarantor) which is a Subsidiary to any Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms.

“Permitted Transaction” means:

(a)                                  any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Note Documents;

(b)                                 the solvent liquidation or reorganization of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the Group; or

(c)                                  transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

Schedule B-29

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Lending Facility” means (a) the Bank Facilities Agreement, (b) any Permitted Refinancing Agreement and (c) any other credit agreement, note purchase agreement, indenture or any other term loan or working capital facility of any Obligor or any Subsidiary of an Obligor providing, in each case, for the incurrence of Financial Indebtedness, or commitments therefor, in a principal amount equal to or greater than £10,000,000 (or its equivalent in other currencies), in each case under clauses (a), (b) and (c) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“provision of law” is a reference to a provision, of any treaty, legislation, regulation, decree, order or by-law and any secondary legislation enacted under a power given by that provision, as amended, applied or re-enacted or replaced (whether with or without modification) whether before or after the date of this Agreement.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quarter Date” means the last day of a Financial Quarter.

“Quarterly Financial Statements” means the financial statements for the three-month periods ending on March 31, June 30, September 30 and December 31 in each Financial Year delivered pursuant to Section 7.1(a).

“Quasi-Security” is defined in Section 9.13.

“Ratable Portion” means, in respect of any holder of any Note and any Disposal Proceeds or Insurance Proceeds, an amount equal to the product of:

(a)                                  the amount of such Disposal Proceeds or Insurance Proceeds, multiplied by

Schedule B-30

(b)                                 a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate Commitments (as defined in the Bank Facilities Agreement as in effect on the date hereof) at such time under the Bank Facilities Agreement or the aggregate commitments at such time under a Permitted Refinancing Agreement, as applicable.

“Real Property” means:

(a)                                  any freehold, leasehold, commonhold or immovable property and

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold, commonhold or immovable property.

“Registration Duty” means any registration duty or similar amount payable pursuant to the laws of any jurisdiction in which an Obligor is organized in connection with the use in a judicial proceeding in such jurisdiction of this Agreement or any other Note Document or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, then being a type with which Persons to which it applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                  its jurisdiction of incorporation,

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated,

(c)                                  any jurisdiction where it conducts its business, and

(d)                                 the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period” means:

(a)                                  in respect of Leverage and Interest Cover, each 12 Month period ending on the most recent Quarter Date ending on or after September 30, 2011 and

Schedule B-31

(b)                                 in respect of Cash Service Cover and Debt Service Cover, prior to June 30, 2012, the period commencing on the date of the Closing and ending on the most recent Quarter Date ending on or after September 30, 2011, and after such period, each 12 Month period ending on the most recent Quarter Date.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Issuer or a Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“Response Date” is defined in Section 8.7.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Secured Assets” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

“Security Trustee” means Lloyds TSB Bank plc, as security trustee for the holders and the other Secured Parties (as defined in the Intercreditor Deed).

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Issuer or a Guarantor, as applicable.

“Share Option Documents” means each deed of agreement granting options pursuant to parts A and B of the ESOP.

“Sterling” or “£” means lawful money of the United Kingdom.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Original Subsidiary Guarantor and each Additional Subsidiary Guarantor, but shall exclude at such time any Subsidiary theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.31.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

Schedule B-32

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxing Jurisdiction” is defined in Section 12.

“Total Debt” means at any time the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness at that time but:

(a)                                  excluding any such obligations to any other member of the Group,

(b)                                 including in the case of Finance Leases only their capitalized value,

(c)                                  excluding unrealized gains and losses on Treasury Transactions (including currency exchange gains and losses), and

(d)                                 excluding any obligations in respect of performance bonds issued in the ordinary course of trading in respect of non-financial obligations to the extent such performance bonds are not called or enforced, and so that no amount shall be included or excluded more than once

“Total Net Debt” means Total Debt less the aggregate amount of cash and Cash Equivalent Investments held by an Obligor at that time and so that no amount shall be included or excluded more than once.

“Transaction Costs” means all fees, costs and expenses incurred by the Obligors in connection with the Transaction Documents as set out in the Funds Flow Statement.

“Transaction Documents” means the Note Documents, the Bank Documents, the Articles and any other document designated as a Transaction Document by the Required Holders and the Issuer.

“Transaction Security” means the Security created or expressed to be created in favor of the Security Trustee pursuant to the Transaction Security Documents.

“Transaction Security Document” means the Debenture, the U.S. Security Agreement, the U.S. Share Pledge Agreement, and any other document entered into by any Obligor creating or expressed to create any Security over all or any part of any Obligor’s assets in respect of the obligations of any of the Obligors under any of the Note Documents.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UK Treaty Holder” means a holder of Notes which: (a) is resident (as defined in the appropriate double taxation agreement) in a country with which the United Kingdom has a double taxation agreement giving residents of that country a full exemption from United Kingdom taxation on interest; (b) is entitled to the benefit of the exemption in such a double

Schedule B-33

taxation agreement (subject to the completion of any necessary procedural formalities); and (c) does not carry on a business in the United Kingdom through a permanent establishment with which the payment is effectively connected.

“UK Treaty Passport” means a passport under the UK Treaty Passport Scheme.

“UK Treaty Passport Scheme” means the Double Taxation Treaty Passport Scheme for overseas corporate lenders introduced by HMRC on September 1, 2010.

“Unconditional Guarantee” is defined in Section 13.1.

“U.S. Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any other United States federal or state bankruptcy, insolvency or similar law.

“U.S. Dollars” or “US$” means lawful money of the United States of America.

“U.S. Guarantor” means a Guarantor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the United States of America.

“U.S. Obligor” means an Obligor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the United States of America.

“U.S. Security Agreement” means the Security Agreement entered into by the Issuer, each Original Subsidiary Guarantor that is a U.S. Obligor and the Security Trustee on or before the date of the Closing, as the same may from time to time be amended, amended and restated, modified or supplemented.

“U.S. Share Pledge Agreement” means the Share Pledge Agreement entered into by the Issuer, Luxfer Overseas Holdings Limited, MFL Chemicals Inc. and the Security Trustee on or before the date of the Closing, as the same may from time to time be amended, amended and restated, modified or supplemented.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Working Capital” means on any date Current Assets less Current Liabilities.

Schedule B-34

Schedule C

ORIGINAL SUBSIDIARY GUARANTORS

Name	Jurisdiction of Organization

Luxfer Group Limited (Registered No. 3944037)	England and Wales

Luxfer Group 2000 Limited (Registered No. 4027006)	England and Wales

MEL Chemicals Inc.	New Jersey

Magnesium Elektron North America Inc.	Delaware

Luxfer Gas Cylinders Limited (Registered No. 3376625)	England and Wales

Luxfer Group Services Limited (Registered No. 3981395)	England and Wales

Magnesium Elektron Limited (Registered No. 3141950)	England and Wales

Luxfer Overseas Holdings Limited (Registered No. 3081726)	England and Wales

Luxfer Gas Cylinders China Holdings Limited (Registered No. 5165622)	England and Wales

Luxfer Inc.	Delaware

Hart Metals, Inc.	Delaware

Reade Manufacturing Company	Delaware

Schedule C-1

Exhibit 1(a)

[Form of Note]

BA Holdings, Inc.

Senior Secured Note Due June 15, 2018

No. R-[ ]	[Date]
US$[ ]	PPN: 05523* AA5

FOR VALUE RECEIVED, the undersigned, BA HOLDINGS, INC. (herein called the “Issuer”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on June 15, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.19% per annum from the date hereof, payable quarterly, on the 15th day of September, December, March and June in each year (each such date an “Interest Payment Date”), commencing with the September, December, March or June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.19% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

In addition to the interest payable pursuant to the above paragraph, in the event that Leverage on the last day of any Relevant Period (a “Testing Date”) is greater than 2.50 to 1.0, there shall accrue on the unpaid principal balance of this Note additional interest (“Additional Interest”) at the rate of 0.75% per annum for each period (each such period an “Additional Interest Period”) commencing on the Interest Payment Date immediately prior to such Testing Date through the Interest Payment Date immediately after the first subsequent Testing Date on which Leverage equals or is less than 2.50 to 1.0. The Issuer shall pay, on each Interest Payment Date during each Additional Interest Period, all accrued and unpaid Additional Interest as of such Interest Payment Date.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 13, 2011 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, Luxfer Holdings PLC, the

Exhibit 1(a)-1

respective Original Subsidiary Guarantors named therein and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BA HOLDINGS, INC.

By:
Name:
Title:

Exhibit 1(a)-2

Exhibit 1(b)(i)

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), dated as of [             ], is executed by [        ], a [                   ] (the “Guarantor”), in favor of each of the holders from time to time of the Notes (as defined below) (collectively, the “Noteholders”) issued by BA Holdings, Inc. (the “Issuer”) pursuant to the Note Agreement (as defined below).

RECITALS

A.                                   The Issuer, Luxfer Holdings PLC (the “Parent Guarantor”), and each of the parties listed in Schedule C thereto (the “Original Subsidiary Guarantors” and together with the Issuer and the Parent Guarantor, collectively, the “Obligors”), on the one hand, and each of the purchasers listed in Schedule A thereto (the “Purchasers”), on the other hand, entered into a Note Purchase Agreement, dated as of May 13, 2011 (as it may be amended, restated or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Issuer issued Senior Secured Notes due June 15, 2018 in the aggregate principal amount of US$65,000,000 (the “Notes”) to the Purchasers.

B.                                     The Guarantor and the Issuer are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Guarantor will receive[, and has received,] direct and indirect economic and financial benefits from the indebtedness incurred under the Note Agreement and the Notes by the Issuer, and the incurrence of such indebtedness is or was in the best interests of the Guarantor. By agreeing to enter into this Joinder Agreement [and the Guarantee Agreement (as defined below)](1), the Guarantor will gain substantial financial and other benefits, both direct and indirect.

C.                                     The Obligors have covenanted in the Note Agreement that joinder agreements shall be duly executed by certain Subsidiaries of the Parent Guarantor. Annex 1 hereto sets forth a list of the joinder agreements with respect to the Notes executed prior to the date of this Joinder Agreement.

[D.                                Concurrently herewith, the Guarantor is entering into a certain [Guarantee Agreement], dated the date hereof, pursuant to which the Guarantor is guaranteeing the obligations of the Issuer under the Notes, the Note Agreement and the other Note Documents (the “Guarantee Agreement”).](2)

(1) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(2) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

Exhibit 1(b)(i)-1

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees with the Noteholders as follows:

1.                                       Unless otherwise defined herein, all capitalized terms used herein and defined in the Note Agreement shall have the respective meanings given to those terms in the Note Agreement.

2.                                       The Guarantor has received a copy of, and has reviewed, the Note Agreement as in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Noteholders pursuant to Section 9.31 of the Note Agreement.

3.                                       In accordance with the terms of Section 9.31 of the Note Agreement, the Guarantor, by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, (a) a party to the Note Agreement as a “Subsidiary Guarantor” and (b) bound by the terms and conditions, covenants and other agreements in the Note Agreement to be performed or observed by, or otherwise applicable to, Subsidiary Guarantors [except for the provisions of Section 13 of the Note Agreement](3) [including, without limitation, becoming jointly and severally liable with the other Guarantors for the Guaranteed Obligations as set forth in Section 13 of the Note Agreement](4). The Note Agreement is hereby, without any further action, amended to add the Guarantor as a “Subsidiary Guarantor” and signatory to the Note Agreement.

4.                                       The Guarantor hereby makes, as of the date hereof and only as to itself in its capacity as a Subsidiary Guarantor under the Note Agreement and/or as a Subsidiary, each of the representations and warranties set forth in Section 5 of the Note Agreement that are applicable to a Subsidiary Guarantor and a Subsidiary (except that any representation and warranty made as of or with respect to a specific earlier date is made only as of such date)[, and the representations and warranties set forth in Section 13.8 of the Note Agreement](5).

5.                                       The Guarantor hereby delivers to each of the Noteholders, contemporaneously with the delivery of this Joinder Agreement, each of the documents set forth on Annex 2 hereto.

6.                                       Except as expressly supplemented hereby, the Note Agreement shall remain in full force and effect.

7.                                       All communications and notices hereunder shall be in writing and given as provided in Section 19 of the Note Agreement. All communications and notices hereunder to the Guarantor shall be given to it at the address set forth under its signature hereto.

8.                                       Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition

(3) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(4) To be included if the Guarantor is organized in the U.S.

(5) To be included if the Guarantor is organized in the U.S.

Exhibit 1(b)(i)-2

or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.                                       This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

10.                                 This Joinder Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Guarantor.

11.                                 This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit 1(b)(i)-3

IN WITNESS WHEREOF, the Guarantor has caused this Joinder Agreement to be executed on its behalf by its duly authorized officer or agent as of the date first above written.

Guarantor:

[                                  ].

By
Name:
Title:

Address for notices and other communications:

Exhibit 1(b)(i)-4

Annex 1

Joinder Agreements
Executed Prior to the Date of this Joinder Agreement

Existing Joinder Agreements:

[To be Completed]

Exhibit 1(b)(i)-5

Annex 2

Additional Documents

(a)                                  A certified copy of the resolution of the board of directors or other governing body of the Guarantor approving the execution and delivery of this Joinder Agreement [and the Guarantee Agreement](6), the joinder of the Guarantor to the Note Agreement and the execution and delivery of any security document referred to in clause (d) below, and the performance of its obligations thereunder and authorizing the person or persons signing this Joinder Agreement [[and /,] the Guarantee Agreement](7) and any other documents to be delivered pursuant hereto to sign the same on behalf of the Guarantor.

(b)                                 Authenticated signatures of the person or persons specified in the resolutions referred to in clause (a) above.

(c)                                  The articles of incorporation or other constitutive documents of the Guarantor, certified as being in effect by the Guarantor’s Secretary or an Assistant Secretary or a director or other appropriate person (including, if relevant, copies of all amending resolutions or other amendments).

(d)                                 Such security documents as the Required Holders may require, each in form and substance satisfactory to the Required Holders.

(e)                                  An opinion or opinions of counsel in form and substance satisfactory to the Required Holders, confirming that (i) [this Joinder Agreement[, the Guarantee Agreement](8) and any security document referred to in clause (d) above has been duly authorized, executed and delivered by the Guarantor, (ii) this Joinder Agreement[, the Guarantee Agreement](9) and any such security document constitutes the legal, valid and binding contract and agreement of the Guarantor, enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), (iii) the execution, delivery and performance by the Guarantor of this Joinder Agreement[, the Guarantee Agreement]’(10) and any such security document do not (A) violate any law, rule or regulation applicable to the Guarantor, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Security not permitted by the Note Agreement or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the constitutive documents of the Guarantor, or (II) any agreement or other instrument to which the Guarantor is a party or by which it may be bound, and (iv) any Security granted under any such security document constitutes a valid, attached and perfected Security in favor of the Noteholders.

(6) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(7) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(8) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(9) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(10) To be included if the Guarantor is organized in a jurisdiction outside the U.S.

Exhibit 1(b)(i)-6

(f)                                    Such other documents and evidence with respect to the Guarantor as the Required Holders may reasonably request in order to establish the existence and good standing of the Guarantor and the authorization of the transactions contemplated by this Joinder Agreement and any such security document.

Exhibit 1(b)(i)-7

Exhibit 1(b)(ii)

Form of English Guarantee Agreement

GUARANTEE AGREEMENT

This Guarantee Agreement, dated as of [                    , 20    ] (this “Guarantee Agreement”), is made by [                           ], a [                         ] (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.                                         BA Holdings, Inc., a Delaware corporation (the “Issuer”), [Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales / the Guarantor], [the Guarantor] and each of the [other] parties listed in Schedule C attached thereto [is entering][has entered] into a Note Purchase Agreement dated as of May 13, 2011 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed in Schedule A attached thereto (collectively, the “Purchasers”) [simultaneously with the delivery of this Guarantee Agreement]. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.                                     Pursuant to the Note Agreement, the Issuer [proposes to issue and sell][has issued and sold] US$65,000,000 aggregate principal amount of Senior Secured Notes due June 15, 2018 (collectively, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III.                                 [It is a condition to the agreement of the Purchasers to purchase the Notes that this Guarantee Agreement shall have been executed and delivered by the Guarantor and shall be in full force and effect.][Pursuant to the Note Agreement, the Obligors are required to cause the Guarantor to deliver this Guarantee Agreement to the holders and to enter into a certain Joinder Agreement, dated the date hereof, pursuant to which the Guarantor shall become a party to the Note Agreement (the “Joinder Agreement”).]

IV.                                 The Guarantor and the Issuer are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Guarantor will receive[, and has received,] direct and indirect economic and financial benefits from the indebtedness incurred under the Note Agreement and the Notes by the Issuer, and the incurrence of such indebtedness is or was in the best interests of the Guarantor. By agreeing to enter into this Guarantee

Exhibit 1(b)(ii)-1

Agreement and the Joinder Agreement, the Guarantor will gain substantial financial and other benefits, both direct and indirect.

NOW THEREFORE, in [order to induce][compliance with the Note Agreement], and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.                                        GUARANTEE.

The Guarantor hereby irrevocably and unconditionally, and jointly and severally with the other Guarantors, guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become owing by the Issuer to the holders under the terms and provisions of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other Obligor or guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guarantee Agreement.

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee Agreement, the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guarantee Agreement, the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee Agreement, provided, that the Guarantor

Exhibit 1(b)(ii)-2

shall not be liable for any damage, loss, cost or expense arising out of the gross negligence or willful misconduct of any holder.

The Guarantor further irrevocably and unconditionally indemnifies each holder immediately on demand against any cost, loss or liability suffered by such holder if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount such holder would otherwise have been entitled to recover.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the Guaranteed Obligations, including [the Parent Guarantor] and any [other] Subsidiary Guarantor.

Anything herein or in the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the Notes and the Note Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors.

The Guarantor agrees that the obligations under and in respect of the Notes, the Note Agreement and the other Note Documents may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee Agreement or affecting the rights and remedies of any holder hereunder.

Section 2.                                        OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Note Agreement, the other Note Documents and any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or

Exhibit 1(b)(ii)-3

similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.                                             WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or the Guarantor with respect to any Note, notice to the Issuer or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement, the Notes or any other Note Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

Section 4.                                        OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time, in accordance with the provisions of the relevant Note Document or other instrument: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, for the performance of this Guarantee Agreement or otherwise for the Guaranteed Obligations and to exchange, enforce, waive, subordinate and release any such

Exhibit 1(b)(ii)-4

security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer and others, including [the Parent Guarantor and] any [other] Subsidiary Guarantor; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against [the Parent Guarantor or] any [other] Subsidiary Guarantor or any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, the Guarantor, [the Parent Guarantor or] any [other] Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.                                        SUBROGATION AND SUBORDINATION.

(a)                                  The Guarantor will not be entitled to and will not exercise any rights which it may have acquired by way of subrogation under this Guarantee Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, nor will the Guarantor seek or be entitled to seek any reimbursement, contribution or indemnity from the Issuer, [the Parent Guarantor,] any [other] Subsidiary Guarantor or any other Person, nor seek or be entitled to seek any rights or recourse to any security for the Notes or this Guarantee Agreement, in each case unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)                                 The Guarantor hereby subordinates the payment of all Financial Indebtedness and other obligations of the Issuer, [the Parent Guarantor,] any [other] Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Financial Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

Exhibit 1(b)(ii)-5

(c)                                  If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(d)                                 The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guarantee Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

Section 6.                                        REINSTATEMENT OF GUARANTEE.

This Guarantee Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.                                        REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer. No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders. The Guarantor is executing and delivering this Guarantee Agreement and each other Note Document to which it is a party without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Exhibit 1(b)(ii)-6

Section 8.                                        TERM OF GUARANTEE AGREEMENT.

This Guarantee Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 9.                                        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guarantee Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guarantee Agreement shall be deemed representations and warranties of the Guarantor under this Guarantee Agreement. Subject to the preceding sentence, this Guarantee Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10.                                   AMENDMENT AND WAIVER.

10.1                        Requirements. This Guarantee Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the provisions of Section 1, 2, 3, 4, 5, 6, 8, 10 or 12.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder will be effective as to any holder unless consented to by such holder in writing.

10.2                      Solicitation of Holders of Notes.

(a)                                  Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as

Exhibit 1(b)(ii)-7

consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer. Any consent made pursuant to this Section 10.2 by the holder of any Note that has transferred or has agreed to transfer such Note to an Obligor (including the Guarantor) or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

10.3                      Binding Effect. Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guarantee Agreement” and references thereto shall mean this Guarantee Agreement as it may be amended, modified, supplemented or restated from time to time.

10.4                        Notes Held by Issuer, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor (including the Guarantor) or any Affiliate of an Obligor shall be deemed not to be outstanding.

Section 11.                                 NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)                                  if to the Guarantor, to [                                                           ], or such other address as the Guarantor shall have specified to the holders in writing, or

Exhibit 1(b)(ii)-8

(b)                                 if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantor in writing.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guarantee Agreement shall be in English or accompanied by an English translation thereof.

This Guarantee Agreement has been prepared and signed in English and the Guarantor agrees that the English version hereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in [                                ] or any other jurisdiction in respect hereof or thereof.

Section 12.                                 MISCELLANEOUS.

12.1                      Successors and Assigns. All covenants and other agreements contained in this Guarantee Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

12.2                      Severability. Any provision of this Guarantee Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

12.3                      Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guarantee Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guarantee Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guarantee Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Exhibit 1(b)(ii)-9

12.4                      Further Assurances. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.

12.5                      Governing Law. This Guarantee Agreement and any non-contractual obligations arising out of or in connection with it shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of England and Wales.

12.6                      Jurisdiction.

(a)                                  The English courts have exclusive jurisdiction to settle any dispute in connection with this Guarantee Agreement, including a dispute relating to any non- contractual obligation arising out of or in connection with this Guarantee Agreement.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute and the Guarantor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Guarantee Agreement.

(c)                                  This Section 12.6 is for the benefit of the holders of Notes only. To the extent allowed by law, the Required Holders may take:

(1)                                  proceedings in any other court; and

(2)                                  concurrent proceedings in any number of jurisdictions.

12.7                      Obligation to Make Payment in U.S. Dollars. Any payment on account of an amount that is payable hereunder in U.S. Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor under this Guarantee Agreement only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a

Exhibit 1(b)(ii)-10

day on which commercial banks are required or authorized by law to be closed in London, England.

12.8                      Reproduction of Documents; Execution. This Guarantee Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12.8 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of the Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit 1(b)(ii)-11

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Exhibit 1(b)(ii)-1

Exhibit 4.4(a)(i)

Form of Opinion of U.S. Special Counsel for the Obligors

See attached

Final form subject to no change in status between signing and closing

                  , 2011

To the Note Purchasers
listed in Schedule 1 hereto
(the “Note Purchasers”)

c/o

Ladies and Gentlemen:

We have acted as special New York counsel for (i) BA Holdings, Inc., a Delaware corporation (the “Company”), (ii) Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (“Parent Guarantor”), and (iii) each of the parties listed in Schedule 2 hereto (each an “Original Subsidiary Guarantor”) in connection with the Note Purchase Agreement, dated as of May [•], 2011 (the “Note Purchase Agreement”), among the Company, the Parent Guarantor, the Original Subsidiary Guarantors and the Note Purchasers. The Company, the Parent Guarantor and the Original Subsidiary Guarantors are referred to herein collectively as the “Obligors”; the Company, Luxfer Inc., a Delaware corporation, Hart Metals, Inc., a Delaware corporation, Reade Manufacturing Company, a Delaware corporation, and Magnesium Elektron North America Inc., a Delaware corporation, are referred to herein collectively as the “DE Obligors”; and the DE Obligors and MEL Chemicals Inc., a New Jersey corporation (“MEL Chemicals”), are referred to herein collectively as the “U.S. Obligors”. This opinion is delivered to you pursuant to Section [4.4] of the Note Purchase Agreement. Capitalized terms used herein that are defined in, or by reference in, the Note Purchase Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. The Uniform Commercial Code of the State of New York is referred to herein as the “NYUCC.” Terms used herein that are defined in Articles 8 and 9 of the NYUCC and not otherwise defined herein have the meanings assigned to such terms therein. The Uniform Commercial Code of the State of Delaware is referred to herein as the “DEUCC.” “UCC” means the NYUCC and the DEUCC, as applicable. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals, or certified, conformed or reproduction copies, of such documents and records of each Obligor, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of each Obligor and others, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (each dated [closing date to be inserted], unless otherwise noted):

(a)                                  An executed copy of the Note Purchase Agreement, dated May [•], 2011;

(b)                                 An executed copy of each of the Senior Secured Notes (the “Notes”) issued by the Company on the date hereof pursuant to the Note Purchase Agreement;

(c)                                  An executed copy of the Security Agreement (the “U.S. Security Agreement”) between the U.S. Obligors and the Security Trustee, as security trustee for the Note Purchasers and the other Secured Parties (in each case where used herein, as defined in the Intercreditor Deed) (in such capacity, the “Security Trustee”);

(d)                                 An executed copy of the Share Pledge Agreement (the “U.S. Pledge Agreement”) between the Company, MEL Chemicals, and Luxfer Overseas Holdings Limited, a company incorporated in England and Wales with company number 3081726 (“Overseas Holdings” and, together with the Company and MEL Chemicals, the “Pledgors”) and the Security Trustee;

(e)                                  An executed copy of the Intercreditor Deed (the “Intercreditor Deed”), dated May [•], 2011, between Parent Guarantor, the Company, the Original Subsidiary Guarantors, the Security Trustee, the Note Purchasers and the other agents and financial institutions listed on the signature pages thereto;

(f)                                    Unfiled copies of financing statements on form UCC-1 (the “DE Financing Statements”) naming each of the DE Obligors as debtor and the Security Trustee as secured party, copies of which are attached hereto as Exhibit A, which DE Financing Statements we understand are to be filed with the Office of the Secretary of State of the State of Delaware, Uniform Commercial Code Section (the “DE Filing Office”);

(g)                                 The Secretary’s Certificate of each DE Obligor delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit B; and

(h)                                 The Officer’s Certificate of the Company delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit C.

The documents referred to in items (a) through (d) above are referred to herein collectively as the “NY Law Financing Documents”; the NY Law Financing Documents and the Intercreditor Deed are referred to herein collectively as the “Financing Documents”; and the documents referred to in items (a) through (h) above are referred to herein collectively as the “Documents”.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or facsimile, electronic or photo static copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and representations contained in the Documents and certificates and other information of or from representatives of each Obligor and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph 1 below, we have relied solely upon certificates of public officials. The opinions expressed in clause (b) of paragraph 4 below are limited to our review of only those laws and regulations that, in our experience, are normally applicable to borrowers and guarantors in transactions of the type contemplated by the Financing Documents.

To the extent it may be relevant to the opinions expressed herein, we have assumed (i) that all of the parties to the Financing Documents (other than the DE Obligors) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to execute and deliver the Financing Documents, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (ii) that the Financing Documents have been duly authorized, executed and delivered by all of the parties thereto (other than the DE Obligors), (iii) that the Financing Documents constitute valid and binding obligations of all the parties thereto (other than the Obligors), enforceable against such parties in accordance with their respective terms, and (iv) that all of the parties to the Financing Documents comply with all laws applicable thereto (including without limitation the laws of England and Wales and the State of New Jersey).

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                       Each DE Obligor is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.                                       Each DE Obligor has the requisite corporate power, and has taken all corporate action necessary to authorize it, to execute and deliver each of the Financing Documents to which it is a party, to perform its obligations thereunder and to grant the security interests pursuant to the Financing Documents to which it is a party.

3.                                       Each DE Obligor has duly executed and delivered each of the Financing Documents to which it is a party.

4.                                       The execution and delivery by each Obligor of the Financing Documents to which it is a party and the performance by each Obligor of its obligations thereunder,

(a)                                  solely with respect to each DE Obligor, do not contravene any provision of the certificate of incorporation or by-laws of such DE Obligor, and

(b)                                 do not violate the laws, or regulations of any governmental agency or authority, of the United States of America or the State of New York or, in the case of the DE Obligors, the provisions of the Delaware General Corporation Law applicable to such Obligor or its property and do not require under such laws or regulations any filing or registration by such Obligor with, or approval or consent to such Obligor of, any such governmental agency or authority that has not been made or obtained except (i) those required in the ordinary course of business after the date hereof in connection with the performance by such Obligor of its obligations under certain covenants contained in the Financing Documents, (ii) to perfect or release security interests or other liens thereunder, and (iii) pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto; it being understood that the opinion in this paragraph 4 does not address any federal or state securities or “blue sky” laws or rules and regulations.

5.                                       Each of the NY Law Financing Documents is a valid and binding obligation of each Obligor that is a party thereto enforceable against such Obligor in accordance with its terms.

6.                                       The issuance and sale of the Notes contemplated by the Note Purchase Agreement and the application of the proceeds thereof as provided therein do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

7.                                       No Obligor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.                                       Each of the U.S. Security Agreement and the U.S. Pledge Agreement creates in favor of the Security Trustee for the benefit of the Secured Parties (as defined in [ ]) , as security for the Secured Obligations (as defined in the U.S. Security Agreement and U.S. Pledge Agreement, respectively), a valid security interest in all the U.S. Obligors’ rights, title and interest in the Collateral (as defined in the Security Agreement and the U.S. Pledge Agreement, respectively) in which a security interest may be created under Article 9 of the NYUCC (the “Article 9 Collateral”).

9.                                       Upon filing of the DE Financing Statements with the DE Filing Office, the Security Trustee will have a perfected security interest in the DE Obligors’ rights in that portion of the Article 9 Collateral described in the DE Financing Statements in which a security interest may be perfected by filing a financing statement under the DEUCC.

10.                                 The U.S. Pledge Agreement, together with physical delivery of the certificates representing the shares of stock identified on Schedule I to the U.S. Pledge Agreement (the “Pledged Securities”) accompanied by an effective indorsement to the Security Trustee or in blank, to the Security Trustee in the State of New York, creates in favor of the Security Trustee a valid and perfected security interest in the U.S. Obligors’ rights in the Pledged Securities. Assuming the Security Trustee (and each of the Secured Parties) acquires its interest in the Pledged Securities without notice of any adverse claim and that each of the Pledged Securities is either in bearer form or is in registered form issued in the name of the Security Trustee or accompanied by an effective indorsement to the Security Trustee or in blank, the Security Trustee will acquire its security interest in the Pledged Securities free of any adverse claim.

11.                                 Based upon and assuming (i) the accuracy of the Company’s and each of the other Obligors’ representations and warranties contained in Section 5 of the Note Purchase Agreement and (ii) the accuracy of the Note Purchasers’ representations and warranties contained in Section 6 of the Note Purchase Agreement neither the Company nor any of the other Obligors are required to register the Notes (or the related guarantees thereof) under the Securities Act of 1933, as amended, or qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with the sale of the Notes to the Note Purchasers in the manner and under the circumstances contemplated by the Note Purchase Agreement; it being understood that no opinion is expressed as to any subsequent resale of any Notes.

We have assumed for purposes of our opinions in paragraphs 8 through 10 the following:

(i)                                     each of the relevant Obligors has (or has the power to transfer) sufficient rights in the Collateral (as defined in the U.S. Security Agreement and the U.S. Pledge Agreement, respectively) for the security interest in favor of the Security Trustee to attach; and value has been given by the Note Purchasers to each of the relevant Obligors for the security interest granted by each such Obligor in the Collateral (as defined in the U.S. Security Agreement and the U.S. Pledge Agreement, respectively);

(ii)                                  that (x) the certificate of incorporation of each DE Obligor has not been amended, (y) the name and jurisdiction of organization of each DE Obligor is true and accurate in accordance with the records of the Secretary of State of the State of Delaware and (z) there are no proceedings for the merger, consolidation, dissolution, liquidation, termination, change of jurisdiction of organization or change of name of any DE Obligor;

(iii)                               the Security Trustee (or any bailee of the Security Trustee) is not acting as a securities intermediary in connection with any of the Collateral (as defined in the U.S. Security Agreement and the U.S. Pledge Agreement, respectively) or the Financing Documents; and

(iv)                              the Obligors do not control, are not controlled by, and are not under common control with, the Security Trustee (or any bailee of the Security Trustee); the Security Trustee, or any bailee that has acknowledged in an authenticated record that it is holding on behalf of the Security Trustee, retains continuous and exclusive possession in the State of New York of the Pledged Securities and has possession of such items solely on behalf of the Secured Parties and not any other person; the Pledged Securities are the only certificates issued and outstanding with respect to the shares of capital stock intended to be represented thereby; and the Pledged

Securities (other than those issued by Delaware corporations) are certificated securities.

The opinions set forth above are subject to the following qualifications:

(A)                              We express no opinion as to:

(i)                                     the validity, binding effect or enforceability of any provision in any Financing Document:

(a)                                  relating to (I) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of such provision (x) is to be considered by any court other than a court of the State of New York or a federal court sitting in the State of New York, in each case applying the choice of law rules of the State of New York, or (y) is contrary to the governing law provided in Sections 1-105(2), 8-110 or 9-301 to 9-306 of the NYUCC, or (III) service of process, or (IV) waivers of any rights to trial by jury;

(b)                                 relating to indemnification, contribution or exculpation (I) in connection with violations of applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(c)                                  specifying that provisions thereof may be modified or waived only in writing;

(d)                                 that purports to give any person the power to accelerate obligations, foreclose on collateral or require additional collateral at will or without notice to the Obligors;

(e)                                  relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture;

(f)                                    relating to any purported waiver, release or variation of rights or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Obligor under any of the Financing Documents to the extent limited by Sections 1-102(3) of the NYUCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, ground for discharge or release of, or defense available to, an obligor generally or as a guarantor or co-obligor or otherwise available as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by Sections 9-602 or 9-603 of the NYUCC or other applicable law (including judicial decisions);

(g)                                 that purports to create a trust, power of attorney or other fiduciary relationship;

(h)                                 providing for payments by an Obligor in a currency other than U.S. dollars to the extent that a court will under applicable law convert a judgment rendered in such other currency into U.S. dollars;

(i)                                     that purports to limit the ability of any Obligor or any other person to transfer any of its right, title or interest in or to any collateral, to the extent contemplated by Section 9-401 of the NYUCC or other applicable law regarding restraints on alienation;

(j)                                     relating to third party beneficiary rights of the Note Purchasers, the Security Trustee or other persons;

(ii)                                  the effect of any law of any jurisdiction other than the State of New York wherein any party to the Financing Documents may be located or wherein enforcement of any Financing Document may be sought that limits the rates of interest legally chargeable or collectible;

(iii)                               the right, title or interest of any Obligor (or the power of any Obligor to transfer rights) in or to any collateral under the Financing Documents or any other property; whether any property constitutes a particular type of collateral under the DEUCC or NYUCC; or the validity or effectiveness for any purpose of any such collateral or any other property;

(iv)                              (x) except as expressly stated in paragraphs 8 through 10 above, the creation, attachment, validity, binding effect, enforceability or perfection of any security interest, pledge, lien, mortgage or other encumbrance that may be created under any of the Financing Documents, or (y) except as expressly stated in the second sentence of paragraph 10 above, the priority or other effect of perfection or non-perfection of any security interest created under any of the Financing Documents;

(v)                                 the creation, attachment, validity, binding effect, enforceability, perfection, priority or other effect of perfection or non-perfection of any security interest in: (1) the proceeds of any collateral other than in accordance with, and subject to the limitations set forth in, Section 9-315 of the NYUCC, (2) goods that are accessions to, or commingled or processed with, other goods other than in accordance with, and subject to the limitations set forth in, Section 9-335 or 9-336 of the NYUCC, (3) any item of collateral subject to a certificate-of-title statute or other statute, regulation or treaty set forth in Section 9-311(a) of the NY UCC, (4) consumer goods, (5) commercial tort claims, (6) rights to demand payment or performance under a letter of credit, (7) commodity accounts or commodity contracts, (8) as extracted collateral, (9) farm products, (10) goods that are or are to become fixtures, (11) health care insurance receivables, (12) manufactured homes, (13) standing timber or timber to be cut, (14) cooperative apartment interests, (15) any item of collateral that is subject to restriction on or prohibition against transfer (except to the extent rendered ineffective by Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the NYUCC) contained in an agreement, instrument, document or applicable law governing, evidencing or otherwise relating to such item, or (16) any obligations of the United States of America, a state, a foreign country or any other governmental unit;

(vi)                              any filings or other actions required after the date of this opinion to maintain the perfection, priority or other effect of perfection of the security interests under the Financing Documents in any collateral; and

(vii)                           any agreement, instrument or other document referred to, or incorporated by reference, in any of the Financing Documents, other than the Financing Documents listed in this opinion letter.

(B)                                Our opinions are subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Financing Documents (other than the Notes) may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against any Obligor of the Financing Documents as a whole, and the Financing Documents and the laws of the State of New York contain adequate provisions for enforcing payment of the obligations governed or secured thereby, subject to the other qualifications contained in this letter.

(C)                                Provisions in a guarantee (or equivalent) that provide that the guarantor’s liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guarantee or by modifications or waivers of provisions of the guaranteed obligations might not be enforceable if such actions, failures to act, modifications or waivers so change the essential nature of the terms and conditions of the guaranteed obligations that, in effect, a new contract has arisen between such recipient and the primary obligor on whose behalf the guarantee was issued.

(D)                               We have assumed that (i) the obligations of each DE Obligor (other than the Company) under the Financing Documents are necessary or convenient to the conduct, promotion or attainment of the business of each such Obligor; and (ii) consideration that is sufficient to support the agreements of each Obligor (other than the Company) under the Financing Documents has been received by each such Obligor.

(E)                                 We express no opinion as to the application of, and our opinions are subject to the effect, if any, of

(i)                                     laws or regulations applicable to the subject transactions because of the legal or regulatory status of any of the parties to the Financing Documents or the legal or regulatory status of any of their affiliates; or

(ii)                                  except as expressly stated in paragraphs 6, 7 and 11, any federal or state securities or “blue sky” laws or rules and regulations of the Financial Industry Regulatory Authority.

(F)                                 Pursuant to Section 9-108(c) of the NYUCC, a description of collateral as “all assets” or “all personal property” or words of similar import is not sufficient for purposes of Section 9-203 of the NYUCC and, accordingly, we express no opinion regarding, or the effect of, any such description of collateral in the U.S. Security Agreement.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant to the opinions expressed in paragraphs 1, 2, 3 and 4 above, the Delaware General Corporation Law, and, to the extent relevant to paragraph 9 above, the DEUCC, each as currently in effect; and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

Our opinions in paragraph 8 above are limited to Article 9 of the NYUCC, and our opinions in paragraph 10 above are limited to Articles 8 and 9 of the NYUCC and, therefore, those opinions do not address (i) laws of jurisdictions other than New York, and of New York except for Articles 8 or 9, as the case may be, of the NYUCC , (ii) collateral of a type not subject to Article 9 of the NYUCC, and (iii) except as stated in paragraph 10 above, under the NYUCC what law governs perfection of the security interests granted in the collateral addressed by this opinion letter. Our opinions in paragraph 9 above are limited to Article 9 of the DEUCC and, therefore, those opinions do not address (i) laws of jurisdictions other than Delaware, and of Delaware except for Article 9 of the DEUCC, (ii) collateral of a type not subject to Article 9 of the DEUCC, and (iii) except as stated in paragraph 9 above, under the DEUCC what law governs perfection of the security interests in the collateral addressed by this opinion letter.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

The opinions expressed herein are solely for the benefit of the Note Purchasers in connection with the Financing Documents and may not be relied upon in any manner or used for any purpose by any other person, and may not be quoted in whole or in part, without our prior written consent; provided, that this opinion may be relied upon by any subsequent holder of a Note that acquires the Note in compliance with the provisions of the Note Purchase Agreement; provided, further, that copies of this opinion may be furnished to the National Association of Insurance Commissioners or any successor regulatory authority.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule 1

Note Purchasers

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

United States of America

RGA Reinsurance Company

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

United States of America

Exhibit 4.4(a)(ii)

Form of Opinion of English Special Counsel for the Obligors

See attached

DICKSON MINTO W.S.

Broadgate Tower
20 Primrose Street
London EC2A 2EW

Telephone +44 (0)20-7628 4455
FACSIMILE +44 (0)20-7628 0027 General e-mail dicksonminto@dmws.com

Direct Dial +44 (20) 7649 6846
Our Ref: L056 \ 019 \DML\MJB	e-mail lauren.watson@dmws.com
Your Ref:	LN73891303

The Prudential Insurance Company of America

and

RGA Reinsurance Company

each at:

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

(together, the “Purchasers”)

• 2011

Dear Sirs

English Law Legal Opinion - Luxfer Holdings PLC, Luxfer Group Limited, Luxfer Group 2000 Limited, Luxfer Gas Cylinders Limited, Luxfer Group Services Limited, Magnesium Elektron Limited, Luxfer Overseas Holdings Limited and Luxfer Gas Cylinders China Holdings Limited (the “Obligors”)

1.                                      Note Purchase Agreement

This opinion is delivered pursuant to the note purchase agreement dated • by BA Holdings, Inc., the Obligors and the other parties listed in Schedule C attached thereto and the Purchasers relating to $65 million senior secured notes due 2018 (the “Notes”) (the “Note Purchase Agreement”).

2.                                      Definitions

Unless otherwise defined herein and unless the context otherwise requires, words and expressions defined in the Note Purchase Agreement shall bear the same meanings in this opinion and:

“Debenture” means the debenture dated • by the Obligors;

Alastair R. Dickson W.S. Bruce W. Minto Kevan McDonald Michael J. Barren Andrew G. Todd W.S. Colin J. McRae W.S. Martin J. McNair W.S. Fiona M. Alters Colin J. MacNeil W.S. J. Peter Uri Ewan C. Gilchrist W.S. Allen Fraser W.S. Andrew D. Nuthall Douglas A. Armstrong John B. Penttand Paul J. Quinn Associated offices in New York, Washington, Paris, Milan, Rome, Frankfurt and Brusseis through an alliance Winkle Farr & Gallagher LLP Authorised and regulated by the Financial Services Authority

“English Guarantee Agreements” means the guarantee agreements dated • entered into by the Obligors pursuant to the Note Purchase Agreement;

“Intercreditor Deed” means the intercreditor deed dated • between, inter alia, the Obligors, the Debtors (as defined therein), Lloyds TSB Bank plc as Security Trustee, Lloyds TSB Bank plc as senior agent, the Bank Lenders (as Senior Lenders), the Senior Arrangers (as defined therein), the Ancillary Lenders (as defined therein), the Hedge Counterparties (as defined therein), each Bilateral Lender (as defined therein), the Purchasers and the Intra-Group Lenders (as defined therein);

“Note Documents” means the Note Purchase Agreement, each Note, each Transaction Security Document, the Intercreditor Deed, and each English Guarantee Agreement;

“Parent” means Luxfer Holdings plc;

“Facilities Agreement” means the senior facilities agreement dated • and entered into between, inter alia, the Obligors and Lloyds TSB Bank plc (in various capacities).

“Transaction Security Documents” means the Debenture and the U.S. Share Pledge Agreement;

“US Obligors” means each of BA Holdings, Inc., MEL Chemicals Inc., Magnesium Elektron North America Inc., Luxfer Inc., Hart Metals, Inc., and Reade Manufacturing Company; and

“U.S. Share Pledge Agreement” means the share pledge agreement dated • entered into by Luxfer Overseas Holdings Limited in respect of the entire issued share capital of BA Holdings, Inc.

3.                                       Documents Examined

In this transaction, we have acted as legal advisers in England to the Parent and we have examined originals or copies of the following documents:

(a)                                  the memorandum and articles of association, the certificate of incorporation and the certificates of incorporation on change of name (if any) of each of the Obligors in each case as disclosed by our on-line search referred to in paragraph (b) below;

(b)                                 the results of an on-line search of the records of the Registrar of Companies in respect of each of the Obligors carried out by us on • 2011;

(c)                                  minutes of a meeting of the board of directors of each of the Obligors dated • 2011 approving the Note Documents; and

(d)                                 a copy of each of the Note Documents.

2

4.                                      Searches

In giving this opinion we have relied upon the documents which we have examined in respect of the accuracy of the material matters referred to therein, which we have not independently established.

On • 2011 we carried out an on-line search at the Companies Registry, Cardiff in respect of each of the Obligors. Also on • 2011 we made an enquiry of the Companies Court which informed us that it had no record on its central index of the presentation of any winding up petition or petition for the appointment of an administrator in respect of any of the Obligors. We have assumed that a further search at the Companies Registry and a further enquiry of the Companies Court would not reveal any circumstances which would require an amendment to this opinion or affect our willingness to give this opinion.

The searches and enquiry did not reveal the filing of any winding up order, resolution or petition or the filing of any appointment of an administrative receiver or administrator of any of the Obligors.

Except as stated above we have not examined and shall be deemed to have no knowledge of any litigation, contracts, instruments or other documents entered into by or affecting any of the Obligors or any of their respective corporate records and we have not made any other enquiries or searches concerning any of the Obligors.

5.                                      Assumptions

This opinion relates only to English law as it exists at the date hereof and assumes:

(a)                                  the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

(b)                                 the conformity to originals of all documents supplied to us as copies and the authenticity and completeness of the originals of such documents;

(c)                                  that each of the documents which we have examined remains accurate and that none of them has been amended, supplemented, replaced or varied (except in so far as notified to us) and that the on-line records of the Registrar of Companies referred to at paragraph 3(b) above correctly reflect all matters which occurred on or prior to • 2011 and/or which are required to be noted on such records (disregarding for these purposes any grace periods for making any filings under any applicable legislation);

(d)                                 the due authorisation, execution and delivery of the Note Documents by all parties thereto (other than the Obligors) and the capacity, power and authority of each of the parties to the Note Documents (other than the Obligors) to enter into the Note Documents;

3

(e)                                  that the directors’ resolutions of the Obligors recorded in the board minutes referred to in paragraph 3(c) above were duly passed at properly convened meetings, that a duly qualified quorum voted in favour of approving those resolutions, that any provisions contained in the Companies Act 2006 (as amended) or the articles of association of the Obligors relating to the declaration of directors’ interests or the power of the interested directors to vote were duly observed and that such resolutions have not been amended or rescinded and are in full force and effect;

(f)                                    that each of the Obligors was fully solvent at the time of execution of, and immediately after, the execution of the Note Documents to which it is a party and that the execution and performance by each of the Obligors of its obligations under the Note Documents to which it is a party are in its best interests;

(g)                                 that none of the Obligors is restricted by contract or any other arrangement binding on it (with the exception of their memorandum and articles of association) from entering into any of the Note Documents to which it is a party;

(h)                                 that each of the Note Documents (other than those governed by the laws of England and Wales) are legal, valid and binding on the Obligors party to them under the proper law thereof and that there are no provisions of the laws of any jurisdiction outside England which would be contravened by the execution and delivery of the Note Documents and that, to the extent that any obligation contained in the Note Documents falls to be performed in any jurisdiction outside England, its performance will not be illegal by virtue of the laws of that jurisdiction;

(i)                                     that the borrowing limits specified in the articles of association of the Obligors have not been and will not be exceeded by the execution and performance of the Note Documents; and

(j)                                     that the choice of the laws of England and Wales as the proper law of the Note Documents which are governed by the laws of England and Wales is a bona fide choice of law and is not intended to evade any provision or requirement of the laws of any other jurisdiction which would otherwise be applicable.

We have not investigated the laws of any country other than England. We have assumed for the purposes hereof, notwithstanding the fact that any of the Obligors may own assets which are situated outside England that no law other than the law of England affects any of the conclusions stated below.

We express no opinion as to matters of fact.

6.                                      Opinion

Based upon and subject to the foregoing we are of the opinion that so far as the present law of England is concerned:

4

(1)                                 Due Incorporation

Each of the Obligors is a company duly incorporated with limited liability and validly exists under English law.

(2)                                 Powers

Each of the Obligors has the corporate power to enter into and perform its obligations under the Note Documents to which it is a party.

(3)                                 Legal Validity and Enforceability

Each of the Note Documents to which it is a party are legal, valid, binding and enforceable on each of the Obligors and US Obligors.

(4)                                 Due Execution and Delivery

Each of the Obligors has duly executed and delivered the Note Documents to which it is a party.

(5)                                 Security

Subject to due registration where required the Debenture validly creates a security interest over the Secured Assets (as defined therein) of the Chargors (as defined therein).

The security trusts purported to be established by the lntercreditor Deed have been validly constituted under English law.

(6)                                 Compliance with Law and Constitution

All corporate and other action, acts, conditions and things required to be done, fulfilled or performed pursuant to English law or regulation or, with respect to the Obligors, its memorandum and articles of association in order:

(a)                                  to authorise and to enable each of the Obligors and the US Obligors lawfully to enter into, exercise its rights and perform its obligations under the Note Documents to which it is a party;

(b)                                 to ensure that the obligations expressed to be assumed by each of the Obligors and the US Obligors in those of the Note Documents to which it is party are legal, valid and binding and enforceable on and against it in accordance with their respective terms; and

(c)                                  to make the documents admissible in evidence in England,

have been done, fulfilled and performed in compliance with English law and, with respect to the Obligors, the memorandum and articles of association of each of the Obligors (as the case may be).

5

(7)                                 Non-Conflict

The execution, delivery and performance by each of the Obligors of each of the Note Documents to which it is a party does not contravene its memorandum and articles of association or any law or regulation applicable to English companies generally.

(8)                                 Immunity from Suit

In any proceedings taken in England in relation to any of the Note Documents, none of the Obligors shall be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(9)                                 Filings

It is not necessary that any of the Note Documents be filed, registered, recorded or enrolled with any court or other English governmental, judicial or public body, regulatory authority or any other person in connection with its execution, delivery or performance or prior to commencement of any court proceedings relating to it other than delivery of prescribed particulars of each of the Transaction Security Documents together with a copy thereof to the Companies Registration Office in Cardiff for registration pursuant to the Companies Act 2006 within 21 days of its creation.

(10)                          Consents

No consent or approval of any English governmental, judicial or public body, regulatory authority or any other person or entity in England which has not been obtained or taken is, or shall have been, required or is necessary in each case under English law in connection with the execution, delivery and performance of the Note Documents by each of the Obligors and the US Obligors and no stamp, registration or similar tax or charge imposed by any governmental authority of or in the United Kingdom is payable in respect of the execution or delivery of the Note Documents or the performance by the Obligors and the US Obligors of their obligations thereunder.

(11)                          Choice of Law

In any proceedings taken in England in relation to the Note Documents governed by New York law, the choice of New York law as the governing law of such Note Documents will be recognised and applied except insofar as concerns competing rights in relation to property situated in England and Wales or intangible assets governed by English law.

(12)                          Foreign Currency Judgments

It is competent for an English court to enforce a judgment obtained before the English courts which is expressed in terms of a currency

6

other than sterling but the currency must be converted into sterling for enforcement purposes. We express no opinion as to the enforceability in the English courts of a judgment in a currency other than sterling obtained in a jurisdiction outside England. Foreign currency amounts claimed in a liquidation must be converted into sterling at the rate prevailing at the commencement of liquidation.

(13)                          Enforceability of New York Judgment

A judgment for a debt or definite sum of money obtained against any of the Obligors in the Courts of the State of New York or in the United States District Court for the Southern District of New York could not be enforced by registration in the English courts, but such judgment would be treated as itself constituting a cause of action against the appropriate Obligor and could be sued upon in the English courts without re-examination or re-adjudication by the English courts of the matters adjudicated upon provided that:

(a)                                  the original court had jurisdiction to deliver the original judgment under its rules and under the rules of the English courts and the original judgment is final and conclusive between the parties;

(b)                                 the original judgment was given in respect of a cause of action known to English law;

(c)                                  the original judgment is not for multiple damages or for taxes or charges of a like nature or fines or other penalties;

(d)                                 the original judgment was not obtained by fraud or in proceedings contrary to natural justice and its enforcement is not contrary to English public policy;

(e)                                  restrictions have not been imposed under the Protection of Trading Interests Act 1980 prior to judgment being enforced (no relevant restrictions exist under the Act at the date of this opinion);

(f)                                    enforcement proceedings are instituted within six years after the date of the original judgment; and

(g)                                 the original judgment is not inconsistent with an English judgment in respect of the same matter.

(14)                          Ranking

Each Obligor’s obligations under its English Guarantee Agreement rank at least equally and ratably and pari passu with all other unsecured and unsubordinated obligations of such Obligor other than those preferred by operation of law applying to English companies generally.

7

(15)                          Taxes

No United Kingdom taxes, duties (whether value added tax or stamp duty), charges or fees are payable by any of the Obligors in connection with the execution or delivery of or any payment under the Note Documents and all payments by the Obligors under the Note Documents may be made without deduction of United Kingdom taxes. No United Kingdom stamp duty or stamp duty reserve tax is payable by any Purchaser in connection with the execution or delivery of any of the Note Documents.

(16)                          Miscellaneous

It is not necessary under the laws of the United Kingdom in order to enable any person to enforce its rights under the English Guarantee Agreements that such person be licensed, qualified or otherwise entitled to carry on business in the United Kingdom.

7.                                      Qualifications

(1)                                 Enforceability

The term “enforceable” when used in this opinion in relation to obligations means that the obligations assumed by the relevant party under the relevant Document are of a type which the English courts will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.

The term “enforceable” when used in this opinion as applied to any security interest means that the security interest constitutes a valid, binding and effective right in security over the property concerned.

(2)                                 Time Bar and Set-off or Counterclaim

Enforcement of obligations may become time barred by statute or may be or become subject to defences of set-off or counterclaim which may apply notwithstanding the terms of the document.

(3)                                 Public Policy

Where obligations are to be performed or observed in jurisdictions outside England, or by a person subject to the laws of a jurisdiction outside England, they may not be enforceable under English law to the extent that performance or observance would be illegal or contrary to public policy under the laws of any such jurisdiction or by virtue of any international treaty to which England is a party and would not be enforceable in England to the extent that performance would be illegal or contrary to public policy under English law.

(4)                                 Third Party Rights

In relation to any contract made on or after 11th May 2000, a person

8

who is not a party to that contract but who is identified in the contract by name or as a member of a class or as answering a particular description will be able to enforce any of its terms which are expressed to be for his benefit but only if:

(1)                                  the contract expressly provides that he may; or

(2)                                  the term which he is seeking to enforce purports to confer a benefit on him;

unless on a proper construction of the contract it appears that the parties to the contract did not intend the term to be enforceable by him.

In relation to any contract made before 11th November 1999 a person who is not a party to that contract will not be able to enforce any of its terms even if the contract is expressed to be for the benefit of that person.

For any contract made on or after 11th November 1999 but before 11th May 2000 a person who is not a party to that contract will have the rights which he would have had if the contract had been entered into on or after 11th May 2000 but only if the contract expressly provides for the application of the Contracts (Rights of Third Parties) Act 1999.

(5)                                 Specific Performance

The power of the English courts to make an order for specific performance of an obligation or to order any other equitable remedy is discretionary and, accordingly, an English court might make an award of damages where specific performance of any obligation or any other equitable remedy is sought and no opinion is given as to how the English courts might exercise that discretion.

(6)                                 Concurrent Proceedings

An English court may suspend proceedings if concurrent proceedings are being brought elsewhere.

(7)                                 Severability

Provisions as to severability may not be binding under English law, the question of whether or not any provision relating to invalidity on account of illegality may be severed from the other provisions thereto in order to save those other provisions being determined by an English court in its discretion.

(8)                                 Costs Indemnity

An English court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of a suit in an English court, an English court may not award by way of costs

9

all of the expenditure incurred by a successful litigant in proceedings brought before the court and an undertaking by an Obligor in the Debenture to bear any indemnity in respect of any taxes or duties might not be enforceable and may be held to be void in respect of United Kingdom stamp duties, pursuant to Section 117 of the Stamp Act 1891.

(9)                                 Exercise of Discretion

Where a person is vested with a discretion or may determine a matter in his opinion then English law may require that such discretion is exercised objectively and reasonably or that such opinion is based upon reasonable and objective grounds.

(10)                          Bankruptcy

Our opinion as regards the binding effect of the obligations of the Obligors or the power of each of the Obligors as appropriate to exercise its rights and perform its obligations under the Note Documents is subject to any limitations arising from bankruptcy, insolvency, winding up, liquidation, administration, receivership, dissolution, reorganisation and similar laws generally affecting the rights of creditors.

(11)                          Property Outside England

We express no opinion as to the efficacy of the Transaction Security Documents in relation to any property situated outside England and Wales or which is otherwise subject to the laws of any other jurisdiction other than England.

(12)                          Equitable Supervision of Enforcement

The exercise by the Purchasers and the Security Trustee of the powers and remedies conferred on them by the Note Documents or otherwise vested in them by law will be subject to general equitable principles regarding the enforcement of security and the general supervisory powers and discretion of the English courts in the context thereof and we express no opinion as to the efficacy of any powers conferred upon the Purchasers and the Security Trustee or any receiver appointed under the Transaction Security Documents insofar as these powers go beyond those conferred by statute or by common law.

(13)                          Priority and nature of charges

We express no opinion in respect of the relevant priority rules for any security created by the Note Documents because, firstly, in the case of assets situated outside England and Wales, priority will be likely to be determined by the laws of the place in which they are situated and secondly in so far as any English laws apply with regard to this matter, these are complex and depend partly upon the type of asset and the type of charge.

10

However, without being comprehensive, we would particularly draw your attention to the following points:

(a)                                  encumbrances (if any) created on security assets prior to the security created thereover by the relevant Note Documents may rank prior to that created by the Note Documents;

(b)                                 certain statutory preferences, fixed charges, possessory liens, preferred creditors and other priorities arising by law may have a prior ranking;

(c)                                  the security created under the relevant Note Documents may be defeated by interests acquired by third parties without notice of the charges created thereby;

(d)                                 to the extent that the security assets include property acquired after the date of the relevant Note Documents, the charges created thereunder may be subject to any security interests and other rights affecting such property on the acquisition thereof;

(e)                                  to the extent that the security assets are subject to a floating charge under the Transaction Security Documents, such charge will take effect subject to any charges or other rights (including creditors’ processes) validly created or arising prior to the crystallisation of such floating charge;

(f)                                    we express no opinion on whether any provision in any of the Note Documents conferring a right of set-off or similar right would be effective against a liquidator, administrator or creditor.

(14)                          Taxes

Our opinion at paragraph 6(15) above is expressed on the basis that:-

(i)                                     the Obligors are and will remain resident in the United Kingdom for taxation purposes; and

(ii)                                  all payments of interest to be made by or through an Obligor pursuant to the Note Documents will be paid either:-

(a)                                  to a Lender which is a “bank” within the meaning of section 991 of the Income Tax Act 2007 and which is beneficially entitled to interest payable to it under the Note Documents and is within the charge to United Kingdom corporation tax with respect to that interest; or

(b)                                 (i)                                     a company resident in the United Kingdom for tax purposes which, at date of payment, is beneficially entitled to the interest payable to it under the Note Document; or

11

(ii)                                  a person fulfilling any one of the conditions set out in sections 933 to 937 (inclusive) of the Income Tax Act 2007 which at the date of payment, is beneficially entitled to the interest payable to it under the Note Documents; or

(iii)                               a company not resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency which, at the date of payment, is beneficially entitled to the interest payable to it under the Note Documents and which brings the interest into account in computing its chargeable profits (within the meaning given by Section 11(2) of the Income and Corporation Taxes Act 1988);

in each case in respect of which the Obligor has not received a notification (which remains valid) from the Board of the Inland Revenue directing that section 930 of the Income Tax Act 2007 is not to apply to any such payment; or

(c)                                  pursuant to valid formal confirmation from the HM Revenue & Customs that the relevant provisions of an applicable double taxation convention enable the interest to be paid without deduction of tax.

(15)                          Security Rights

We do not provide any opinion on the validity of any provision of the Note Purchase Agreement which purports to create any security rights (or liens) on the part of the Company or in respect of any asset of the Company.

(16)                          Exclusive Jurisdiction

Notwithstanding any provision of any of the Note Documents which awards the courts of England exclusive jurisdiction to hear and determine any action or proceeding and to settle any dispute which may arise out of or in connection with any of the Note Documents, if any proceedings are brought in any court of another member state of the European Union before any proceedings are brought in the English courts in relation to the same subject matter, any such English proceedings will be suspended until the foreign court has decided whether or not it has jurisdiction to hear the case and if the foreign court decides that it has jurisdiction the English court must decline to accept the case.

(17)                          Human Rights Act 1998

We have taken no account of the effect of the Human Rights Act 1998 on any laws applicable to the interpretation or enforcement of the

12

Note Documents or on the action by any party in entering into or performing the Note Documents. The Human Rights Act 1998 gives effect to rights and fundamental freedoms guaranteed under the European Convention on Human Rights (“Convention Rights”). It is unlawful for a public authority to act in a way which is incompatible with a Convention Right and, wherever possible, primary and subordinated legislation must be read and given effect in a way which is compatible with Convention Rights. There is only limited English case law to provide guidance on how the law introduced by the Human Rights Act 1998 will apply to different circumstances.

(18)                          Additional Interests

If a provision for the payment of compensation or additional interest is not a genuine estimate of the loss of the aggrieved party, then that provision may be held to be unenforceable on the grounds that it is the penalty.

(19)                          Oral Agreement

The terms of a written agreement may be varied by oral agreement of the parties notwithstanding that such written agreement requires variations to be made only in writing.

(20)                          Unfair Contract Terms Act 1977

The effect of contract terms purporting to exclude or restrict liability for negligence or breach of duty is limited by the Unfair Contract Terms Act 1977 and the Unfair Terms in Consumer Contracts Regulations 1999.

8.                                      Reliance

This opinion (qualified as set forth herein) is given on the basis that it will be governed by and construed in accordance with the laws of England at the date hereof, is solely for the benefit of the addressees in connection with the transaction referred to above only in their various capacities referred to above and is not to be relied on by any other person for any other purpose, nor is it to be quoted or made public in any way; provided that this opinion may be relied upon by any subsequent holder of a Note that acquires the Note in compliance with the provisions of the Note Purchase Agreement. We do not render any opinion with respect to any matters except as expressly set forth above. For the avoidance of doubt, copies of this opinion may be furnished to the National Association of Insurance Commissioners or any successor regulatory authority.

Yours faithfully

Dickson Minto W.S.

13

Exhibit 4.4(a)(iii)

Form of Opinion of New Jersey Special Counsel for the Obligors

See attached

, 2011

To the Note Purchasers

listed in Schedule 1 hereto

(the “Note Purchasers”)

c/o

Ladies and Gentlemen:

We have acted as special New Jersey counsel for MEL Chemicals Inc. (formerly known as Magnesium Elektron Inc., a New Jersey Corporation) (“MEL”) in connection with the Note Purchase Agreement, dated as of May [•], 2011 (the “Note Purchase Agreement”), among (i) BA Holdings, Inc., a Delaware corporation (the “Company”), (ii) Luxfer Holdings PLC (Registered No. 3690830), a Public Limited Company, organized under the laws of England and Wales (“Parent Guarantor”) and (iii) each of the parties listed in Schedule 2 hereto (each an “Original Subsidiary Guarantor”) and the Note Purchasers. The Company, the Parent Guarantor and the Original Subsidiary Guarantors are referred to herein collectively as the “Obligors”; the Company, Luxfer Inc., a Delaware corporation, Hart Metals, Inc., a Delaware corporation, Reade Manufacturing Company, a Delaware corporation, and Magnesium Elektron North America Inc., a Delaware corporation, are referred to herein collectively as the “DE Obligors”; and the DE Obligors and MEL are referred to herein collectively as the “U.S. Obligors”. This opinion is delivered to you pursuant to Section [4.4] of the Note Purchase Agreement. Capitalized terms used herein that are defined in, or by reference in, the Note Purchase Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. The Uniform Commercial Code of the State of New York is referred to herein as the “NYUCC.” Terms used herein that are defined in Articles 8 and 9 of the NYUCC and not otherwise defined herein have the meanings assigned to such terms therein. The Uniform Commercial Code of the State of New Jersey is referred to herein as the “NJUCC.” “UCC” means the NYUCC and the NJUCC, as applicable. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals, or certified, conformed or reproduction copies, of such documents and records of MEL, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of each Obligor and others, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (each dated [closing date to be inserted], unless otherwise noted):

(a)                                  An executed copy of the Note Purchase Agreement, dated May [•], 2011;

(b)                                 An executed copy of each of the Senior Secured Notes (the “Notes”) issued by the Company on the date hereof pursuant to the Note Purchase Agreement;

(c)                                  An executed copy of the Security Agreement (the “U.S. Security Agreement”) between the U.S. Obligors and the Security Trustee, as security trustee for the Note Purchasers and the other Secured Parties (in each case where used herein, as defined in the Intercreditor Deed) (in such capacity, the “Security Trustee”);

(d)                                 An executed copy of the Share Pledge Agreement (the “U.S. Pledge Agreement”) between the Company, MEL and Luxfer Overseas Holdings Limited, a company incorporated in England and Wales with company number 3081726 (“Overseas Holdings” and, together with the Company and MEL, the “Pledgors”) and the Security Trustee;

(e)                                  An executed copy of the Intercreditor Deed (the “Intercreditor Deed”), dated              , 2011, between Parent Guarantor, the Company, the Original Subsidiary Guarantors, the Security Trustee, the Note Purchasers and the other agents and fmancial institutions listed on the signature pages thereto;

(f)                                    An executed copy of the Debenture (the “Debenture”)[, dated May [•], 2011,] between [Parent Guarantor, the Company, the Original Subsidiary Guarantors] and the Security Trustee;

(g)                                 Unfiled copies of a financing statement on form UCC-1 (the “NJ Financing Statement”) naming MEL as debtor and the Security Trustee as secured party, a copy of which is attached hereto as Exhibit A, which NJ Financing Statement we understand is to be filed with the Office of the Secretary of State of the State of New Jersey, Uniform Commercial Code Section (the “NJ Filing Office”);

(h)                                 The Secretary’s Certificate of MEL delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit B; and

(i)                                     The Officer’s Certificate of MEL delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit C;

(j)                                     The Unanimous Written Consent of the Board of Directors of BA Holdings, Inc., dated                    .

2

The documents referred to in items (a) through (d) above are referred to herein collectively as the “NY Law Financing Documents”; the NY Law Financing Documents, the Intercreditor Deed and the Debenture are referred to herein collectively as the “Financing Documents”; and the documents referred to in items (a) through (j) above are referred to herein collectively as the “Documents”.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or facsimile, electronic or photo static copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and representations contained in the Documents and certificates and other information of or from representatives of MEL and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph 1 below, we have relied solely upon certificates of public officials. The opinions expressed in clause (b) of paragraph 4 below are limited to our review of only those laws and regulations that, in our experience, are normally applicable to borrowers and guarantors in transactions of the type contemplated by the Financing Documents.

To the extent it may be relevant to the opinions expressed herein, we have assumed (i) that all of the parties to the Financing Documents (other than MEL) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to execute and deliver the Financing Documents, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (ii) that the Financing Documents have been duly authorized, executed and delivered by all of the parties thereto (other than MEL ), (iii) that the Financing Documents constitute valid and binding obligations of all the parties thereto, enforceable against such parties in accordance with their respective terms, (iv) that all of the parties to the Financing Documents comply with all laws applicable thereto (including without limitation the laws of England and Wales and the State of New Jersey) and based our opinion upon (v) the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated             indicating that item (j), that the unanimous written consent of the Board of Directors of BA Holdings, Inc. was duly authorized, within the power of BA Holdings, Inc. and was issued after all corporate action necessary to authorize it was taken.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                       MEL is a corporation validly existing and in good standing under the laws of the State of New Jersey.

2.                                       MEL has the requisite corporate power, and has taken all corporate action necessary to authorize it, to execute and deliver each of the Financing Documents to which it is a party, to perform its obligations thereunder and to grant the security interests pursuant to the Financing Documents to which it is a party.

3

3.                                       MEL has duly executed and delivered each of the Financing Documents to which it is a party.

4.                                       The execution and delivery by MEL of the Financing Documents to which it is a party and the performance by MEL of its obligations thereunder,

(a)                                  solely with respect to MEL, do not contravene any provision of the certificate of incorporation or by-laws of MEL, and

(b)                                 do not violate the laws, or regulations of any governmental agency or authority, of the United States of America or the State of New Jersey applicable to MEL or its property and do not require under such laws or regulations any filing or registration by MEL with, or approval or consent to MEL of, any such governmental agency or authority that has not been made or obtained except (i) those required in the ordinary course of business after the date hereof in connection with the performance by MEL of its obligations under certain covenants contained in the Financing Documents, (ii) to perfect or release security interests or other liens thereunder, and (iii) pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto; it being understood that the opinion in this paragraph 4 does not address any federal or state securities or “blue sky” laws or rules and regulations.

5.                                       Upon the timely and proper filing of the Financing Statement, the Security Trustee, for the benefit of the Secured Parties (in each case used herein as defined in the U.S. Security Agreement), has a perfected security interest under the NJUCC in MEL’s rights in the portion of the Collateral (in each case used herein as described in the U.S. Security Agreement and indicated on the NJ Financing Statement) as constitutes personal property of MEL in which a security interest can be perfected by the filing of UCC financing statements in the State of Jersey under the NJUCC.

6.                                       The U.S. Pledge Agreement, together with physical delivery of the certificates representing the shares of stock identified on Schedule I to the U.S. Pledge Agreement (the “Pledged Securities”) accompanied by an effective endorsement to the Security Trustee or in blank, to the Security Trustee in the State of New York, creates in favor of the Security Trustee a valid and perfected security interest in MEL’s rights in the Pledged Securities. Assuming the Security Trustee (and each of the Secured Parties) acquires its interest in the Pledged Securities without notice of any adverse claim and that each of the Pledged Securities is either in bearer form or is in registered form issued in the name of the Security Trustee or accompanied by an effective endorsement to the Security Trustee or in blank, the Security Trustee will acquire its security interest in the Pledged Securities free of any adverse claim.

We have assumed for purposes of our opinions in paragraphs 5 and 6 the following:

(i)                                     MEL has (or has the power to transfer) sufficient rights in the subject collateral for the security interest in favor of the Security Trustee to attach;

4

and value has been given by the Note Purchasers to MEL for the security interest granted by MEL in the subject collateral;

(ii)                             that (x) the certificate of incorporation of MEL has not been amended, (y) the name and jurisdiction of organization of MEL is true and accurate in accordance with the records of the Secretary of State of the State of New Jersey and (z) there are no proceedings for the merger, consolidation, dissolution, liquidation, termination, change of jurisdiction of organization or change of name of MEL;

(iii)                          the Secured Parties (or any bailee of the Secured Parties) are not acting in a capacity as a securities intermediary in connection with any of the Collateral or the Financing Documents; and

(iv)                         The Obligors and MEL do not control, are not controlled by, and are not under common control with, the Security Trustee (or any bailee of the Security Trustee); the Security Trustee, or any bailee that has acknowledged in an authenticated record that it is holding on behalf of the Security Trustee, retains continuous and exclusive possession in the State of New York of the Pledged Securities and has possession of such items solely on behalf of the Secured Parties and not any other person; the Pledged Securities are the only certificates issued and outstanding with respect to the shares of capital stock intended to be represented thereby; and the Pledged Securities (other than those issued by MEL) are certificated securities.

The opinions set forth above are subject to the following qualifications:

(A)                              We express no opinion as to:

(i)                                     the validity, binding effect or enforceability of any provision in any Document signed by MEL:

(a)                                  relating to (I) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New Jersey, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of such provision (x) is to be considered by any court other than a court of the State of New Jersey or a federal court sitting in the State of New Jersey, in each case applying the choice of law rules of the State of New Jersey, or (y) is contrary to the governing law provided in Section 1-105(2), 8-110 or 9-301 to 9-306 of the NJUCC, or (III) service of process, or (IV) waivers of any rights to trial by jury;

5

(b)                                 relating to indemnification, contribution or exculpation (I) in connection with violations of applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(c)                                  specifying that provisions thereof may be modified or waived only in writing;

(d)                                 that purports to give any person the power to accelerate obligations, foreclose on collateral or require additional collateral at will or without notice to MEL;

(e)                                  relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture;

(f)                                    relating to any purported waiver, release or variation of rights or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Obligor under any of the Financing Documents to the extent limited by Sections 1-102(3) of the NJUCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, ground for discharge or release of, or defense available to, an obligor generally or as a guarantor or co-obligor or otherwise available as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by Sections 9-602 or 9-603 of the NJUCC or other applicable law (including judicial decisions);

(g)                                 that purports to create a trust, power of attorney or other fiduciary relationship;

(h)                                 providing for payments by MEL in a currency other than U.S. dollars to the extent that a court will under applicable law convert a judgment rendered in such other currency into U.S. dollars;

(i)                                     that purports to limit the ability of MEL or any other person to transfer any of its right, title or interest in or to any collateral, to

6

the extent contemplated by Section 9-401 of the NJUCC or other applicable law regarding restraints on alienation;

(j)                                     relating to third party beneficiary rights of the Note Purchasers, the Security Trustee or other persons;

(ii)                                  the effect of any law of any jurisdiction other than the State of New Jersey wherein any party to the Financing Documents may be located or wherein enforcement of any Financing Document may be sought that limits the rates of interest legally chargeable or collectible;

(iii)                               the right, title or interest of MEL (or the power of MEL to transfer rights) in or to any collateral under the Financing Documents or any other property; whether any property constitutes a particular type of collateral under the UCC; or the validity or effectiveness for any purpose of any such collateral or any other property;

(iv)                              except as expressly stated in paragraphs 5 and 6 above, the creation, attachment, validity, binding effect, enforceability or perfection of any security interest, mortgage, pledge, lien or other encumbrance that may be created under any of the Financing Documents, or, except as stated in the second sentence of paragraph 6 above, the priority or other effect of perfection or non-perfection of any security interest created under any of the Financing Documents;

(v)                                 the creation, attachment, validity, binding effect, enforceability, perfection, priority or other effect of perfection or non-perfection of any security interest in: (1) the proceeds of any collateral other than in accordance with, and subject to the limitations set forth in Section 9-315 of the NJUCC, (2) goods which are accessions to, or commingled or processed with, other goods other than in accordance with, and subject to the limitations set forth in Sections 9-335 or 9-336 of the NJUCC, (3) goods which are subject to a certificate-of-title statute, (4) consumer goods, (5) commercial tort claims, (6) rights to demand payment or performance under a letter of credit, (7) commodity accounts or commodity contracts, (8) as extracted collateral, (9) farm products, (10) goods that are or are to become fixtures, (11) health care insurance receivables, (12) manufactured homes, (13) standing timber or timber to be cut, (14) cooperative apartment interests, (15) any item of collateral that is subject to restriction on or prohibition against transfer (except to the extent limited by Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the NJUCC) contained in any agreement, instrument, document or applicable law governing, evidencing or otherwise relating to such item, or (16) any obligations of the United States of America or any agency or instrumentality thereof;

7

(vi)                              any filings or other actions required after the date of this opinion to maintain the perfection, priority or other effect of perfection of the security interests under the Financing Documents in any collateral; and

(vii)                           any agreement, instrument or other document referred to, or incorporated by reference, in any of the Financing Documents, other than the Financing Documents listed in this opinion letter.

(viii)                        MEL’s ownership of any asset included in the collateral or otherwise provided as security.

(B)                                Our opinions are subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether considered in a proceeding at law or in equity, and (iii)  the qualification that certain provisions of the Financing Documents (other than the Notes) may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against any Obligor of the Financing Documents as a whole, and the Financing Documents and the laws of the State of New Jersey contain adequate provisions for enforcing payment of the obligations governed or secured thereby, subject to the other qualifications contained in this letter.

(C)                                Provisions in a guarantee (or equivalent) that provide that the guarantor’s liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guarantee or by modifications or waivers of provisions of the guaranteed obligations might not be enforceable if such actions, failures to act, modifications or waivers so change the essential nature of the terms and conditions of the guaranteed obligations that, in effect, a new contract has arisen between such recipient and the primary obligor on whose behalf the guarantee was issued.

(D)                               We have assumed that (i) the obligations of MEL under the Financing Documents are necessary or convenient to the conduct, promotion or attainment of the business of MEL; and (ii) consideration that is sufficient to support the agreements of MEL under the Financing Documents has been received by MEL.

(E)                                      We express no opinion as to the application of, and our opinions are subject to the effect, if any, of

(i)                                     laws or regulations applicable to the subject transactions because of the legal or regulatory status of any of the parties to the Financing Documents or the legal or regulatory status of any of their affiliates; or

(ii)                                  any federal or state securities or “blue sky” laws or rules and regulations of the Financial Industry Regulatory Authority.

8

(F)                                 Pursuant to Section 9-108(c) of the NJUCC, a description of collateral as “all assets” or “all personal property” or words of similar import is not sufficient for purposes of Section 9-203 of the NJUCC and, accordingly, we express no opinion regarding, or the effect of, any such description of collateral in the U.S. Security Agreement.

The opinions expressed herein are limited to laws of the State of New Jersey. No opinion is expressed with respect to any other laws (including without limitation the laws of England, Wales, the State of New York or the State of Delaware) or any effect that such other laws may have on the opinions expressed herein.

Our opinion in paragraphs 5 above are limited to the NJUCC, and our opinions in paragraph 6 above are limited to the NJUCC and, therefore, those opinions do not address (i) laws of jurisdictions other than New Jersey, (ii) collateral of a type not subject to the NJUCC, and (iii) except as stated in paragraph 5 above, under the NJUCC what law governs perfection of the security interests granted in the collateral addressed by this opinion letter.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

The opinions expressed herein are solely for the benefit of the Note Purchasers in connection with the Financing Documents and may not be relied upon in any manner or used for any purpose by any other person, and may not be quoted in whole or in part, without our prior written consent; provided, that this opinion may be relied upon by any subsequent holder of a Note that acquires the Note in compliance with the provisions of the Note Purchase Agreement; provided, further, that copies of this opinion may be furnished to the National Association of Insurance Commissioners or any successor regulatory authority.

Very truly yours,

MONTALBANO, CONDON & FRANK, P.C.

RICHARD H. SARAJIAN

RHS/adt

9

Schedule 1

Note Purchasers

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

United States of America

RGA Reinsurance Company

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

United States of America

Exhibit 4.4(a)(i)

Form of Opinion of U.S. Special Counsel for the Obligors

See attached

Final form subject to no change in status between signing and closing

[              ], 2011

To each of the Purchasers set forth

on Annex 1 hereto

Re:    BA Holdings, Inc.

US$65,000,000 Senior Secured Notes due June 15, 2018

Ladies and Gentlemen:

We have acted as special counsel for each of the Purchasers named on Annex 1 hereto (collectively, the “Purchasers”) in connection with that certain Note Purchase Agreement dated as of May 13, 2011 (the “Note Purchase Agreement”), by and among BA Holdings, Inc., a Delaware corporation (the “Issuer”), Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (the “Parent Guarantor”), each of the parties listed in Schedule C attached thereto (collectively, the “Original Subsidiary Guarantors” and together with the Issuer and the Parent Guarantor, collectively, the “Obligors”), and the Purchasers. The Note Purchase Agreement provides, among other things, for the issuance and sale by the Issuer and the purchase by the Purchasers of an aggregate principal amount of US$65,000,000 of the Issuer’s Senior Secured Notes due June 15, 2018. The Notes (as defined below) will be guaranteed by (a) MEL Chemicals Inc., a New Jersey corporation, and Magnesium Elektron North America Inc., Luxfer Inc., Hart Metals, Inc. and Reade Manufacturing Company, each a Delaware corporation (collectively, the “U.S. Guarantors”), pursuant to the Note Purchase Agreement and (b) the Parent Guarantor and Luxfer Group Limited, Luxfer Group 2000 Limited, Luxfer Gas Cylinders Limited, Luxfer Group Services Limited, Magnesium Elektron Limited, Luxfer Overseas Holdings Limited and Luxfer Gas Cylinders China Holdings Limited, each a limited company organized under the laws of England and Wales, pursuant to separate guarantee agreements, each dated the date hereof and delivered to the Purchasers pursuant to Section 4.10 of the Note Purchase Agreement.

Capitalized terms used herein, and not defined herein, have the respective meanings ascribed to them pursuant to the terms of the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement. Our representation of the Purchasers has been as special counsel for the purposes stated above.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon:

(1)                                  the representations and warranties of the Obligors and the Purchasers set forth in the Note Purchase Agreement; and

(2)                                  certificates of public officials and of certain officers of the Obligors delivered in connection with the Closing;

and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates.

In connection with this opinion, we have examined originals or copies of the following documents:

(a)                                  the Note Purchase Agreement;

(b)                                 the Senior Secured Notes, each dated the date hereof and due June 15, 2018, in the form of Exhibit 1.1(a) to the Note Purchase Agreement and registered in the respective names and principal amounts, and with the respective registration numbers, as set forth on Schedule A to the Note Purchase Agreement (collectively, the “Notes”);

(c)                                  Officer’s Certificates executed on behalf of each Obligor, dated the date hereof and delivered pursuant to Section 4.3(a) of the Note Purchase Agreement, certifying as to the matters set forth therein;

(d)                                 a certificate of the Secretary or an Assistant Secretary of the Issuer, dated the date hereof, annexing thereto (among other documents) and certifying as accurate and complete the incumbency of officers of the Issuer and copies of the Issuer’s certificate of incorporation, certified by the Delaware Secretary of State as of a recent date, and the Issuer’s by-laws (collectively, the “Issuer Governing Documents”) and corporate resolutions authorizing the Issuer’s participation in the transactions contemplated by the Transaction Documents (as defined below);

(e)                                  a certificate of the Secretary, an Assistant Secretary or a Director (or other appropriate Person) of each U.S. Guarantor, dated the date hereof, annexing thereto (among other documents) and certifying as accurate and complete the incumbency of officers of such U.S. Guarantor and copies of such U.S. Guarantor’s certificate of incorporation, certified by the Secretary of State of the state of its incorporation as of a recent date, and such U.S. Guarantor’s by-laws (collectively, the “U.S. Guarantor Governing Documents” and together with the Issuer Governing Documents, the “Governing Documents”) and corporate resolutions authorizing such U.S. Guarantor’s participation in the transactions contemplated by the Transaction Documents (as defined below);

3

(f)                                         a cross receipt evidencing receipt of funds by the Issuer and receipt of the Notes by the Purchasers (the “Cross Receipt”);

(g)                                      the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel for the Obligors, dated the date hereof and delivered to the Purchasers pursuant to Section 4.4(a) of the Note Purchase Agreement;

(h)                                      the opinion of Montalbano, Condon & Frank, P.C., New Jersey counsel for the Obligors, dated the date hereof and delivered to the Purchasers pursuant to Section 4.4(a) of the Note Purchase Agreement; and

(i)                                          the opinion of Dickson Minto W.S., English counsel for the Obligors, dated the date hereof and delivered to the Purchasers pursuant to Section 4.4(a) of the Note Purchase Agreement.

The documents referenced in clauses (a) and (b) above are hereinafter referred to collectively as the “Transaction Documents.”

This opinion is based entirely on our review of the documents listed in the preceding paragraph and we have made no other documentary review or investigation for purposes of this opinion.

Based on such investigation as we have deemed appropriate the opinions referred to in clauses (g), (h) and (i) above are satisfactory in form and scope to us, and in our opinion you are justified in relying thereon.

We have assumed the genuineness of all signatures, that any signature purported to be made by an attorney-in-fact pursuant to a power of attorney has been effectively made pursuant to a valid power of attorney executed by the principal, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document, and that each Obligor, and each other Person executing such documents (including, without limitation, the Transaction Documents) validly exists and is in good standing under the laws of the jurisdiction in which it was organized, had and has the power and authority to enter into and perform its obligations under the Transaction Documents under its governing organizational documents, applicable enterprise legislation and other applicable law, and is qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such documents. We have further assumed that such documents have been duly authorized, executed and delivered

4

by each Person executing such documents and, as to Persons other than the Obligors, are binding upon and enforceable against such Persons.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. Except to the extent addressed below in paragraph 6, this opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law, and the federal laws of the United States of America (in each case, except for treaties and laws relating to international relations and federal and state tax, energy, utilities, national security, anti-money laundering and antitrust laws, as to which we express no opinion in this letter), and we express no opinion as to the laws of any other jurisdiction. In particular, our opinion in paragraph 3 below is based solely on a review of the Governing Documents and not on any analysis of the internal substantive law of the jurisdiction of organization of the Issuer or any of the U.S. Guarantors, including statutes, rules or regulations or any interpretations thereof by any court, administrative body or other Governmental Authority, and we express no opinion in paragraph 3 below as to the internal substantive law of the Issuer’s or any of the U.S. Guarantors’ jurisdictions of organization. We note that the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each, a “Chosen-Law Provision”). Except to the extent addressed below in paragraph 6 no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents. Except as set forth in paragraph 5 below, we express no opinions as to any securities or “blue sky” laws of any jurisdiction.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

(a)                                       We have assumed without any independent investigation (i) that the execution, delivery and performance by each of the parties thereto of the Transaction Documents do not and will not conflict with, or result in a breach of, the terms, conditions or provisions of, or result in a violation of, or constitute a default or require any consent (other than such consents as have been duly obtained) under, any organizational document of the Obligors other than the Governing Documents (including, without limitation, applicable corporate charter documents and by-laws), any order, judgment, arbitration award or stipulation, or any agreement, to which any of such parties is a party or is subject or by which any of the properties or assets of any of such parties is bound, (ii) that the statements regarding delivery and receipt of documents and funds referred to in the Cross Receipt between you and the Issuer are true and correct, and (iii) that

5

the Transaction Documents are a valid and binding obligation of each party thereto to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Obligors and relevant to our opinions expressed below).

(b)                                      The enforcement of any obligations of any Person under any Transaction Document or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any Person under the Transaction Documents or otherwise.

(c)                                       We express no opinion as to the availability of any specific or equitable relief of any kind.

(d)                                      The enforcement of any of the rights of any holder of Notes may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)                                       We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to:

(i)             waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(ii)          waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

(iii)            waivers of any applicable defenses, setoffs, recoupments, or counterclaims;

(iv)      exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights; or

(v)         waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law.

6

(f)                                         We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

(g)                                      Our opinion in paragraph 4 below is based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to any of the Obligors.

(h)                                      We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

(i)                                          We express no opinion as to the perfection, priority, attachment, validity or enforceability of any security interest, mortgage, or other lien or encumbrance with respect to any of the property or assets of any Obligor.

Based on the foregoing, we are of the following opinions:

1.                                            Each of the Transaction Documents to which an Obligor is a party constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms.

2.                                            The execution and delivery by each Obligor of each Transaction Document to which such Obligor is a party, the issuance and sale of the Notes by the Issuer, and the performance by each Obligor of its respective obligations under the Transaction Documents to which such Obligor is a party will not constitute a violation of any law, statute, rule or regulation of the State of New York.

3.                                            The execution and delivery by the Issuer and each U.S. Guarantor of each Transaction Document to which such Person is a party, the issuance and sale of the Notes by the Issuer, and the performance by the Issuer and each U.S. Guarantor of its respective obligations under the Transaction Documents to which such Person is a party will not constitute a violation of its respective Governing Documents.

4.                                            No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America are required under the laws of the State of New York or the United States of America on behalf of (a) any Obligor in connection with the execution and delivery by such

7

Obligor of each of the Transaction Documents to which such Obligor is a party, or (b) the Issuer in connection with the offer, issue, sale or delivery of the Notes by the Issuer on the date hereof, in each case under the circumstances contemplated by the Transaction Documents.

5.                                       It is not necessary in connection with either (a) the offer and sale of the Notes delivered to you today under the circumstances contemplated by the Transaction Documents, or (b) the issuance and delivery by the U.S. Guarantors of the Unconditional Guarantee set forth in the Note Purchase Agreement under the circumstances contemplated by the Transaction Documents, to register the offer and sale to you today of the Notes or the Unconditional Guarantee under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

6.                                       Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

This opinion is delivered solely to the Purchasers and for the benefit of the Purchasers in connection with the Transaction Documents and may not be relied upon by the Purchasers for any other purpose or relied upon by any other Person (other than future holders of the Notes acquired in accordance with the terms of the Note Purchase Agreement) for any reason without our prior written consent.

Very truly yours,

BINGHAM McCUTCHEN LLP

8

Annex I

Purchasers

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601’

RGA Reinsurance Company

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

Exhibit 4.4(a)(ii)

Form of Opinion of English Special Counsel for the Obligors

See attached

Final form subject to no change in status between signing and closing

[                 ] 2011

To:                    the Purchasers set forth on Schedule A to this opinion

Dear Sirs,

1.                            Description of Transaction

We have acted as English legal advisers to each of the Purchasers named on Schedule A to this opinion (the “Purchasers”) in connection with the issuance by BA Holdings, Inc., a Delaware corporation (the “Issuer”), of US$65,000,000 aggregate principal amount of its Senior Secured Notes due June 15, 2018 pursuant to a Note Purchase Agreement dated as of May 13, 2011 by and among the Issuer, Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (the “Parent Guarantor”), each of the parties listed in Schedule C attached thereto, and the Purchasers (the “Note Purchase Agreement”). The Note Purchase Agreement provides for, among other things, the issuance of guarantees by the Parent Guarantor and Luxfer Group Limited, Luxfer Group 2000 Limited, Luxfer Gas Cylinders Limited, Luxfer Group Services Limited, Magnesium Elektron Limited, Luxfer Overseas Holdings Limited and Luxfer Gas Cylinders China Holdings Limited, each a limited company organized under the laws of England and Wales (together with the Parent Guarantor, collectively, the “Obligors”), pursuant to Guarantee Agreements, each dated the date hereof and delivered to the Purchasers pursuant to Section 4.11 of the Note Purchase Agreement (the “Financing Documents”). Unless otherwise defined in this opinion, terms defined in the Note Purchase Agreement have the same meaning when used in this opinion.

2.                            Scope of opinion

2.1                     Documents covered by this opinion

This opinion relates to the Financing Documents.

2.2                     Documents reviewed

For the purpose of issuing this opinion we have reviewed execution copies of the following documents only and we have not carried out any searches or enquiries:

(a)                         the Financing Documents;

(b)                        the Note Purchase Agreement; and

(c)                         the Senior Secured Notes, each dated the date hereof and due June 15, 2018, in the form of Exhibit 1.1(a) to the Note Purchase Agreement and registered in the respective names and principal amounts, and with the respective registration numbers, as set forth on Schedule A to the Note Purchase Agreement (the “Notes”)

(collectively, the “Reviewed Documents”).

2.3                     Scope and purpose of the opinion

This opinion is confined to matters of English law (as applied by the English courts) in force as at today’s date. We express no opinion on the laws of any other jurisdiction or on matters of taxation in the United Kingdom.

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after today’s date on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware. This opinion is given on the basis of the assumptions set out in paragraph 3 and is subject to the qualifications set out in paragraph 5.

We provide this opinion solely for your benefit and solely for the purpose of the Financing Documents. It may not be relied on for any other purpose or by any other person, and this opinion should not be shown to anyone else without our prior written consent. However, a copy of this opinion may be provided to (and relied upon by) future holders of the Notes acquired in accordance with the terms of the Note Purchase Agreement, and may be delivered and disclosed to (but not relied upon by) the National Association of Insurance Commissioners of the United States of America, in each case subject to the same restrictions.

This opinion is governed by English law and any action or proceeding based on the opinion is subject to the exclusive jurisdiction of the English courts.

3.                            Assumptions

For the purpose of this opinion, we have made the following assumptions. We have made no independent investigation of the accuracy of the assumptions.

3.1                     That all original documents supplied to us are complete, authentic and up to date, that all copy documents supplied to us are complete and conform to the originals and that none of the Reviewed Documents have been amended or modified.

3.2                     That no limit or restriction on the powers of any Obligor to borrow or guarantee will be breached by the entry into and performance by it of any of the Reviewed Documents.

2

3.3                     That no party to a Financing Document has entered into it in consequence of bad faith or fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing a Financing Document to be fundamentally different in substance or in kind from what it is.

3.4                     That at the time the Financing Documents were entered into no party who can take the benefit of this opinion was on actual notice of any prohibition or restriction on any of the other parties to the Financing Documents entering into them (nor did any such party deliberately refrain from making enquiries in circumstances where it had any suspicion of such matters).

3.5                     That no step has been taken by any person in any jurisdiction (including, without limitation, the presentation of a petition, the making of an application, the passing of a resolution or the filing or service of a notice) with a view to appointing an administrator, receiver, administrative receiver or liquidator (or the equivalent in any jurisdiction) with respect to any Obligor or any of its property or assets and that no notice of any moratorium has been issued in respect of any Obligor.

3.6                     That no law other than English law and no directive or regulation or ruling of the European Commission or the European Court of Justice (save to the extent incorporated into English law) affects this opinion.

3.7                     That in causing each Obligor to enter into the Financing Documents the directors of each Obligor acted in good faith and for the purpose of carrying on the relevant Obligor’s business and in the belief that entering into the document was in its own best interests. This is a matter of fact on which we express no opinion.

3.8                     That none of the Obligors was unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or any applicable analogous provision at the time it entered into the Financing Documents and none of the Obligors will as a consequence of entering into such documents become unable to pay its debts.

3.9                     That the representations and warranties given by any party to any other party contained in the Note Purchase Agreement or the Financing Documents (other than representations and warranties as to the matters of law on which this opinion is given) are and will be when made or repeated or when deemed made or repeated, as the case may be, true and accurate in all respects and that such representations and warranties were at all relevant times true and accurate.

3.10              That the consent, licence, approval or authorisation of, and filings and registrations with, any person or governmental and regulatory authority or agency, which is required in relation to the execution and delivery

3

of the Financing Documents and the performance and observance of the terms of the Financing Documents by the parties has been obtained.

3.11              That each Obligor is a company or corporation duly organised or incorporated, as applicable, with limited liability and subsisting under the laws of its jurisdiction of organisation or incorporation and in each case has the requisite power and authority to enter into, and to execute, deliver and perform its obligations under the Financing Documents.

3.12              That all necessary corporate action has been taken to authorise the execution, delivery and performance of the Financing Documents by each of the parties thereto and that each such party has validly executed and delivered the Financing Documents.

3.13              That the execution, delivery and performance of the Financing Documents by any of the parties to the Financing Documents will not violate the provisions of any law or regulation of any jurisdiction other than England and Wales, or any judicial or official order, or its constitutional documents or any contractual obligation binding on it.

3.14              That under all applicable laws, other than English law, the submission of each Obligor to the jurisdiction of the English courts given in the Financing Documents to which it is a party is valid and binding and will be recognised and given effect by the courts of any relevant jurisdiction (other than England and Wales).

3.15              That the Note Purchase Agreement is not an agreement to which either Section 26(1) or Section 27(1) of the Financial Services and Markets Act 2000 (the “FSMA”) applies (concerning agreements made by or through unauthorised persons) and that neither the Note Purchase Agreement nor any transactions, agreements or documents contemplated thereby (including, but without limitation, the issue of the Notes) has been, or will be, entered into in the course of carrying on regulated activities in the United Kingdom in breach of Section 19 of the FSMA or in the course of or in consequence of the communication of an invitation or inducement to engage in investment activity in breach of Section 21 of the FSMA (although the incorrectness of all or any of the assumptions in this paragraph 3.15 would not, per se, in our opinion, reduce or impair the rights of the Purchasers).

3.16              That any document in respect of the Note Purchase Agreement constituting the communication of an invitation or inducement to engage in investment activity has only been communicated or caused to be communicated, and will only be communicated or caused to be communicated, in circumstances in which the provisions of Section 21 of the FSMA do not apply (although the incorrectness of all or any of the assumptions in this paragraph 3.16 would not, per se, in our opinion reduce or impair the rights of the Purchasers).

4

3.17              That any course of conduct engaged in, or any act done, for the purpose of stabilising the price of the Notes will be, or has been, engaged in or done in conformity with and as permitted by price stabilising rules made under Commission Regulation (EC) No. 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC (as implemented in MAR 2 of the Financial Services Authority Handbook) (although the incorrectness of all or any of the assumptions in this paragraph 3.17 would not, per se, in our opinion reduce or impair the rights of the Purchasers).

3.18              That none of the parties to the Note Purchase Agreement has taken or will take any action in relation to the Notes (i) which constitutes an offer to the public of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (a “Relevant Member State” and the “Prospectus Directive” respectively), except in circumstances which do not require the publication of a prospectus; or (ii) which constitutes a request for the admission of Notes to trading on a regulated market situated or operating within a Relevant Member State. For the purposes of this paragraph 3.18, an “offer to the public of securities” and a “regulated market” each has the meaning given in the Prospectus Directive, as the same may be varied in a Relevant Member State by any measure implementing the Prospectus Directive in that Member State.

3.19              That the giving of a guarantee by any guarantor of the obligations contained in the Reviewed Documents did not and will not constitute financial assistance for the purposes of any applicable law in any applicable jurisdiction.

3.20              That each of the Notes represents “loan capital” within the meaning of section 78 (Loan capital) of the Finance Act 1986 (“FA 1986”) and does not: (i) carry a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description as the Notes (as such terms are interpreted for the purposes of section 79(5) FA 1986) or (ii) carry a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the Notes or falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property or (iii) carry a right on repayment to an amount which exceeds the nominal amount of the Notes and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital (as defined for the purposes of section 79(6) FA 1986) listed in the Official List of the London Stock Exchange.

3.21              That the Reviewed Documents have not been entered into in connection with money laundering or any other unlawful activity.

5

4.                            Opinion

Based upon the foregoing and subject to any matters not disclosed to us, and subject to the qualifications set out below, we are of the opinion that at today’s date:

4.1                     Legal, valid, binding and enforceable obligations

Each of the obligations expressed to be assumed by each Obligor under the Financing Documents constitutes its legally valid, binding and enforceable obligation.

4.2                     Choice of law

Subject to paragraphs 5.11, 5.12 and 5.13 below, the express choice of English law as the governing law of the Financing Documents will be recognised by the English courts as a valid choice.

4.3                     Submission to Jurisdiction

Subject to paragraphs 5.11, 5.12 and 5.13 below, the express submission to the jurisdiction of the English courts by each Obligor in the Financing Documents constitutes a valid submission on its behalf.

5.                            Qualifications

This opinion is subject to the following qualifications:

5.1                     The obligations of each Obligor are subject to all laws relating to bankruptcy, insolvency and similar procedures affecting generally the rights of creditors.

5.2                     Notwithstanding any provision in the Financing Documents to the contrary, the terms of any agreement may be varied by oral or written agreement or by the conduct of the parties under English law and, accordingly, any such variation or variations would or could affect the effectiveness and enforceability of the Financing Documents.

5.3                     Section 117 of the Stamp Act 1891 may render unenforceable indemnities given by any party to the Financing Documents to another party in respect of United Kingdom stamp duties, if any such duties are imposed on and are payable by such other party.

5.4                     We express no opinion as to any taxation matters, or the rights or remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with law and regulations relating to taxation.

5.5                     No opinion is expressed on matters of fact.

5.6                     We express no opinion as to the validity, binding nature or enforceability in all circumstances of provisions of the Financing

6

Documents which require the parties to reach future agreement with each other.

5.7                     The fact that any transfer of, or payment in respect of, an instrument involving (i) the government of any country which is currently the subject of the United Nations sanctions, (ii) any person or body resident in, incorporated in or constituted under the laws of any such country or exercising public functions in any such country or (iii) any person or body controlled by any of the foregoing, or by any person acting on behalf of any of the foregoing, may be subject to restrictions pursuant to such sanctions as implemented by English law.

5.8                     English law is protective of the rights of guarantors and similar persons (such as third party chargors) who undertake to make a payment if a principal debtor fails to make a payment. A guarantee creates a secondary obligation which is dependent on the validity and enforceability of the principal debtor’s primary obligation. The invalidity of or inability to enforce the primary obligation for any reason, or any alteration to that obligation, or any failure to take or the release of or any alteration to security held from the principal debtor or any other person (including other guarantors or third party chargors) are events which can mean that the obligation of a guarantor (or third party chargor) is discharged. For this reason, guarantees and third party charges governed by English law contain extensive creditor protection wording which is designed to ensure that in so far as possible, the guarantor or third party chargor remains liable despite any such invalidity, inability to enforce or change. The Financing Documents contain creditor protection wording. Whilst such wording should be adequate to protect the holders of the Notes in most circumstances of this type, it is possible that events could happen or collateral agreements or understandings be breached which would deprive the holders of the Notes of the benefit of the relevant secondary obligation.

5.9                     The term “enforceable”, as used in this opinion, means that the obligations assumed by each Obligor under the Financing Documents are of the type which are capable of being enforced by an English court and not that they will necessarily be enforced exactly in accordance with their terms. Certain rights and obligations may be qualified by doctrines of good faith, general principles of equity, the limits on the availability of equitable remedies and other matters. In particular:

(a)                         an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court or which is incompatible with the Human Rights Act 1998. In particular, orders for forfeiture, specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not usually available where damages

7

are considered by the court to be an adequate alternative remedy;

(b)                        where obligations are to be performed in a jurisdiction outside England and Wales, they may not be enforceable in England and Wales to the extent that performance would be illegal under the laws or contrary to the exchange control regulations of that jurisdiction;

(c)                         the enforcement of the obligations of the parties to the Financing Documents may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution;

(d)                        failure to exercise a right may result in its waiver;

(e)                         a determination, designation, calculation or certificate by any party to the Financing Documents or exercise of a discretion under or pursuant to the Financing Documents by any party to it might, in certain circumstances, be held by an English court not to be final, conclusive and binding (if, for example, it could be shown to have been made arbitrarily or in bad faith, dishonestly, for an improper purpose, capriciously, or in a way that no reasonable person, acting reasonably, would act in the circumstances) notwithstanding the provisions of the Financing Documents;

(f)                           any provision of the Financing Documents providing for the payment of additional moneys consequent upon the breach of any provision, whether expressed by way of penalty, additional interest, liquidated damages or otherwise, would be unenforceable if such provision were held to be penal in nature and not a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the breach in question. Should an English court decide that any such provision is penal in nature, the party which is the beneficiary of that provision would not be able to enforce the relevant provision and would only be able to recover damages in respect of any loss suffered by the beneficiary according to normal common law rules;

(g)                        under English law, the ability of any party to recover costs in respect of any proceedings in an English court, or to recover interest after judgment on any sum awarded in a judgment of an English court, is limited by law and the rules of procedure as applied by the English courts;

(h)                        in some circumstances an English court will not give effect to a provision which provides that, in the event of any invalidity, illegality or unenforceability of any provision of a document, the remaining provisions of the document will not be affected

8

or impaired, particularly if to do so would not accord with public policy or would require that the court make a new contract for the parties;

(i)                            claims may become barred under the Limitation Acts (as amended) or may be or become subject to the defences of set-off or counterclaim;

(j)                            an English court may stay proceedings if concurrent proceedings are being brought elsewhere and may decline to accept jurisdiction in certain cases;

(k)                         an English court may refuse to give effect to any provision of the Financing Documents:

(i)                           which relates to a payment being made without set-off, counterclaim or other deduction; or

(ii)                        for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs; or

(iii)                     which would involve the enforcement of foreign revenue or penal laws; or

(iv)                    which would be inconsistent with English public policy;

(l)                            the effectiveness of terms exculpating a party from a liability or duty otherwise owed are limited by law. The provisions requiring a party to indemnify another for legal costs may not be enforced by an English court if contrary to an order made by the court. Any indemnity obligations imposed by the Financing Documents may not be enforceable insofar as they relate to fines and penalties arising out of matters of civil or criminal liability or matters against public policy;

(m)                      an English court can give judgments in a currency other than sterling but only if, and to the extent that, the other currency is a currency which most truly expresses the claimant’s loss; and

(n)                        an English court may regard a provision on deemed notification or any other provision which deems something to have been done as ineffective to the extent that it is established as a matter of fact that such notification was not effected or that thing not done.

9

5.10              Any provisions of the Financing Documents providing for the payment by a party of any amount (including interest) on overdue sums or any other amount payable in the event of a breach of any Financing Document may constitute a penalty and be irrecoverable.

5.11              Each of:

(a)                         the Rome Convention (as defined in the Contracts (Applicable Law) Act 1990) (the “Rome Convention”); and

(b)                        Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (the “Rome I Regulation”); and

(c)                         Regulation (EC) No 864/2007 of the European Parliament and of the Council of 11 July 2007 on the law applicable to non-contractual obligations (the “Rome II Regulation”, together with the Rome I Regulation, the “Rome Regulations”), has the force of law in the United Kingdom. Article 3 of each of the Rome Convention and the Rome I Regulation and Article 14 of the Rome II Regulation provides that a contract shall be governed by the law chosen by the parties. Although the express choice of English law as the governing law of the Documents is a choice of law within the terms of Article 3 of each of the Rome Convention and the Rome I Regulation and Article 14 of the Rome II Regulation, each of the Rome Convention and the Rome Regulations provides for circumstances where Article 3 or Article 14, as applicable, will not be applicable or will be overridden. To the extent that an express election as to choice of law is not made with respect to non-contractual obligations, Article 4(1) of the Rome II Regulation provides that the applicable law arising out of a tort or civil wrong will be the law of the country in which the damage occurs. There are exceptions to this general rule relating to the residence of the parties, the circumstances of the tort or civil wrong being connected to a specific country, rules against unjust enrichment, acts performed without due authority and dealings prior to the conclusion of the contract.

5.12              An English court has power to decline jurisdiction and/or stay or strike out proceedings brought before it in certain circumstances, including where there are concurrent proceedings in another jurisdiction, and must decline jurisdiction in relation to insolvency proceedings if so required by the terms of the EU Council Regulation (EU) No. 1346/2000.

5.13              An English court will assume jurisdiction to hear a case and give judgment against a defendant only on the basis of personal service, and where the defendant cannot be served the English courts will not assume jurisdiction and we express no opinion in this regard. If any party to a Financing Document not having a place of business in

10

England and Wales fails to maintain an agent for service of process in England and Wales, it may be necessary to initiate any legal proceedings in England and Wales against such party by serving the defendant outside the jurisdiction, for which purpose the leave of the court (as to which the court has a discretion) may have to be obtained.

Yours faithfully

BINGHAM MCCUTCHEN (LONDON) LLP

11

SCHEDULE A

THE PURCHASERS

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

United States of America

RGA Reinsurance Company

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

180 N. Stetson Avenue

Chicago, IL 60601

United States of America

Exhibit 4.11

Form of Intercreditor Deed

See attached

Dated                   2011

LUXFER HOLDINGS PLC

as the Company

THE COMPANIES LISTED IN SCHEDULE 1
as Original Debtors and Intra Group Lenders

LLOYDS TSB BANK PLC
as Senior Agent and Security Trustee

THE INSTITUTIONS LISTED IN SCHEDULE 2
as Senior Lenders

THE PARTIES LISTED IN SCHEDULE 3
as Noteholders

THE PARTIES LISTED IN SCHEDULE 4
as Bilateral Lenders

INTERCREDITOR DEED

ADDLESHAW GODDARD

Contents

		Page
	Clause

1	Definitions and interpretation	1
2	Ranking and priority	21
3	Senior Lenders and Senior Lender Liabilities	21
4	Hedge Counterparties and Hedging Liabilities	26
5	Noteholders and Note Liabilities	32
6	Intra Group Lenders and Intra Group Liabilities	35
7	Effect of Insolvency Event or Distress Event	37
8	Turnover of receipts	39
9	Redistribution	41
10	Enforcement of Transaction Security	42
11	Proceeds of Disposals and Insurance	42
12	Application of Proceeds	46
13	The Security Trustee	49
14	Change of Security Trustee and Delegation	56
15	Changes to the Parties	58
16	Costs and expenses	61
17	Indemnities	62
18	Information	64
19	Notices	66
20	Preservation	68
21	Consents, amendments and override	69
22	Counterparts	73
23	Governing law	73
24	Enforcement	73

	Schedule

1	Original Debtors and Intra Group Lenders	75
2	Senior Lenders	76
3	Noteholders	76
4	Bilateral Lenders	77
5	Form of Debtor Accession Deed	78
6	Form of Creditor/Agent Accession Undertaking	80
7	Form of Debtor Resignation Request	82

This Deed is made on	2011

Between

(1)                        Luxfer Holdings PLC (registered in England with number 3690830) (Company);

(2)                        The companies listed in schedule 1 (Original Debtors and Original Intra Group Lenders);

(3)                        Lloyds TSB Bank plc as agent for the Senior Finance Parties under the Senior Finance Documents;

(4)                        Lloyds TSB Bank plc as security trustee for itself and the other Secured Parties (Security Trustee);

(5)                        Lloyds TSB Bank plc and Clydesdale Bank PLC (trading as Yorkshire Bank) (Arrangers);

(6)                        The institutions listed in schedule 2 as Senior Lenders;

(7)                        The parties listed in schedule 3 as Noteholders (Original Noteholders); and

(8)                        The institutions listed in schedule 4 as Bilateral Lenders.

It is agreed

1                               Definitions and interpretation

1.1                       Definitions

In this Deed:

1992 ISDA Master Agreement means the Master Agreement (Multicurrency — Cross Border) as published by the International Swaps and Derivatives Association, Inc

2002 ISDA Master Agreement means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc

Acceleration Event means a Senior Acceleration Event or a Noteholder Acceleration Event

Additional Guarantor has the meaning given to the term Additional Guarantor in the original form Senior Facilities Agreement

Affiliate has the meaning given to the term Affiliate in the original form Senior Facilities Agreement

Aggregate Exchange Rate Hedged Amount means, in relation to a Hedge Counterparty, the aggregate of the notional amounts denominated in a Hedged Currency hedged by the relevant Debtors under each Hedging Agreement which is an exchange rate hedge transaction and to which that Hedge Counterparty is party

Aggregate Interest Rate Hedged Amount means, in relation to a Hedge Counterparty, the aggregate of the notional amounts hedged by the relevant Debtors under each Hedging Agreement which is an interest rate hedge transaction and to which that Hedge Counterparty is party

Ancillary Document has the meaning given to the term Ancillary Document in the original form Senior Facilities Agreement

Ancillary Facility has the meaning given to the term Ancillary Facility in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Ancillary Lender means each Senior Lender which makes an Ancillary Facility available pursuant to the terms of the Senior Facilities Agreement

Available Commitment has the meaning given to the term Available Commitment in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Bilateral Document has the meaning given to the term Bilateral Document in the original form Senior Facilities Agreement

Bilateral Facility has the meaning given to the term Bilateral Facility in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to Implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Bilateral Lender means each Senior Lender which makes a Bilateral Facility available pursuant to the terms of the Senior Facilities Agreement

Bilateral Liabilities means the Liabilities owed by the Debtors to the Bilateral Lenders under the Bilateral Documents

BoA Sell Down Date means the date on which Bank of America N.A, transfers or assigns any of its Senior Commitment in accordance with the terms of the Senior Facilities Agreement

Borrowing Liabilities means, in relation to a member of the Group, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor or Debtor in respect of Financial Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities as a Borrower under and as defined in the Senior Finance Documents and liabilities as Issuer under and as defined in the Note Finance Documents)

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and:

(a)                         in relation to any date for payment or purchase of a currency other than Euro, the principal financial centre of the country of that currency or

(b)                        in relation to any date for payment or purchase of Euro any TARGET Day

Charged Property means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security

Close Out Netting means:

(a)                         in respect of a Hedging Agreement or a Hedging Bilateral Document based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set off (as defined in the 1992 ISDA Master Agreement)

(b)                        in respect of a Hedging Agreement or a Hedging Bilateral Document based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement and

(c)                         in respect of a Hedging Agreement or a Hedging Bilateral Document not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above

Common Assurance means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is given to all the Secured Parties in respect of their Liabilities

Common Currency means sterling

Common Currency Amount means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Trustee’s Spot Rate of Exchange on the Business Day prior to the relevant calculation

Common Transaction Security means any Transaction Security which:

(a)                         is created in favour of the Security Trustee as trustee for the other Secured Parties in respect of their Liabilities or

(b)                        in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Trustee as trustee for the Secured Parties is created in favour of:

(i)                           all the Secured Parties in respect of their Liabilities or

(ii)                        the Security Trustee under a parallel debt structure for the benefit of all the Secured Parties and which ranks in the order of priority contemplated in clause 2.2 (Transaction Security)

Consent means any consent, approval, release or waiver or agreement to any amendment

Credit Related Close Out means any Permitted Hedge Close Out which is not a Non Credit Related Close Out

Creditor/Agent Accession Undertaking means:

(a)                         an undertaking substantially in the form set out in schedule 6 (Form of Creditor/Agent Accession Undertaking)

(b)                        a Transfer Certificate or an Assignment Agreement (each as defined in the original form Senior Facilities Agreement)

(c)                         an Increase Confirmation (as defined in the original form Senior Facilities Agreement) or

(d)                        in the case of an acceding Debtor which is expressed to accede as an Intra Group Lender in the relevant Debtor Accession Deed, that Debtor Accession Deed

Creditors means the Senior Lenders, the Noteholders, the Bilateral Lenders, the Hedge Counterparties and the Intra Group Lenders

Debt Document means each of this Deed, the Hedging Agreements, the Senior Finance Documents, the Note Finance Documents, the Security Documents, the Bilateral Documents, any agreement evidencing the terms of the Intra Group Liabilities and any other document designated as such by the Security Trustee and the Company

Debtor means each Original Debtor and any person which becomes a Party as a Debtor in accordance with the terms of clause 15 (Changes to the Parties)

Debtor Accession Deed means:

(a)                         a deed substantially in the form set out in schedule 5 (Form of Debtor Accession Deed) or

(b)                        (only in the case of a member of the Group which is acceding as a borrower or guarantor under a Facility Agreement) an Accession Deed (as defined in the relevant Facility Agreement)

Debtor Liabilities means, in relation to a member of the Group, any liabilities owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group

Debtor Resignation Request means a notice substantially in the form set out in schedule 7 (Form of Debtor Resignation Request)

Default means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Debt Documents or any combination of any of the foregoing) be an Event of Default

Defaulting Lender means in relation to a Senior Lender, a Senior Lender which is a Defaulting Lender under, and as defined in, the original form Senior Facilities Agreement

Delegate means any delegate, agent, attorney or co trustee appointed by the Security Trustee

Designated Gross Amount means, in relation to a Multi account Overdraft Facility, that Multi account Overdraft Facility’s maximum gross amount

Designated Net Amount means, in relation to a Multi account Overdraft Facility, that Multi account Overdraft Facility’s maximum net amount

Disposal Proceeds has the meaning given to that term in clause 11 (Proceeds of Disposals and Insurance)

Distress Event means any of:

(a)                         an Acceleration Event

(b)                        the enforcement of any Transaction Security

(c)                         the occurrence of any Insolvency Event in respect of a Debtor

(d)                        the making of a demand in relation to a Liability that is payable on demand (other than in respect of an Ancillary Facility that is payable on demand where the demand is satisfied within any applicable grace period) or the making of any demand against any member of the Group in relation to any Guarantee Liabilities of that member of the Group

(e)                         the exercise of any right of set off, account combination or payment netting against any member of the Group in respect of any Liabilities other than the exercise of any such right:

(i)                           as Close Out Netting by a Hedge Counterparty or by a Hedging Bilateral Lender

(ii)                        as Payment Netting by a Hedge Counterparty or by a Hedging Bilateral Lender

(iii)                     as Inter-Hedging Agreement Netting by a Hedge Counterparty or

(iv)                    as Inter-Hedging Bilateral Document Netting by a Hedging Bilateral Lender

(v)                       in respect of the Multi account Overdraft Liabilities to the extent that the relevant discharge represents a reduction from a Permitted Gross Amount of a Multi account Overdraft Facility to or towards its Designated Net Amount or

(vi)                    in respect of Intra Group Liabilities made in the ordinary course prior to any Acceleration Event or Insolvency Event

(f)                           the exercise of any right to require any member of the Group to acquire any Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Liability) but excluding (i) any mandatory offer to prepay arising under the Debt Documents in respect of any Disposal Proceeds or Insurance Proceeds at a time when no Event of Default is continuing and (ii) the acquisition of any Intra-Group Liabilities in the ordinary course prior to any Acceleration Event or Insolvency Event

Distressed Disposal means a disposal of an asset of a member of the Group which is:

(a)                         being effected at the request of an Instructing Group in circumstances where the Transaction Security has become enforceable

(b)                        being effected by enforcement of the Transaction Security or

(c)                         being effected, after the occurrence of a Distress Event, by a Debtor to a person or persons which is not a Debtor

Enforcement Action means:

(a)                         in relation to any Liabilities:

(i)                           the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Lender to perform its obligations under, or of any voluntary or mandatory prepayment (or offer to prepay) arising under, the Debt Documents at any time when no Event of Default has occurred and is continuing)

(ii)                        the making of any declaration that any Liabilities are payable on demand (other than in respect of an Ancillary Facility that is payable on demand)

(iii)                     the making of a demand in relation to a Liability that is payable on demand

(iv)                    the making of any demand against any member of the Group in relation to any Guarantee Liabilities of that member of the Group

(v)                       the exercise of any right to require any member of the Group to acquire any Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Liability but excluding any mandatory offer to prepay arising under the Debt Documents in respect of any Disposal Proceeds or Insurance Proceeds)

(vi)                    the exercise of any right of set off, account combination or payment netting against any member of the Group in respect of any Liabilities other than the exercise of any such right:

(A)                     as Close Out Netting by a Hedge Counterparty or by a Hedging Bilateral Lender

(B)                       as Payment Netting by a Hedge Counterparty or by a Hedging Bilateral Lender

(C)                       as Inter-Hedging Agreement Netting by a Hedge Counterparty

(D)                      as Inter-Hedging Bilateral Document Netting by a Hedging Bilateral Lender or

(E)                        any such discharge of the Multi account Overdraft Liabilities to the extent that the relevant discharge represents a reduction from a Permitted Gross Amount of a Multi account Overdraft Facility to or towards its Designated Net Amount or

(vii)                 the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Liabilities

(b)                        the premature termination or close-out of any hedging transaction under any Hedging Agreement other than pursuant to clause 4.13 (Total Interest Rate Hedged Amount and Total Exchange Rate Hedged Amount)

(c)                         the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security)

(d)                        the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under clause 15 (Changes to the Parties)) or

(e)                         the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction except that the following shall not constitute Enforcement Action:

(i)                           the taking of any action falling within paragraphs (a)(vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods or

(ii)                        a Secured Party bringing legal proceedings against any person solely for the purpose of:

(A)                     obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party

(B)                       obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages or

(C)                       requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages

Enforcement Date means the date on which any Secured Party first takes Enforcement Action in respect of any of the Senior Liabilities or the Note Liabilities (as applicable) in accordance with the terms of the Senior Finance Documents or the Note Finance Documents (as applicable)

Event of Default means any event or circumstance specified as such in either the original form Senior Facilities Agreement or the original form Note Purchase Agreement

Exchange Rate Hedge Excess means the amount by which the Total Exchange Rate Hedged Amount exceeds the Permitted Maximum Exchange Rate Hedged Amount

Exchange Rate Hedge Proportion means, in relation to a Hedge Counterparty and that Hedge Counterparty’s Aggregate Exchange Rate Hedged Amount, the proportion (expressed as a percentage) borne by that Hedge Counterparty’s Aggregate Exchange Rate Hedged Amount to the Total Exchange Rate Hedged Amount

Excluded Payments means any Payment pursuant to:

(a)                         the repayment of a Loan under the Senior Revolving Facility to the extent that such amount is immediately re-borrowed pursuant to a Rollover Loan

(b)                        without prejudice to clause 12.3(c), application (by way of payment, set off or otherwise) of any SFA Cash Cover towards the discharge of the Senior Lender Liabilities for which that SFA Cash Cover was provided

(c)                         a payment constituting:

(i)                           Close-Out Netting by a Hedge Counterparty or a Hedging Bilateral Lender

(ii)                        Payment Netting by a Hedge Counterparty or a Hedging Bilateral Lender

(iii)                     Inter-Hedging Agreement Netting by a Hedge Counterparty and/or

(iv)                    Inter-Hedging Bilateral Document Netting by a Hedging Bilateral Lender

(d)                        the exercise by an Ancillary Lender of that Ancillary Lender’s right of netting or set-off relating to a Multi-account Overdraft Facility (to the extent that that netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount) and/or

(e)                         any other Payment to which the Instructing Group have consented

Facility Agreement means each of the Senior Facilities Agreement and the Note Purchase Agreement

Final Discharge Date means the later to occur of the Senior Discharge Date and the Noteholder Discharge Date

Financial Indebtedness has the meaning given to the term Financial Indebtedness in the original form Senior Facilities Agreement

Financial Year has the meaning given to the term Financial Year in the original form Senior Facilities Agreement

Group has the meaning given to the term Group in the original form Senior Facilities Agreement

Guarantee Liabilities means, in relation to a member of the Group, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and including without limitation any guarantee or indemnity arising under or in respect of the Senior Finance Documents and the Note Finance Documents)

Hedge Counterparty means any person which becomes Party as a Hedge Counterparty pursuant to clause 15.7 (Creditor/Agent Accession Undertaking) which, is or has become party to the Senior Facilities Agreement as a Hedge Counterparty

Hedge Counterparty Obligations means the obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements

Hedged Currency means the currency in which a Term Loan (or part of a Term Loan) is denominated and which is required, under the terms of the Hedging Letter, to be hedged in respect of exchange rate risk

Hedging Agreement means any agreement entered into by a Hedge Counterparty and defined as such in the original form Senior Facilities Agreement

Hedging Bilateral Document means a Bilateral Document which relates to or evidences the terms of a Hedging Bilateral Facility

Hedging Bilateral Facility means a Bilateral Facility which is made available by way of a hedging facility

Hedging Bilateral Lender means a Bilateral Lender to the extent that that the Bilateral Lender makes available a Hedging Bilateral Facility

Hedging Letter means, collectively, the original form Hedging Letter (as defined in the Senior Facilities Agreement) and the original form Hedging Letter (as defined in the Note Purchase Agreement)

Hedging Liabilities means the Liabilities owed by any Debtor to the Hedge Counterparties under or in connection with the original form Hedging Agreements

Hedging Purchase Amount means, in respect of a hedging transaction under a Hedging Agreement, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(a)                         in the case of a Hedging Agreement which is based on an ISDA Master Agreement:

(i)                           that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement) and

(ii)                        the relevant Debtor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement) or

(b)                        in the case of a Hedging Agreement which is not based on an ISDA Master Agreement:

(i)                           that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement and

(ii)                        the relevant Debtor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement)

in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement

Holding Company has the meaning given to the term Holding Company in the original form Senior Facilities Agreement

Impaired Agent means if it is an Impaired Agent under, and as defined in, the original form Senior Facilities Agreement

Insolvency Event means, in relation to any member of the Group:

(a)                         any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the Group, a moratorium is declared in relation to any indebtedness of that member of the Group or an administrator is appointed to that member of the Group

(b)                        any composition, compromise, assignment or arrangement is made with any of its creditors

(c)                         the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that member of the Group or any of its assets or

(d)                        any analogous procedure or step is taken in any jurisdiction

Instructing Group means at any time:

(a)                         prior to the BoA Sell Down Date, each of (together):

i)                               a Senior Lender or Senior Lenders whose Senior Commitments aggregate more than 87% of the Senior Total Commitments (or if the Senior Total Commitments have been reduced to zero, aggregated more than 87% of the Senior Total Commitments immediately prior to that reduction) and

ii)                            the Majority Noteholders or

(b)                        on or after the BoA Sell Down Date, each of (together):

i)                               a Senior Lender or Senior Lenders whose Senior Commitments aggregate more than 66 2/3% of the Senior Total Commitments (or if the Senior Total Commitments have been reduced to zero, aggregated more than 66 2/3 % of the Senior Total Commitments immediately prior to that reduction) and

ii)                            the Majority Noteholders

Insurance Proceeds has the meaning given to that term in clause 11 (Proceeds of Disposals and Insurance)

Intercreditor Amendment means any amendment or waiver which is subject to clause 21 (Consents, amendments and override)

Interest Rate Hedge Excess means the amount by which the Total Interest Rate Hedged Amount exceeds the Permitted Maximum Interest Rate Hedged Amount

Interest Rate Hedge Proportion means, in relation to a Hedge Counterparty and that Hedge Counterparty’s Aggregate Interest Rate Hedged Amount, the proportion (expressed as a percentage) borne by that Hedge Counterparty’s Aggregate Interest Rate Hedged Amount to the Total Interest Rate Hedged Amount

Inter-Hedging Agreement Netting means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Debtor under another Hedging Agreement

Inter-Hedging Bilateral Document Netting means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedging Bilateral Lender against liabilities owed to a Debtor by that Hedging Bilateral Lender under a Hedging Bilateral Document in respect of Bilateral Liabilities owed to that Hedging Bilateral Lender by that Debtor under another Hedging Bilateral Document

Intra Group Lenders means each Original Intra-Group Lender and each other member of the Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with another member of the Group

Intra Group Liabilities means the Liabilities owed by any member of the Group to any of the Intra Group Lenders

ISDA Master Agreement means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement

Liabilities means all present and future liabilities and obligations at any time of any member of the Group to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity including, without limitation, any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)                         any refinancing, novation, deferral or extension

(b)                        any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition

(c)                         any claim for damages or restitution and

(d)                        any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise and any amounts which would be included in any of the above but for any discharge, non provability, unenforceability or non allowance of those amounts in any insolvency or other proceedings

Liabilities Acquisition means, in relation to a person and to any Liabilities, a transaction where that person:

(a)                         purchases by way of assignment or transfer

(b)                        enters into any sub-participation in respect of or

(c)                         enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of the rights and benefits in respect of those Liabilities

Majority Noteholders means at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates (as that term is defined in the original form Note Purchase Agreement))

Majority Senior Lenders has the meaning given to the term Majority Lenders in the original form Senior Facilities Agreement after the application of:

(a)                         paragraph (a) of clause 29.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) and

(b)                        clause 40.5 (Disenfranchisement of Defaulting Lenders)

of the original form Senior Facilities Agreement

Multi account Overdraft Facility means an Ancillary Facility or a Bilateral Facility which is an overdraft facility comprising more than one account

Multi account Overdraft Liabilities means Liabilities arising under any Multi account Overdraft Facility

Non Credit Related Close-Out means a Permitted Hedge Close Out described in any of clauses 4.9(a)(i), 4.9(a)(iii) or 4.9(a)(vii) (Permitted Enforcement: Hedge Counterparties)

Non-Distressed Disposal has the meaning given to that term in clause 11.2 (Distressed Disposals)

Note Finance Documents has the meaning given to the term Note Documents in the original form Note Purchase Agreement

Note Guarantor has the meaning given to the term Guarantor in the original form Note Purchase Agreement

Note Headroom means US$16,250,000

Noteholder means the Original Noteholders together with any other holder of Notes which becomes a party as a Noteholder pursuant to clause 15.7 (Creditor/Agent Accession Undertaking)

Noteholder Acceleration Event means the occurrence of any of the events set out in section 11.1 of the original form Note Purchase Agreement

Noteholder Discharge Date means the first date on which all Note Liabilities have been fully and finally discharged to the satisfaction of the Noteholders, whether or not as a result of any enforcement and the Noteholders are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents

Note Issuer has the meaning given to the term Company in the original form Note Purchase Agreement

Note Liabilities means the Liabilities owed by the Debtors to the Noteholders under or in connection with the Note Finance Documents including, without limitation, principal, interest and Make-Whole Amount (as defined in the original form Note Purchase Agreement)

Note Payment Default means a Default under section 10(a) (Non payment) of the original form Note Purchase Agreement

Note Principal Increase means any increase in the principal amount of the Notes (as set out in the original form Note Purchase Agreement)

Note Purchase Agreement means the note purchase agreement made between the Company, the Noteholders and others dated on or about the date of this Deed

Notes has the meaning given to that term in the original form Note Purchase Agreement

Other Liabilities means, in relation to a member of the Group, any trading and other liabilities (not being Borrowing Liabilities or Guarantee Liabilities) it may have to a Intra Group Lender or Debtor

Party means a party to this Deed

Payment means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations)

Payment Netting means:

(a)                         in respect of a Hedging Agreement or a Hedging Bilateral Document based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement and

(b)                        in respect of a Hedging Agreement or a Hedging Bilateral Document not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement or that Hedging Bilateral Document which has a similar effect to the provision referenced in paragraph (a) above

Permitted Bilateral Payment means the Payments permitted pursuant to clause 3.1 (Payment of Senior Lender Liabilities and Bilateral Liabilities)

Permitted Gross Amount means, in relation to a Multi account Overdraft Facility, any amount, not exceeding the Designated Gross Amount, which is the aggregate gross debit balance of overdrafts comprised in that Multi-account Overdraft Facility

Permitted Hedge Close Out means, in relation to a hedging transaction under a Hedging Agreement, a termination or close out of that hedging transaction which is permitted pursuant to clause 4.9 (Permitted Enforcement: Hedge Counterparties)

Permitted Hedge Payments means the Payments permitted by clause 4.3 (Permitted Payments: Hedging Liabilities)

Permitted Intra Group Payments means the Payments permitted by clause 6.2 (Permitted Payments: Intra Group Liabilities)

Permitted Maximum Exchange Rate Hedged Amount means 100% of the Obligors exposure under exchange rate hedging facilities permitted under the terms of the Senior Facilities Agreement and the Note Purchase Agreement

Permitted Maximum Interest Rate Hedged Amount means 100% of the Obligors exposure under interest rate hedging facilities permitted under the terms of the Senior Facilities Agreement and the Note Purchase Agreement

Permitted Note Payments means the Payments permitted by clause 5.1 (Payment of Note Liabilities)

Permitted Payment means a Permitted Bilateral Payment, Permitted Hedge Payment, a Permitted Intra Group Payment, a Permitted Note Payment or a Permitted Senior Lender Payment

Permitted Senior Lender Payments means the Payments permitted by clause 3.1 (Payment of Senior Lender Liabilities and Bilateral Liabilities)

Primary Creditors means the Senior Creditors and the Noteholders

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property

Recoveries has the meaning given to that term in clause 12.1 (Order of application)

Relevant Ancillary Lender means, in respect of any SFA Cash Cover, the Ancillary Lender (if any) for which that SFA Cash Cover is provided

Relevant Liabilities means:

(a)                         in the case of a Creditor:

(i)                           the Senior Arranger Liabilities owed to an Arranger ranking (in accordance with the terms of this Deed) pari passu with or in priority to that Creditor (as the case may be)

(ii)                        the Liabilities owed to Creditors ranking (in accordance with the terms of this Deed) pari passu with or in priority to that Creditor (as the case may be) together with, in the case of a Creditor that is a Senior Creditor, all Senior Agent Liabilities and

(iii)                     all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Trustee and

(b)                        in the case of a Debtor, the Liabilities owed to the Creditors together with, in the case of a Creditor that is a Senior Creditor, all Senior Agent Liabilities, the Senior Arranger Liabilities and all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Trustee

Retiring Security Trustee has the meaning given to that term in clause 14 (Change of Security Trustee and Delegation)

Rollover Loan has the meaning given to the term Rollover Loan in the original form Senior Facilities Agreement

Secured Obligations means all monies and liabilities now or after the date of this Deed due, owing or incurred by a Debtor or the Debtors to the Secured Parties (or any of them) under the Debt Documents (or any of them) in any manner and in any currency or currencies and whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing on such monies and liabilities and all costs, charges and expenses incurred by any Secured Party under any Debt Document

Secured Parties means the Security Trustee, any Receiver or Delegate, the Senior Agent and each of the Arrangers and the Primary Creditors from time to time but, in the case of the Senior Agent or any Arranger or Primary Creditor, only if it is a party to this Deed or (in the case of the Senior Agent or a Primary Creditor) has acceded to this Deed, in the appropriate capacity, pursuant to clause 15.7 (Creditor/Agent Accession Undertaking)

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Documents means:

(a)                         each of the Transaction Security Documents

(b)                        any other document entered into at any time by any of the Debtors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Obligations and

(c)                         any Security granted under any covenant for further assurance in any of the documents set out in paragraphs (a) and (b) above

Security Property means:

(a)                         the Transaction Security expressed to be granted in favour of the Security Trustee as trustee for the Secured Parties and all proceeds of that Transaction Security

(b)                        all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Debtor in favour of the Security Trustee as trustee for the Secured Parties

(c)                         the Security Trustee’s interest in any trust fund created pursuant to clause 8 (Turnover of receipts) and

(d)                        any other amounts or property, whether rights, entitlements, chooses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties

Security Trustee’s Spot Rate of Exchange means, in respect of the conversion of one currency (First Currency) into another currency (Second Currency) the Security Trustee’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (London time) on a particular day, which shall be notified by the Security Trustee in accordance with clause 13.6(d) (Security Trustee’s obligations)

Senior Acceleration Event means any of

(a)                         the Senior Agent exercising any of its rights under clause 27.20 (Acceleration) of the original form Senior Facilities Agreement

(b)                        any of the events set out in clause 27.21 (Automatic Acceleration in Relation to a US Obligor) of the original form Senior Facilities Agreement or

(c)                         the refusal of any Senior Lender to fund a Rollover Loan requested by a Debtor under the terms of the Senior Facilities Agreement other than because clause 10.1 (Illegality) of the Senior Facilities Agreement applies

Senior Agent means the Agent under and as defined in the original form Senior Facilities Agreement

Senior Agent Liabilities means all present and future liability and obligations actual or contingent owed by the Debtors to the Senior Agent under or in connection with the Senior Finance Documents

Senior Arranger means any Arranger under and as defined in the original form Senior Facilities Agreement

Senior Arranger Liabilities means the Liabilities owed by the Debtors to any Senior Arranger under or in connection with the Senior Finance Documents

Senior Borrower has the meaning given to the term Borrower in the original form Senior Facilities Agreement

Senior Commitment has the meaning given to the term Commitment in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Senior Creditors means the Senior Lenders, the Bilateral Lenders and the Hedge Counterparties

Senior Credit Participation means, in relation to a Senior Creditor, the aggregate of:

(a)                         its aggregate Senior Commitments, if any and                   ‘

(b)                        in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Deed, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement) and

(c)                         after the Senior Lender Discharge Date only, in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out:

(i)                           if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement) or

(ii)                        if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that

Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement)

that amount, in each case, to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement

Senior Debt Purchase Transaction has the meaning given to the term Debt Purchase Transaction in the original form Senior Facilities Agreement

Senior Discharge Date means the first date on which all Senior Liabilities have been fully and finally discharged to the satisfaction of the Senior Agent (in the case of the Senior Lender Liabilities) and each Hedge Counterparty (in the case of its Hedging Liabilities), whether or not as the result of an enforcement, and the Senior Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents

Senior Event of Default means an Event of Default under the Senior Facilities Agreement

Senior Facility has the meaning given to the definition Facility in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Senior Facilities Agreement means the senior facilities agreement made between the Company, the Senior Lenders and others dated on or about the date of this Deed

Senior Finance Documents has the meaning given to the term Finance Documents in the original form Senior Facilities Agreement (including any document designated as a Finance Document pursuant to the definition of Finance Documents in the original form Senior Facilities Agreement)

Senior Finance Parties has the meaning given to the term Finance Parties in the original form Senior Facilities Agreement

Senior Guarantor has the meaning given to the term Guarantor in the original form Senior Facilities Agreement

Senior Headroom means, at any time £17,500,000

Senior Lender Discharge Date means the first date on which all Senior Lender Liabilities have been fully and finally discharged to the satisfaction of the Senior Agent, whether or not as the result of an enforcement, and the Senior Lenders are under no further obligation to provide financial accommodation to any of the Debtors under any of the Debt Documents

Senior Lender Liabilities means the Liabilities owed by the Debtors to the Senior Lenders under the Senior Finance Documents

Senior Lender Refinancing means a refinancing (or repayment) and cancellation in full of the Senior Lender Liabilities

Senior Lenders means each Lender and each Ancillary Lender (in each case as defined in the original form Senior Facilities Agreement)

Senior Liabilities means the Senior Lender Liabilities, the Bilateral Liabilities and the Hedging Liabilities

Senior Payment Default means a Default under clause 27.1 (Non payment) of the original form Senior Facilities Agreement

Senior Principal Increase means any increase in the principal amount or commitment of the Senior Facilities (as set out in the original form Senior Facilities Agreement)

Senior Revolving Facility has the meaning given to the definition Revolving Facility in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Senior Term Facility has the meaning given to Facility A in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

Senior Total Commitments has the meaning given to the term Total Commitment in the original form Senior Facilities Agreement (together with any amendments to that definition in the Senior Facilities Agreement if and to the extent (and only to the extent) that such amendments are required to implement amendments to the Senior Facilities Agreement expressly permitted by the terms of this Deed)

SFA Cash Cover has the meaning given to the term cash cover in the original form Senior Facilities Agreement

SFA Cash Cover Document means, in relation to any SFA Cash Cover, any Senior Finance Document which creates or evidences, or is expressed to create or evidence, the Security required to be provided over that SFA Cash Cover by paragraph (iii) of the term cash cover as used in the Senior Facilities Agreement

Sponsor Affiliate means Sponsor Management Company (XCo), each of its Affiliates, any trust of which XCo or any of its Affiliates is a trustee, any partnership of which XCo or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, XCo or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least six months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by XCo or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate

Subsidiary has the meaning given to the term Subsidiary in the original form Senior Facilities Agreement

Subsidiary Guarantee means each English Guarantee Agreement (as defined and the form set out in the original form Note Purchase Agreement) and each other guarantee agreement provided by a Subsidiary pursuant to 9.31 of the original form Note Purchase Agreement

Taxes has the meaning given to the term Taxes in the original form Senior Facilities Agreement

Term Loan means any term loan made under the Senior Term Facility

Term Outstandings means, at any time, the aggregate of the amounts of principal (not including any capitalised or deferred interest) then outstanding under the Senior Term Facility

Total Exchange Rate Hedged Amount means, at any time, the aggregate of each Aggregate Exchange Rate Hedged Amount at that time

Total Interest Rate Hedged Amount means, at any time, the aggregate of each Aggregate Interest Rate Hedged Amount at that time

Transaction Security means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents

Transaction Security Documents has the meaning given to the term Transaction Security Documents in the original form Senior Facilities Agreement

VAT means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature

1.2                       Construction

(a)                         Unless a contrary indication appears, a reference in this Deed to:

(i)                           any Ancillary Lender, Arranger, Bilateral Lender, Company, Creditor, Debtor, Hedge Counterparty, Intra Group Lender, Noteholder, Party, Primary Creditor, Security Trustee, Senior Agent, Senior Arranger, Senior Borrower, Senior Creditor, Senior Guarantor or Senior Lender shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)                        any Ancillary Lender, Arranger, Creditor, Debtor, Hedge Counterparty, any Party or the Security Trustee or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee or Senior Agent, any person for the time being so appointed in accordance with this Deed, or the relevant Senior Finance Documents or Note Finance Documents;

(iii)                     assets includes present and future properties, revenues and rights of every description;

(iv)                    a Debt Document or any other agreement or instrument is (other than a reference to a Debt Document or any other agreement or instrument in original form) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended, restated (however fundamentally) or (in the case of an Ancillary Document or Bilateral Document) replaced as permitted by this Deed;

(v)                       enforcing (or any derivation) the Transaction Security shall include the appointment of an administrator of a Debtor by the Security Trustee;

(vi)                    indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                 the original form of a Debt Document or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into;

(viii)           a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or any other entity or body of any description;

(ix)                      a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, then being a type with which persons to which it applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self regulatory or other authority or organisation; and

(x)                         a provision of law is a reference to that provision as amended or re enacted.

(b)                        Section, clause and schedule headings are for ease of reference only.

(c)                         A Default (other than an Event of Default, a Senior Payment Default or a Note Payment Default) is continuing if it has not been remedied (in the case of a Default under the Senior Facilities Agreement, to the satisfaction of the Senior Agent acting on the instructions of the Majority Senior Lenders or the Senior Lenders (as required pursuant to the terms of the Senior Facilities Agreement) or, in the case of a Default under the Note Purchase Agreement, to the satisfaction of the Majority Noteholders or the Noteholders (as required pursuant to the terms of the Note Purchase Agreement)) or waived and an Event of Default, a Senior Payment Default or a Note Payment Default is continuing if it has not been waived.

(d)                        A reference to the plural also denotes the singular and vice versa.

1.3                       Third Party Rights

(a)                         Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (Third Parties Rights Act) to enforce or to enjoy the benefit of any term of this Deed.

(b)                        Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

(c)                         Any Receiver, Delegate or any other person described in clause 13.9 (No proceedings) may, subject to this clause 1.3 and the Third Parties Rights Act, rely on any clause of this Deed which expressly confers rights on it.

1.4                       Deed

This Deed is intended to take effect as a deed notwithstanding the fact that a Party may only execute this Deed underhand.

2                               Ranking and priority

2.1                       Primary Creditor Liabilities

(a)                         Each of the Parties agrees that the Liabilities owed by the Debtors to the Primary Creditors shall rank pro rata between (1) the Senior Liabilities and (2) the Note Liabilities.

(b)                        The Senior Lender Liabilities, Hedging Liabilities and Bilateral Liabilities shall rank pro rata.

2.2                       Transaction Security

(a)                         Each of the Parties agrees that the Transaction Security shall rank and secure first, (1) the Senior Lender Liabilities and (2) the Note Liabilities pro rata.

(b)                        The Senior Lenders, the Hedge Counterparties and the Bilateral Lenders agree that the Transaction Security shall rank and secure the Senior Lender Liabilities, the Hedge Liabilities and the Bilateral Liabilities pro rata.

2.3                       Subordinated and Intra Group Liabilities

(a)                         Each of the Parties agrees that the Intra Group Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Primary Creditors.

(b)                        This Deed does not purport to rank any of the Intra Group Liabilities as between themselves.

3                               Senior Lenders and Senior Lender Liabilities

3.1                       Payment of Senior Lender Liabilities and Bilateral Liabilities

(a)                         Prior to a Distress Event, the Debtors may make, and the Senior Lender and/or Bilateral Lender (as the case may be) may receive, Payments of the Senior Lender Liabilities and the Bilateral Liabilities at any time in accordance with the Senior Finance Documents and the Bilateral Documents.

(b)                        On and following a Distress Event any Payments received by the Senior Lenders and/or the Bilateral Lenders other than Excluded Payments shall be applied in accordance with clauses 7.3 (Set Off) and 8 (Turnover of receipts).

3.2                       Amendments and Waivers: Senior Lenders

(a)                         Subject to clauses 3.2(b) and 3.2(c) below, the Senior Lenders may amend or waive the terms of the Senior Finance Documents (other than this Deed or any Security Document) in accordance with their terms (and subject to any consent required under them) at any time.

(b)                        The Senior Lenders may not amend or waive the terms of the Senior Finance Documents if the amendment or waiver is, in relation to the original form Senior Finance Documents:

(i)                           an amendment or waiver constituting an increase in the principal amount of the Senior Facilities (other than an increase described in clause 3.3(a)(i));

(ii)                        an amendment or waiver making the due date of payment of any amount under the Senior Finance Documents earlier than as set out in the original form Senior Finance Documents;

(iii)                     an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is:

(A)                     contemplated by the original form Senior Finance Documents; or

(B)                       described in clause 3.3(a)(ii)); or

(iv)                    an amendment or waiver the effect of which is to make any member of the Group liable to make additional or increased payments not:

(A)                     provided for under the original form Senior Finance Documents; or

(B)                       described in this clause 3.2 or clause 3.3,

unless the prior consent of the Majority Noteholders is obtained.

(c)                         Without prejudice to clause 11.2 (Distressed Disposals), the Senior Lenders may not:

(i)                           amend or waive the terms of the Senior Finance Documents if the amendment or waiver:

(A)                     would have the effect of changing, or relates to, the nature or scope of the guarantee and indemnity granted under clause 22 (Guarantee and Indemnity) of the original form Senior Facilities Agreement; or

(B)                       relates to the release of any guarantee and indemnity granted under clause 22 (Guarantee and Indemnity) of the original form Senior Facilities Agreement unless expressly envisaged by the original form of a Senior Finance Document or relating to a sale or disposal of an asset which is a Non-Distressed Disposal; or

(ii)                        consent to the resignation of a member of the Group which has granted a guarantee and indemnity under clause 22 (Guarantee and Indemnity) of the original form Senior Facilities Agreement unless each Hedge Counterparty has notified the Security Trustee that no payment is due to it from that member of the Group under clause 22 (Guarantee and Indemnity) of the original form Senior Facilities Agreement, unless the prior consent of each Hedge Counterparty (to the extent the amendment or waiver would adversely affect the interests of the Hedge Counterparty) (such consent not to be unreasonably withheld or delayed) is obtained.

3.3                       Increase of principal or fees: Senior Lenders

(a)                         The Senior Lenders may from time to time (if permitted under the terms of the Senior Facilities Agreement):

(i)                           effect a Senior Principal Increase in an amount which (taken together with all prior Senior Principal Increases) does not exceed the Senior Headroom at that time, and the amount of that Senior Principal Increase (together with interest, fees and commission on that amount) shall be treated as being part of the Senior Liabilities and the Senior Lender Liabilities; or

(ii)                        increase, or add, fees or commission relating to the Senior Facilities if:

(A)                     that increase or addition is in consideration for the amendment or waiver of, or the giving of a consent under, any term of a Senior Finance Document; or

(B)                       the effect of that increase or addition (in aggregate over the duration of the Senior Facilities) is (when aggregated with any Senior Principal Increase) no greater than the effect of a Senior Principal Increase permitted under clause 3.3(a)(i) above.

(b)                        Clause 3.3(a) above shall not restrict any variation which is described in clause 3.2(b)(iii)(A)

3.4                       Designation of Senior Finance Documents

The Senior Agent and the Company shall not designate a document a Finance Document for the purposes of the Senior Facilities Agreement without the prior consent of the Majority Noteholders if the terms of that document effect a change which would require the consent of the Majority Noteholders under clause 3.2.

3.5                       Security: Senior Lenders

Other than as set out in clause 3.6, the Senior Lenders may not take, accept or receive from any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Senior Lender Liabilities other than:

(a)                         any Security in respect of the Senior Lender Liabilities in addition to the Common Transaction Security if (except for any Security, permitted under clause 3.6), at the same time it is also provided either:

(i)                           to the Security Trustee as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)                        in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Trustee as trustee for the Secured Parties:

(A)                     to the other Secured Parties in respect of their Liabilities; or

(B)                       to the Security Trustee under a parallel debt structure for the benefit of the other Secured Parties and ranks in the same order of priority as that contemplated in clause 2.2 (Transaction Security); and

(b)                        any guarantee, indemnity or other assurance against loss In respect of the Senior Lender Liabilities in addition to those in:

(i)                           the original form of Senior Facilities Agreement;

(ii)                        this Deed; or

(iii)                     any Common Assurance,

if (except for any guarantee, indemnity or other assurance against loss permitted under clause 3.6), at the same time it is also provided to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated In clause 2 (Ranking and priority).

3.6                       Security: Ancillary Lenders and Bilateral Lenders

No Ancillary Lender or Bilateral Lender will, unless the prior consent of the Instructing Group is obtained, take, accept or receive from any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities owed to it other than:

(a)                         the Common Transaction Security;

(b)                        each guarantee, indemnity or other assurance against loss contained in:

(i)                           the original form of Senior Facilities Agreement;

(ii)                        this Deed; or

(iii)                     any Common Assurance;

(c)                         indemnities and assurances against loss contained in the Ancillary Documents and Bilateral Documents no greater in extent than any of those referred to in clause 3.6(b) above;

(d)                        any SFA Cash Cover permitted under the original form Senior Facilities Agreement relating to any Ancillary Facility;

(e)                         the indemnities contained in an ISDA Master Agreement (in the case of a Hedging Bilateral Document which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Bilateral Document which is not based on an ISDA Master Agreement); or

(f)                           any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set off arrangement relating to the Ancillary Facilities or Bilateral Facilities for the purpose of netting debit and credit balances arising under the Ancillary Facilities or Bilateral Facilities.

3.7                       Restriction on Enforcement Action:

Subject to clause 3.8, the Senior Creditors shall be free to take any Enforcement Action other than Enforcement Action that requires the consent of the Instructing Group pursuant to clause 10.2 (Enforcement Instructions).

3.8                       Restriction on Enforcement: Ancillary Lenders and Bilateral Lenders

Subject to clause 3.9, so long as any of the Senior Liabilities (other than any Liabilities owed to the Ancillary Lenders or Bilateral Liabilities) are or may be outstanding, none of the Ancillary Lenders nor the Bilateral Lenders shall be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it.

3.9                       Permitted Enforcement: Ancillary Lenders and Bilateral Lenders

(a)                         Each Ancillary Lender and each Bilateral Lender may take Enforcement Action if:

(i)                           at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Senior Lender Liabilities (excluding the Liabilities owing to Ancillary Lenders and the Bilateral Lenders), in which case the Ancillary Lenders and the Bilateral Lenders may take the same Enforcement Action as has been taken in respect of those Senior Lender Liabilities;

(ii)                        that action is contemplated by clause 3.7;

(iii)                     that Enforcement Action is taken in respect of SFA Cash Cover which has been provided in accordance with the Senior Facilities Agreement (in original form);

(iv)                    at the same time as or prior to, that action, the consent of the Instructing Group to that Enforcement Action is obtained; or

(v)                       an Insolvency Event has occurred in relation to any member of the Group, in which case after the occurrence of that Insolvency Event, each Ancillary Lender and each Bilateral Lender shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that member of the Group to:

(A)                     accelerate any of that member of the Group’s Senior Lender Liabilities or declare them prematurely due and payable on demand;

(B)                       make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Senior Lender Liabilities;

(C)                       exercise any right of set off or take or receive any Payment in respect of any Senior Lender Liabilities of that member of the Group; or

(D)                      claim and prove in the liquidation of that member of the Group for the Senior Lender Liabilities owing to it.

(b)                        Clause 3.8 shall not restrict any right of an Ancillary Lender or Bilateral Lender to net or set-off in relation to a Multi-account Overdraft Facility, in accordance with the terms of the Senior Facilities Agreement (in the original form), to the extent that the netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount.

3.10                 Representations: Senior Creditor

Each Senior Creditor represents and warrants to the Noteholders and the Security Trustee that:

(a)                         it is a corporation or other entity, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)                        the obligations expressed to be assumed by it in this Deed are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations; and

(c)                         the entry into and performance by it of this Deed does not and will not:

(i)                           conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(ii)                        constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

4                               Hedge Counterparties and Hedging Liabilities

4.1                       Identity of Hedge Counterparties

(a)                         Each Hedge Counterparty shall be a Senior Lender.

(b)                        Subject to clause 4.1(c) below, no person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to those hedging arrangements nor shall those liabilities be treated as Hedging Liabilities unless that person is or becomes a party to this Deed as a Hedge Counterparty.

(c)                         Clause 4.1(b) above shall not apply to a Hedging Bilateral Lender.

4.2                       Restriction on Payment: Hedging Liabilities

The Debtors shall not, and shall procure that no other member of the Group will, make any Payment of the Hedging Liabilities at any time unless:

(a)                         that Payment is permitted under clause 4.3; or

(b)                        the taking or receipt of that Payment is permitted under clause 4.9(c).

4.3                       Permitted Payments: Hedging Liabilities

(a)                         Subject to clauses 4.3(b) and 4.3(d) below, the Debtors may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to that Hedge Counterparty under any Hedging Agreement in accordance with the terms of that Hedging Agreement:

(i)                           if the Payment is a scheduled Payment arising under the relevant Hedging Agreement in its original form or as modified in accordance with clause 4.6;

(ii)                        to the extent that the relevant Debtor’s obligation to make the Payment arises as a result of the operation of:

(A)                     any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B)                       any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA

Master Agreement of that Hedging Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C)                       any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in clause 4.3(a)(ii)(A) or 4.3(a)(ii)(B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(iii)                     to the extent that the relevant Debtor’s obligation to make the Payment arises from a Non Credit Related Close-Out;

(iv)                    to the extent that:

(A)                     the relevant Debtor’s obligation to make the Payment arises from a Credit Related Close Out in relation to that Hedging Agreement; and

(B)                       no Event of Default is continuing at the time of that Payment; or

(v)                       if the Instructing Group give prior consent to the Payment being made.

(b)                        No Payment may be made to a Hedge Counterparty under clause 4.3(a) above if any scheduled Payment due from that Hedge Counterparty to a Debtor under a Hedging Agreement to which they are both party is due and unpaid.

(c)                         Failure by a Debtor to make a Payment to a Hedge Counterparty which results solely from the operation of clause 4.3(b) above shall, without prejudice to clause 4.4, not result in a default (however described) in respect of that Debtor under that Hedging Agreement.

(d)                        On and following a Distress Event any Payments received by a Hedge Counterparty shall be applied in accordance with clauses 7.3 (Set Off) and 8 (Turnover of receipts) other than a Payment that is an Excluded Payment.

4.4                       Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of clauses 4.2 and 4.3 even if its obligation to make that Payment is restricted at any time by the terms of any of those clauses.

4.5                       No acquisition of Hedging Liabilities

The Debtors shall not, and shall procure that no other member of the Group will:

(a)                         enter into any Liabilities Acquisition; or

(b)                        beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

In respect of any of the Hedging Liabilities unless the prior consent of the Instructing Group is obtained.

4.6                       Amendments and Waivers: Hedging Agreements

(a)                         Subject to clause 4.6(b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Hedging Agreements.

(b)                        A Hedge Counterparty may amend or waive any term of a Hedging Agreement in accordance with the terms of that Hedging Agreement if:

(i)                           that amendment or waiver does not breach another term of this Deed; and

(ii)                        that amendment or waiver would not result in a breach of clause 26.32 (Treasury transactions) of the original form Senior Facilities Agreement or section 9.28 (Treasury transactions) of the original form Note Purchase Agreement.

4.7                       Security: Hedge Counterparties

The Hedge Counterparties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any member of the Group in respect of the Hedging Liabilities other than:

(a)                         the Common Transaction Security;

(b)                        any guarantee, indemnity or other assurance against loss contained in:

(i)                           the original form of Senior Facilities Agreement;

(ii)                        this Deed;

(iii)                     any Common Assurance; or

(iv)                    the relevant Hedging Agreement no greater in extent than any of those referred to in clauses 4.7(b)(i) to 4.7(b)(iii) above;

(c)                         as otherwise contemplated by clause 3.5 (Security: Senior Lenders); and

(d)                        the indemnities contained in the ISDA Master Agreements (in the case of a Hedging Agreement which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement).

4.8                       Restriction on Enforcement: Hedge Counterparties

Subject to clause 4.9 and clause 4.10, the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

4.9                       Permitted Enforcement: Hedge Counterparties

(a)                         To the extent it is able to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

(i)                           if, prior to a Distress Event, the Company has certified to that Hedge Counterparty that that termination or close out would not result in a breach of clause 26.32 (Treasury transactions) of the original form Senior Facilities Agreement or section 9.28 (Treasury transactions) of the original form Note Purchase Agreement;

(ii)                        if a Distress Event has occurred;

(iii)                     if:

(A)                     in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

1)                            an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

2)                            an event similar in meaning and effect to a “Force Majeure Event” (as defined in clause 4.9(a)(iii)(B) below),

has occurred in respect of that Hedging Agreement;

(B)                       in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement; or

(C)                       in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in clauses 4.9(a)(iii)(A) or 4.9(a)(iii)(B) above has occurred under and in respect of that Hedging Agreement;

(iv)                    if an Event of Default has occurred under either clause 27.6 (Insolvency) or clause 27.7 (Insolvency proceedings) of the original form Senior Facilities Agreement in relation to a Debtor which is party to that Hedging Agreement;

(v)                       if the Instructing Group gives prior consent to that termination or close-out being made;

(vi)                    following a Senior Lender Refinancing; or

(vii)                 to the extent that that termination or close out is necessary to comply with clause 4.13(c).

(b)                        If a Debtor has defaulted on any Payment due under a Hedging Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than ten Business Days after notice of that default has been given to the Security Trustee pursuant to clause 18.3(i) (Notification of prescribed events), the relevant Hedge Counterparty:

(i)                           may, to the extent it is able to do so under the relevant Hedging Agreement, terminate or close out in whole or in part any hedging transaction under that Hedging Agreement; and

(ii)                        until such time as the Security Trustee has given notice to that Hedge Counterparty that the Transaction Security is being enforced (or that any formal steps are being taken to enforce the Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Hedging Liabilities due under that Hedging Agreement.

(c)                         After the occurrence of an Insolvency Event in relation to any member of the Group, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that member of the Group to:

(i)                           prematurely close out or terminate any Hedging Liabilities of that member of the Group;

(ii)                        make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Hedging Liabilities;

(iii)                     exercise any right of set off or take or receive any Payment in respect of any Hedging Liabilities of that member of the Group; or

(iv)                    claim and prove in the liquidation of that member of the Group for the Hedging Liabilities owing to it.

4.10                 Required Enforcement: Hedge Counterparties

(a)                         Subject to clause 4.9(b) below, a Hedge Counterparty shall promptly terminate or close out in full any hedging transaction under all or any of the Hedging Agreements to which it is party prior to their stated maturity, following:

(i)                           the occurrence of an Acceleration Event and delivery to it of a notice from the Security Trustee that that Acceleration Event has occurred; and

(ii)                        delivery to it of a subsequent notice from the Security Trustee (acting on the instructions of an Instructing Group) instructing it to do so.

(b)                        If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under clause 4.9(b) (or would have been able to if that Hedge Counterparty had given the notice referred to in that clause) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Trustee (acting on the instructions of an Instructing Group).

4.11                 Treatment of Payments due to Debtors on termination of hedging transactions

(a)                         If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedging Agreement) falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Security Trustee, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Deed.

(b)                        The payment of that amount by the Hedge Counterparty to the Security Trustee in accordance with clause 4.11(a) above shall discharge the Hedge Counterparty’s obligation to pay that amount to that Debtor.

4.12                 Terms of Hedging Agreements

The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a)                         each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the Hedging Letter and that no other hedging arrangements are carried out under or pursuant to a Hedging Agreement;

(b)                        each Hedging Agreement is based on an ISDA Master Agreement;

(c)                         in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:

(i)                           a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or

(ii)                        an event similar in meaning and effect to either of those described in clause 4.12(c)(i) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement), that Hedging Agreement will:

(A)                     if it is based on a 1992 ISDA Master Agreement, provide for payments under the “Second Method” and will make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(B)                       if it is based on a 2002 ISDA Master Agreement, make no material amendment to the provisions of section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(d)                        each Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to clause 4.10; and

(e)                         each Hedging Agreement will permit the relevant Hedge Counterparty and each relevant Debtor to take such action as may be necessary to comply with clause 4.13.

4.13                 Total Interest Rate Hedged Amount and Total Exchange Rate Hedged Amount

(a)                         The Company shall procure that (unless the prior written consent of the Majority Senior Creditors and Majority Noteholders for non-compliance has been obtained), at all times:

(i)                           the Total Interest Rate Hedged Amount does not exceed the Permitted Maximum Interest Rate Hedged Amount; and

(ii)                        the Total Exchange Rate Hedged Amount does not exceed the Permitted Maximum Exchange Rate Hedged Amount

(b)                        Subject to clause 4.13(a) above, if:

(i)                           the Total Interest Rate Hedged Amount is less than the Permitted Maximum Interest Rate Hedged Amount, a Debtor may (but, subject to clause 26.32 (Treasury transactions) of the original form Senior Facilities Agreement and section 9.28 (Treasury transactions) of the original form Note Purchase Agreement shall be under no obligation to) enter into additional hedging arrangements to increase the Total Interest Rate Hedged Amount; or

(ii)                        the Total Exchange Rate Hedged Amount is less than the Permitted Maximum Exchange Rate Hedged Amount, a Debtor may (but, subject to clause 26.33 (Compliance with Hedging Letter) of the original form Senior Facilities Agreement and section 9.38 (Compliance with Hedging Letter) of the original form Note Purchase Agreement shall be under no obligation to) enter into additional hedging arrangements to increase the Total Exchange Rate Hedged Amount.

(c)                         If any reduction in the Term Outstandings results in:

(i)                           an Interest Rate Hedge Excess then, on the same day as that reduction becomes effective in accordance with the terms of the relevant Facility Agreement, the relevant Debtor(s) shall, and the Company shall procure that the relevant Debtor(s) shall, reduce each Hedge Counterparty’s Aggregate Interest Rate Hedged Amount by that Hedge Counterparty’s Interest Rate Hedge Proportion of that Interest Rate Hedge Excess by terminating or closing out any relevant hedging transaction(s) in full or in part, as may be necessary; or

(ii)                        an Exchange Rate Hedge Excess then, on the same day as that reduction becomes effective in accordance with the terms of the relevant Facility Agreement, the relevant Debtor(s) shall, and the Company shall procure that the relevant Debtor(s) shall, reduce each Hedge Counterparty’s Aggregate Exchange Rate Hedged Amount by that Hedge Counterparty’s Exchange Rate Hedge Proportion of that Exchange Rate Hedge Excess by terminating or closing out any relevant hedging transaction(s) in full or in part, as may be necessary.

(d)                        The relevant Debtor(s) shall, and the Company shall procure that the relevant Debtor(s) shall, pay to that Hedge Counterparty (in accordance with the relevant Hedging Agreement) an amount equal to the sum of all payments (if any) that become due from each relevant Debtor to a Hedge Counterparty under the relevant Hedging Agreement(s) as a result of any action described in clause 4.13(c) above.

(e)                         Each Hedge Counterparty shall co operate in any process described in clause 4.13(d) above and shall pay (in accordance with the relevant Hedging Agreement(s)) any amount that becomes due from it under the relevant Hedging Agreement(s) to a Debtor as a result of any action described in clause 4.13(c) above.

5                               Noteholders and Note Liabilities

5.1                       Payment of Note Liabilities

(a)                         Prior to a Distress Event, the Debtors may make, and the Noteholders may retain, Payments of the Note Liabilities at any time in accordance with the Note Finance Documents.

(b)                        On and following a Distress Event any Payments received by the Noteholders shall be applied in accordance with clauses 7.3 (Set Off) and 8 (Turnover of receipts).

5.2                       Amendments and Waivers: Noteholders

(a)                         Subject to clause 5.2(b) below, the Noteholders may amend or waive the terms of the Note Finance Documents (other than this Deed or any Security Document) in accordance with their terms (and subject to any consent required under them) at any time.

(b)                        The Noteholders may not amend or waive the terms of the Note Finance Documents if the amendment or waiver is, in relation to the original form Note Finance Documents:

(i)                           an amendment or waiver constituting an increase in the aggregate principal amount of the Notes (other than an increase described in clause 5.3(a)(i));

(ii)                        an amendment or waiver making the due date of payment of any amount under the Note Finance Documents earlier than as set out in the original form Note Finance Documents;

(iii)                     an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is:

(A)                     contemplated by the original form Note Finance Documents; or

(B)                       described in clause 5.3(a)(ii); or

(iv)                    an amendment or waiver the effect of which is to make any member of the Group liable to make additional or increased payments not:

(A)                     provided for under the original form Note Finance Documents;

(B)                       described in clause 5.3; or

(C)                       permitted as a consequence of clauses 5.2(b)(i) above,

unless the prior consent of the Majority Senior Lenders is obtained.

5.3                       Increase of principal Noteholders

(a)                         The Noteholders may from time to time (if permitted under the terms of the Note Purchase Agreement):

(i)                           effect a Note Principal Increase in an amount which (taken together with all prior Note Principal Increases) does not exceed the Note Headroom at that time provided that there is no scheduled amortisation of the Note Principal Increase and the Note Principal Increase does not mature prior to 15 June 2018. The amount of that Note Principal Increase (together with interest, fees and commission on that amount) shall be treated as being part of the Note Liabilities; or

(ii)                        increase, or add, fees or commission relating to the Notes if:

(A)                         that increase or addition is in consideration for the amendment or waiver of, or the giving of a consent under, any term of a Note Finance Document; or

(B)                           the effect of that increase or addition (in aggregate over the duration of the Notes) is (when aggregated with any Note Principal Increase) no greater than the effect of the Note Principal Increase permitted under clause 5.3(a)(i) above.

(b)                        Clause 5.3(a) above shall not restrict any variation which is described in clause 5.2(b)(iii)(A) or 5.2(b)(iii)(B).

5.4                       Designation of Note Finance Documents

The Noteholders and the Company agree that they will not designate a document a Note Document for the purposes of the Note Purchase Agreement without the prior consent of the Majority Senior Lenders if the terms of that document effect a change which would otherwise require the consent of the Majority Senior Lenders under clause 5.2 (Amendments and Waivers: Noteholders).

5.5                       Security: Noteholders

The Noteholders may not take, accept or receive from any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Note Liabilities other than:

(a)                         any Security in respect of the Note Liabilities in addition to the Common Transaction Security if (except for any Security, permitted under clause 3.6), at the same time it is also provided either:

(i)                           to the Security Trustee as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)                        in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Trustee as trustee for the Secured Parties:

(A)                     to the other Secured Parties in respect of their Liabilities; or

(B)                       to the Security Trustee under a parallel debt structure for the benefit of the other Secured Parties and ranks in the same order of priority as that contemplated in clause 2.2 (Transaction Security); and

(b)                        any guarantee, indemnity or other assurance against loss in respect of the Note Liabilities in addition to those in:

(i)                           the original form Note Purchase Agreement;

(ii)                        any Subsidiary Guarantee;

(iii)                     this Deed; or

(iv)                    any Common Assurance,

if, at the same time, it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in clause 2 (Ranking and priority).

5.6                       Restriction on Enforcement Action:

The Noteholders shall be free to take any Enforcement Action other than Enforcement Action that requires the consent of the Instructing Group pursuant to clause 10.2 (Enforcement Instructions).

5.7                       Representations: Noteholder

Each Noteholder represents and warrants to the Senior Creditors, the Security Trustee and the Senior Agent that:

(a)                         it is a corporation or other entity, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)                        the obligations expressed to be assumed by it in this Deed are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations; and

(c)                         the entry into and performance by it of this Deed does not and will not:

(i)                           conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(ii)                        constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

6                               Intra Group Lenders and Intra Group Liabilities

6.1                       Restriction on Payment: Intra Group Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payments of the Intra Group Liabilities at any time unless:

(a)                         that Payment is permitted under clause 6.2; or

(b)                        the taking or receipt of that Payment is permitted under clause 6.7(c).

6.2                       Permitted Payments: Intra Group Liabilities

(a)                         Subject to clause 6.2(b) below, the Debtors may make Payments in respect of the Intra Group Liabilities (whether of principal, interest or otherwise) from time to time when due.

(b)                        Payments in respect of the Intra Group Liabilities may not be made pursuant to clause 6.2(a) above if, at the time of the Payment, an Acceleration Event has occurred unless the Security Trustee (acting on the instructions of the Instructing Group) consents to that Payment being made.

6.3                       Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of clauses 6.1 and 6.2 even if its obligation to make that Payment is restricted at any time by the terms of any of those clauses.

6.4                       Acquisition of Intra Group Liabilities

(a)                         Subject to clause 6.4(b) below, each Debtor may, and may permit any other member of the Group to:

(i)                           enter into any Liabilities Acquisition; or

(ii)                        beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any Intra Group Liabilities at any time.

(b)                        Subject to clause 6.4(c) below, no action described in clause 6.4(a) above may take place in respect of any Intra Group Liabilities if:

(i)                           that action would result in a breach of the Senior Facilities Agreement or the Note Purchase Agreement; or

(ii)                        at the time of that action, an Acceleration Event has occurred and is continuing.

(c)                         The restrictions in clause 6.4(b) above shall not apply if the Security Trustee (acting on the instructions of the Instructing Group) consents to the action.

6.5                       Security: Intra Group Lenders

Prior to the Final Discharge Date, the Intra Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra Group Liabilities unless that Security, guarantee, indemnity or other assurance against loss is expressly permitted under the terms of the Senior Facilities Agreement and the Note Purchase Agreement.

6.6                       Restriction on enforcement: Intra Group Lenders

Subject to clause 6.7, none of the Intra Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra Group Liabilities at any time prior to the Final Discharge Date without the prior written consent of the Security Trustee (acting in accordance with the instructions of the Instructing Group).

6.7                       Permitted Enforcement: Intra Group Lenders

After the occurrence of an Insolvency Event in relation to any member of the Group, each Intra Group Lender may (unless otherwise directed by the Security Trustee or unless the Security Trustee has taken, or has given notice that it intends to take, action on behalf of that Intra Group Lender in accordance with clause 7.5 (Filing of claims)), exercise any right it may otherwise have against that member of the Group to:

(a)                         accelerate any of that member of the Group’s Intra Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)                        make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra Group Liabilities;

(c)                         exercise any right of set off or take or receive any Payment in respect of any Intra Group Liabilities of that member of the Group; or

(d)                        claim and prove in the liquidation of that member of the Group for the Intra Group Liabilities owing to it.

6.8                       Representations: Intra Group Lenders

Each Intra Group Lender represents and warrants to the Primary Creditors, the Security Trustee and the Senior Agent that:

(a)                         it is a corporation, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)                        the obligations expressed to be assumed by it in this Deed are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations; and

(c)                         the entry into and performance by it of this Deed does not and will not:

(i)                           conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(ii)                        constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets which has or is reasonably likely to have a Material Adverse Effect (as defined in the original form Senior Facilities Agreement).

7                               Effect of Insolvency Event or Distress Event

7.1                       SFA Cash Cover

This clause 7 is subject to clause 12.3 (Treatment of SFA Cash Cover ).

7.2                       Payment of distributions following Insolvency Event

(a)                         After the occurrence of an Insolvency Event in relation to any member of the Group, any Party entitled to receive a distribution out of the assets of that member of the Group in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that member of the Group to pay that distribution to the Security Trustee until the Liabilities owing to the Secured Parties have been paid in full.

(b)                        The Security Trustee shall apply distributions paid to it under clause 7.2(a) above in accordance with clause 12 (Application of Proceeds).

7.3                       Set Off

(a)                         Subject to clause 7.3(b) below, to the extent that any member of the Group’s Liabilities are discharged by way of set off (mandatory or otherwise) after the occurrence of a Distress Event or in connection with a set off that constitutes a Distress Event, any Creditor which benefited from that set off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set off to the Security Trustee for application in accordance with clause 12 (Application of Proceeds).

(b)                        Clause 7.3(a) above shall not apply to any Excluded Payment.

7.4                       Non cash distributions

If the Security Trustee or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

7.5                       Filing of claims

Without prejudice to any Ancillary Lender’s right of netting or set off relating to a Multi account Overdraft Facility (to the extent that the netting or set off represents a reduction from a Permitted Gross Amount of that Multi account Overdraft Facility to or towards its Designated Net Amount), after the occurrence of an Insolvency Event in relation to any member of the Group, each Creditor irrevocably authorises the Security Trustee (acting in accordance with clause 7.7), on its behalf, to:

(a)                         take any Enforcement Action (in accordance with the terms of this Deed) against that member of the Group;

(b)                        demand, sue, prove and give receipt for any or all of that member of the Group’s Liabilities;

(c)                         collect and receive all distributions on, or on account of, any or all of that member of the Group’s Liabilities; and

(d)                        file claims, take proceedings and do all other things the Security Trustee considers reasonably necessary to recover that member of the Group’s Liabilities.

7.6                       Creditors’ actions

Each Creditor will:

(a)                         do all things that the Security Trustee (acting in accordance with clause 7.7) requests in order to give effect to this clause 7; and

(b)                        if the Security Trustee is not entitled to take any of the actions contemplated by this clause 7 or if the Security Trustee (acting in accordance with clause 7.7) requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Security Trustee (acting in accordance with clause 7.7) or grant a power of attorney to the Security Trustee (on such terms as the Security Trustee (acting in accordance with clause 7.7) may reasonably require) to enable the Security Trustee to take such action.

7.7                       Security Trustee instructions

For the purposes of clause 7.5 and clause 7.6 the Security Trustee shall:

(a)                         act on the instructions of the group of Primary Creditors entitled, at that time, to give instructions under clause 10.2 (Enforcement Instructions) or clause 10.3 (Manner of enforcement); or

(b)                        in the absence of any such instructions, act (or refrain from taking action) as the Security Trustee sees fit.

8                               Turnover of receipts

8.1                       SFA Cash Cover

This clause 8 is subject to clause 12.3 (Treatment of SFA Cash Cover ).

8.2                       Turnover by the Creditors

Subject to clause 8.3 and to clause 8.4, but without prejudice to clause 7.3 (Set Off) if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)                         any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is not either:

(i)                           a Permitted Payment; or

(ii)                        made in accordance with clause 12 (Application of Proceeds);

(b)                        other than where clause 7.3 (Set Off) applies, any amount by way of set off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)                         notwithstanding clauses 8.2(a) and 8.2(b) above, and other than where clause 7.3 (Set Off) applies, any amount:

(i)                           on account of, or in relation to, any of the Liabilities:

(A)                     after the occurrence of a Distress Event or when the receipt is in connection with an event that constitutes a Distress Event; or

(B)                       as a result of any other litigation or proceedings against a member of the Group (other than after the occurrence of an Insolvency Event in respect of that member of the Group); or

(ii)                        by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with clause 12 (Application of Proceeds);

(d)                        the proceeds of any enforcement of any Transaction Security except in accordance with clause 12 (Application of Proceeds); or

(e)                         other than where clause 7.3 (Set Off) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any member of the Group which is not in accordance with clause 12 (Application of Proceeds) and which is made as a result of, or after, the occurrence of a Distress Event,

that Creditor will:

(i)                           in relation to receipts and recoveries not received or recovered by way of set-off:

(A)                     hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Deed; and

(B)                       promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Trustee for application in accordance with the terms of this Deed; and

(ii)                        in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security Trustee for application in accordance with the terms of this Deed.

8.3                       Exclusions

Clause 8.2 shall not apply to any Excluded Payment.

8.4                       Permitted assurance and receipts

Nothing in this Deed shall restrict the ability of any Primary Creditor to:

(a)                         arrange with any person which is not a member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub participation); or

(b)                        make any assignment or transfer permitted by clause 15 (Changes to the Parties),

which:

(i)                           is not prohibited by:

(A)                     the Senior Facilities Agreement; or

(B)                       the Note Purchase Agreement; and

(ii)                        is not in breach of clause 4.5 (No acquisition of Hedging Liabilities),

and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

8.5                       Sums received by Debtors

If any of the Debtors receives or recovers any sum which, under the terms of any of the Debt Documents, should have been paid to the Security Trustee, that Debtor will:

(a)                         hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Deed; and

(b)                        promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Trustee for application in accordance with the terms of this Deed.

8.6                       Saving provision

If, for any reason, any of the trusts expressed to be created in this clause 8 (Turnover of receipts) should fail or be unenforceable, the affected Creditor or Debtor will promptly pay an amount equal to that receipt or recovery to the Security Trustee to be held on trust by the Security Trustee for application in accordance with the terms of this Deed.

9                               Redistribution

9.1                       Recovering Creditor’s rights

(a)                         Any amount paid by a Creditor (Recovering Creditor) to the Security Trustee under clause 7 (Effect of Insolvency Event or Distress Event) or clause 8 (Turnover of receipts) shall be treated as having been paid by the relevant Debtor and distributed to the Security Trustee, the Senior Agent, Arrangers and Primary Creditors (each a Sharing Creditor) in accordance with the terms of this Deed.

(b)                        On a distribution by the Security Trustee under clause 9.1(a) above of a Payment received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Trustee (Shared Amount) will be treated as not having been paid by that Debtor.

9.2                       Reversal of redistribution

(a)                         if any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor and is repaid by that Recovering Creditor to that Debtor, then:

(i)                           each Sharing Creditor shall, upon request of the Security Trustee, pay to the Security Trustee for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (Redistributed Amount); and

(ii)                        as between the relevant Debtor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor.

(b)                        The Security Trustee shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under clause 9.2(a)(i) until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

10                        Enforcement of Transaction Security

10.1                 SFA Cash Cover

This clause 10 is subject to clause 12.3 (Treatment of SFA Cash Cover ).

10.2                 Enforcement Instructions

(a)                         The Transaction Security may not be enforced without the prior written consent of the Instructing Group.

(b)                        Subject to the Transaction Security having become enforceable in accordance with its terms the Instructing Group may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)                         The Security Trustee is entitled to rely on and comply with instructions given in accordance with this clause 10.2.

10.3                 Manner of enforcement

If the Transaction Security is being enforced pursuant to clause 10.2, the Security Trustee shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Debtor to be appointed by the Security Trustee) as the Instructing Group shall instruct or, in the absence of any such instructions, in such manner as the Security Trustee sees fit.

10.4                 Exercise of voting rights

(a)                         Each Creditor agrees with the Security Trustee that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre insolvency or rehabilitation or similar proceedings relating to any member of the Group as instructed by the Security Trustee.

(b)                        The Security Trustee shall give instructions for the purposes of clause 10.4(a) only as directed by the Instructing Group.

10.5                 Waiver of rights

To the extent permitted under applicable law and subject to clause 10.2, clause 10.3, clause 12 (Application of Proceeds) and clause 11.2(c) (Distressed Disposals), each of the Secured Parties and the Debtors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

11                        Proceeds of Disposals and Insurance

11.1                 Non-Distressed Disposals

(a)                         In this clause 11.1:

Disposal Proceeds means the proceeds of a Non-Distressed Disposal (as defined in clause 11.1(b) below)

Insurance Proceeds means has the meaning given to that term in the original form Senior Facilities Agreement

(b)                        If, in respect of a disposal of:

(i)                           an asset by a Debtor; or

(ii)                        an asset which is subject to the Transaction Security

to a person or persons outside the Group:

(A)                     where that disposal is permitted under the Senior Finance Documents;

(B)                       where that disposal is permitted under the Note Finance Documents; and

(C)                       that disposal is not a Distressed Disposal,

(a Non-Distressed Disposal),

the Security Trustee is irrevocably authorised (at the cost of the relevant Debtor or the Company and without any consent, sanction, authority or further confirmation from any Creditor or Debtor) but subject to clause 11.1(c) below:

(iii)                     to release the Transaction Security or any other claim (relating to a Debt Document) over that asset;

(iv)                    where that asset consists of shares in the capital of a Debtor, to release the Transaction Security or any other claim (relating to a Debt Document) over that Debtor’s assets;

(v)                       to execute and deliver or enter into any release of the Transaction Security or any claim described in clauses 11.1(b)(iii) and 11.1(b)(iv) above and issue any certificates of non crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Trustee, be considered necessary or desirable.

(c)                         If that Non-Distressed Disposal is not made, each release of Transaction Security or any claim described in clause 11.1(b) above shall have no effect and the Transaction Security or claim subject to that release shall continue in such force and effect as if that release had not been effected.

(d)                        If any Disposal Proceeds or Insurance Proceeds are required to be applied in mandatory prepayment of (or in respect of a mandatory offer to prepay) any Senior Lender Liabilities or the Note Liabilities then the Disposal Proceeds and Insurance Proceeds shall be applied (or offered, as applicable) pro rata based on the then outstanding principal amount of the Notes and the aggregate Commitments (as defined in the Senior Facilities Agreement) at such time in or towards Payment of:

(i)                           the Senior Lender Liabilities in accordance with the terms of the Senior Facilities Agreement; and

(ii)                        the Note Liabilities in accordance with the terms of the Note Purchase Agreement and the consent of any other Party shall not be required for that application.

11.2                           Distressed Disposals

(a)                        If a Distressed Disposal is being effected the Security Trustee is irrevocably authorised (at the cost of the relevant Debtor or the Company and without any consent, sanction, authority or further confirmation from any Creditor or Debtor):

(i)                            release of Transaction Security/non crystallisation certificates: to release the Transaction Security or any other claim over that asset and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non crystallisation of any floating charge or any consent to dealing that may.  In the discretion of the Security Trustee, be considered necessary or desirable;

(ii)                         release of liabilities and Transaction Security on a share sale (Debtor): if the asset which is disposed of consists of shares in the capital of a Debtor, to release:

(A)                    that Debtor and any Subsidiary of that Debtor from all or any part of:

1)                             its Borrowing Liabilities;

2)                             its Guarantee Liabilities; and

3)                             its Other Liabilities;

(B)                      any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(C)                      any other claim of an Intra Group Lender, or another Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor,

on behalf of the relevant Creditors;

(iii)                      release of liabilities and Transaction Security on a share sale (Holding Company): if the asset which is disposed of consists of shares in the capital of any Holding Company of a Debtor, to release:

(A)                    that Holding Company and any Subsidiary of that Holding Company from all or any part of:

1)                             its Borrowing Liabilities;

2)                             its Guarantee Liabilities; and

3)                             its Other Liabilities;

(B)                      any Transaction Security granted by any Subsidiary of that Holding Company over any of its assets; and

(C)                      any other claim of an Intra Group Lender or another Debtor over the assets of any Subsidiary of that Holding Company,

on behalf of the relevant Creditors;

(iv)                    disposal of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Security Trustee (acting in accordance with clause 11.2(c) below) decides to dispose of all or any part of:

(A)                     the Liabilities; or

(B)                       the Debtor Liabilities,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company:

(C)                       (if the Security Trustee (acting in accordance with clause 11.2(c) below) does not intend that any transferee of those Liabilities or Debtor Liabilities (Transferee) will be treated as a Primary Creditor or a Secured Party for the purposes of this Deed), to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtor Liabilities provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Deed; and

(D)                      (if the Security Trustee (acting in accordance with clause 11.2(c) below) does intend that any Transferee will be treated as a Primary Creditor or a Secured Party for the purposes of this Deed), to execute and deliver or enter into any agreement to dispose of:

1)                            all (and not part only) of the Liabilities owed to the Primary Creditors; and

2)                            all or part of any other Liabilities and the Debtor Liabilities,

on behalf of, in each case, the relevant Creditors and Debtors;

(v)                       transfer of obligations in respect of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor (Disposed Entity) and the Security Trustee (acting in accordance with clause 11.2(c) below) decides to transfer to another Debtor (Receiving Entity) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(A)                     the Intra Group Liabilities; or

(B)                       the Debtor Liabilities,

to execute and deliver or enter into any agreement to:

(C)                       agree to the transfer of all or part of the obligations in respect of those Intra Group Liabilities or Debtor Liabilities on behalf of the relevant Intra Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(D)                      to accept the transfer of all or part of the obligations in respect of those Intra Group Liabilities or Debtor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra Group Liabilities or Debtor Liabilities are to be transferred.

(b)                        The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities or Debtor Liabilities pursuant to clause 11.2(a)(iv) above) shall be paid to the Security Trustee for application in accordance with clause 12 (Application of Proceeds) as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Debtor Liabilities has occurred pursuant to clause 11.2(a)(iv)(D) above), as if that disposal of Liabilities or Debtor Liabilities had not occurred.

(c)                         For the purposes of clauses 11.2(a)(ii), 11.2(a)(iii), 11.2(a)(iv), 11.2(a)(v) and 3.2(c) above, the Security Trustee shall act:

(i)                           if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with clause 10.3 (Manner of enforcement); and

(ii)                        in any other case

(A)                     on the instructions of the Instructing Group, or

(B)                       in the absence of any such Instructions, the Security Trustee shall act (or refrain from taking action) as it sees fit.

Notwithstanding the foregoing provisions of this clause 11.2, any assignment, transfer or release of Transaction Security, Note Liabilities and/or Senior Lender Liabilities pursuant to this clause 11.2 shall only be permitted if such Transaction Security, Note Liabilities and/or Senior Lender Liabilities are assigned, transferred or released on a pro rata basis across the Note Liabilities and the Senior Lender Liabilities or the Security Trustee is acting on the instructions of the Instructing Group.

12                        Application of Proceeds

12.1                 Order of application

Subject to clause 12.2 and clause 12.3, all amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Debt Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 12, Recoveries) shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this clause 12), in the following order of priority:

(a)                         first, in discharging any sums owing to the Security Trustee, any Receiver or any Delegate;

(b)                        secondly, in payment of all costs and expenses incurred by the Senior Agent or any Primary Creditor in connection with

(i)                           any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Deed;

(ii)                        any action taken at the request of the Security Trustee under clause 7.6 (Creditors’ actions); or

(iii)                     any Insolvency Event in respect of any member of the Group;

(c)                         thirdly, in payment pro rata towards:

(i)                           the Senior Liabilities; and

(ii)                        the Note Liabilities.

In respect of the amounts payable in respect of the Senior Liabilities the Security Trustee shall pay pro rata:

(A)                     the Senior Agent on its own behalf and on behalf of the Senior Arrangers and the Senior Lenders;

(B)                       the Hedge Counterparties; and

(C)                       the Bilateral Lenders.

In respect of the amounts payable in respect of the Note Liabilities the Security Trustee shall pay those amounts to the Noteholders on a pro rata basis.

(d)                        fourthly, if none of the Debtors is under any further actual or contingent liability under any Senior Finance Document, Hedging Agreements, Note Finance Document or Bilateral Document in payment to any person to whom the Security Trustee is obliged to pay in priority to any Debtor; and

(e)                         fifthly, the balance, if any, in payment to the relevant Debtor.

12.2                 Prospective liabilities

Following a Distress Event the Security Trustee may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the Interest being credited to the relevant account) for later application under clause 12.1 in respect of:

(a)                         any sum to any Security Trustee, any Receiver or any Delegate; and

(b)                        any part of the Liabilities, the Liabilities to the Senior Agent or the Senior Arranger Liabilities,

that the Security Trustee reasonably considers, in each case, might become due or owing at any time in the future.

12.3                 Treatment of SFA Cash Cover

(a)                         Nothing in this Deed shall prevent any Ancillary Lender taking any Enforcement Action in respect of any SFA Cash Cover which has been provided for it in accordance with the Senior Facilities Agreement.

(b)                        To the extent that any SFA Cash Cover is not held with the Relevant Ancillary Lender, all amounts from time to time received or recovered in connection with the realisation or enforcement of that SFA Cash Cover shall be paid to the Security Trustee and shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(i)                           to the Relevant Ancillary Lender towards the discharge of the Senior Lender Liabilities for which that SFA Cash Cover was provided; and

(ii)                        the balance, if any, in accordance with clause 12.1.

(c)                         To the extent that any SFA Cash Cover is held with the Relevant Ancillary Lender, nothing in this Deed shall prevent that Relevant Ancillary Lender receiving and retaining any amount in respect of that SFA Cash Cover to the extent necessary to discharge the Senior Lender Liabilities for which that SFA Cash Cover was provided, the balance, if any, shall be paid to the Security Trustee to be applied in accordance with clause 12.1.

12.4                 Investment of proceeds

Prior to the application of the proceeds of the Security Property in accordance with clause 12.1 the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Trustee’s discretion in accordance with the provisions of this clause 12.

12.5                 Currency Conversion

(a)                         For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the Security Trustee’s Spot Rate of Exchange.

(b)                        The obligations of any Debtor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

12.6                 Permitted Deductions

The Security Trustee shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Deed, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Deed).

12.7                 Good Discharge

(a)                         Any payment to be made in respect of the Secured Obligations by the Security Trustee:

(i)                           may be made to the Senior Agent on behalf of the Senior Creditors;

(ii)                        may be made to the Relevant Ancillary Lender in accordance with clause 12.3(b)(i);

(iii)                     shall be made directly to the Bilateral Lenders;

(iv)                    shall be made directly to the Noteholders; and

(v)                       shall be made directly to the Hedge Counterparties,

and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.

(b)                        The Security Trustee is under no obligation to make the payments to the Senior Agent, Bilateral Lenders, Noteholders or Hedge Counterparties under clause 12.7(a) in the same currency as that in which the Liabilities owing to the relevant Creditor are denominated.

(c)                         The Security Trustee shall use reasonable endeavours to make payments to the Noteholders only in US dollars. The Security Trustee shall be entitled to convert other currencies into US dollars at the Security Trustee’s Spot Rate of Exchange in order to comply with this clause 12.7(c).

12.8                 Calculation of Amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security Trustee shall be entitled to:

(a)                         notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Trustee), that notional conversion to be made at the Security Trustee’s Spot Rate of Exchange; and

(b)                        assume that all moneys received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

13                        The Security Trustee

13.1                 Trust

(a)                         The Security Trustee declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Deed.

(b)                        Each of the parties to this Deed agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Deed or in the Security Documents to which the Security Trustee is expressed to be a party (and no others shall be implied).

13.2                 No independent power

Subject to clause 12.3 (Treatment of SFA Cash Cover ), the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents (other than the Facility Agreements) except through the Security Trustee.

13.3                 Instructions to Security Trustee and exercise of discretion

(a)                         Subject to clauses 13.3(d) and 13.3(e) below, the Security Trustee shall act in accordance with any instructions given to it by an Instructing Group or, if so instructed by an Instructing Group, refrain from exercising any right, power, authority or discretion vested in it as Security Trustee and shall be entitled to assume that (i) any instructions received by it from the Senior Agent, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)                        The Security Trustee shall be entitled to request instructions, or clarification of any direction, from an Instructing Group as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

(c)                         Any instructions given to the Security Trustee by an Instructing Group shall override any conflicting instructions given by any other Parties.

(d)                        Clause 13.3(a) above shall not apply:

(i)                           where a contrary indication appears in this Deed;

(ii)                        where this Deed requires the Security Trustee to act in a specified manner or to take a specified action;

(iii)                     In respect of any provision which protects the Security Trustee’s own position in its personal capacity as opposed to its role of Security Trustee for the Secured Parties including, without limitation, the provisions set out in clauses 13.5 to clause 13.20;

(iv)                    in respect of the exercise of the Security Trustee’s discretion to exercise a right, power or authority expressly provided for in any of:

(A)                     clause 11.1 (Non-Distressed Disposals);

(B)                       clause 12.1 (Order of application);

(C)                       clause 12.2 (Prospective liabilities);

(D)                      clause 12.3 (Treatment of SFA Cash Cover ); and

(E)                        clause 12.6 (Permitted Deductions).

(e)                         If giving effect to instructions given by an Instructing Group would (in the Security Trustee’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security Trustee shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Trustee) whose consent would have been required in respect of that Intercreditor Amendment.

(f)                           In exercising any discretion to exercise, or refrain from exercising, a right, power or authority under this Deed where either:

(i)                           it has not received any instructions from the Instructing Group as to the exercise of that discretion; or

(ii)                        the exercise of that discretion is subject to clause 13.3(d)(iv) above,

the Security Trustee shall other than where clause 13.3(d)(iv)(B) above applies, do so having regard to the interests of all the Secured Parties.

(g)                        In providing instructions to the Security Trustee no Creditor nor the Senior Agent shall owe any duty of care to any other creditor.

13.4                 Security Trustee’s Actions

(a)                         Without prejudice to the provisions of clause 10 (Enforcement of Transaction Security) and clause 13.3, the Security Trustee may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its discretion to be appropriate.

(b)                        Notwithstanding anything contained in this Deed, the Security Trustee is entitled at all times to act without having been instructed in relation to matters for the purpose of enabling the Security Trustee to protect its own position and interests in its personal capacity (including its own personal financial interest) or which the Security Trustee determines to be necessary or appropriate to exercise for the protection of its position and interests in its personal capacity.

13.5                 Security Trustee’s discretions

The Security Trustee may:

(a)                         assume (unless it has received actual notice to the contrary from a Hedge Counterparty, a Noteholder or Senior Agent) that (i) no Default has occurred and no Debtor is in breach of or default under its obligations under any of the Debt Documents and (ii) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised;

(b)                        if it receives any instructions or directions under clause 10 (Enforcement of Transaction Security) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied;

(c)                         engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)                        rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor or a Debtor, upon a certificate signed by or on behalf of that person;

(e)                         refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

13.6                 Security Trustee’s obligations

The Security Trustee shall promptly:

(a)                         copy to (i) the Senior Agent, (ii) each Noteholder and (iii) each Hedge Counterparty the contents of any notice or document received by it from any Debtor under any Debt Document;

(b)                        forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party provided that, except where a Debt Document expressly provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c)                         inform (i) the Senior Agent, (ii) each Noteholder, (iii) each Hedge Counterparty and (iv) each Bilateral Lender of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Debt Document of which the Security Trustee has received notice from any other party to this Deed; and

(d)                        to the extent that a Party (other than the Security Trustee) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the relevant Security Trustee’s Spot Rate of Exchange.

13.7                 Excluded obligations

(a)                         Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Trustee shall not:

(i)                           be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Debtor of its obligations under any of the Debt Documents;

(ii)                        be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(iii)                     be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(iv)                    have or be deemed to have any relationship of trust or agency with, any Debtor.

(b)                        Nothing contained in this Deed or the other Debt Documents shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability and the Security Trustee shall not be obliged to do or omit anything, including entering into any transaction or incurring any liability if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not assured to it.

13.8                 Limitation and exclusion of liability

(a)                         None of the Security Trustee, any Receiver nor any Delegate shall accept responsibility or be liable for:

(i)                           the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(ii)                        the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(iii)                     any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from the Senior Agent, the Noteholders or otherwise unless directly caused by its gross negligence or wilful misconduct;

(iv)                    the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; or

(v)                       any shortfall which arises on the enforcement or realisation of the Security Property.

(b)                        Any liability of the Security Trustee arising under this Deed shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Security Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee at the time of entering into this Deed or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Security Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Security Trustee has been advised of the possibility of such loss or damages. This clause 13.8(b) shall not apply in the event that a court with jurisdiction determines that the Security Trustee has acted fraudulently.

13.9                 No proceedings

No Party (other than the Security Trustee, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Trustee, a Receiver or a Delegate in respect of any claim it might have against the Security Trustee, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Trustee, a Receiver or a Delegate may rely on this clause subject to clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

13.10           Own responsibility

Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)                         the financial condition, status and nature of each member of the Group;

(b)                        the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)                         whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)                        the adequacy, accuracy and/or completeness of any information provided by the Security Trustee or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)                         the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

13.11           No responsibility to perfect Transaction Security

The Security Trustee shall not be liable for any failure to:

(a)                         require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any of the Charged Property;

(b)                        obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c)                         register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Transaction Security;

(d)                        take, or to require any of the Debtors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)                         require any further assurances in relation to any of the Security Documents.

13.12           Insurance by Security Trustee

(a)                         The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)                        Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Senior Agent or the Majority Noteholders shall have requested it to do so in writing and the Security Trustee shall have failed to do so within fourteen days after receipt of that request.

13.13           Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Deed or any document relating to the trust created under this Deed and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Deed or be bound to supervise the proceedings or acts of any person.

13.14           Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors may have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

13.15           Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

13.16           Business with the Debtors

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors.

13.17           Winding up of trust

If the Security Trustee, with the approval of the Senior Agent, each Noteholder and each Hedge Counterparty, determines that (a) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents:

(a)                         the trusts set out in this Deed shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents; and

(b)                        any Retiring Security Trustee shall release, without recourse or warranty, all of its rights under each of the Security Documents.

13.18           Powers supplemental

The rights, powers and discretions conferred upon the Security Trustee by this Deed shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

13.19           Trustee division separate

(a)                         In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)                        If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

13.20           Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

13.21           Intra Group Lenders and Debtors: Power of Attorney

Each Intra Group Lender and Debtor by way of security for its obligations under this Deed irrevocably appoints the Security Trustee to be its attorney to do anything which that Intra Group Lender or Debtor has authorised the Security Trustee or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Security Trustee may delegate that power on such terms as it sees fit).

14                        Change of Security Trustee and Delegation

14.1                 Resignation of the Security Trustee

(a)                         The Security Trustee may resign and appoint one of its affiliates as successor by giving notice to the Company, the Senior Creditors and the Noteholders.

(b)                        Alternatively the Security Trustee may resign by giving notice to the other Parties in which case the Instructing Group may appoint a successor Security Trustee.

(c)                         If the Instructing Group have not appointed a successor Security Trustee in accordance with clause (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Senior Agent and the Noteholders) may appoint a successor Security Trustee.

(d)                        The retiring Security Trustee (Retiring Security Trustee) shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Debt Documents.

(e)                         The Security Trustee’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

(f)                           Upon the appointment of a successor, the Retiring Security Trustee shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under clause 13.17(b) (Winding up of trust) and under clause 14.1(d) above) but shall, in respect of any act or omission by it whilst it was the Security Trustee, remain entitled to the benefit of clauses 13 (The Security Trustee), 17.1 (Debtors’ indemnity) and 17.3 (Primary Creditors’ indemnity). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)                        The Instructing Group may, by notice to the Security Trustee, require it to resign in accordance with clause 14.1(b) above. In this event, the Security Trustee shall resign in accordance with clause 14.1(b) above but the cost referred to in clause 14.1(d) above shall be for the account of the Company.

14.2                 Delegation

(a)                         Each of the Security Trustee, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)                        That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

14.3                 Additional Security Trustees

(a)                         The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Company, the Senior Agent and each of the Noteholders of that appointment.

(b)                        Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Deed) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)                         The remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Deed, be treated as costs and expenses incurred by the Security Trustee.

15                        Changes to the Parties

15.1                 Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this clause 15.

15.2                 Change of Senior Lender, Noteholder or Bilateral Lender

A Senior Lender, Noteholder or Bilateral Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(a)                         that assignment or transfer is in accordance with the terms of the Senior Facilities Agreement, the Note Purchase Agreement or the relevant Bilateral Document as applicable; and

(b)                        any assignee or transferee has (if not already party to this Deed as a Senior Lender, Noteholder or Bilateral Lender (as the case may be)) acceded to this Deed, as a Senior Lender, Noteholder or Bilateral Lender (as the case may be), pursuant to clause 15.7.

15.3                 Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights and benefits or obligations in respect of the Hedging Agreements to which it is a party if any transferee has (if not already party to this Deed as a Hedge Counterparty and the Senior Facilities Agreement as a Hedge Counterparty) acceded to:

(a)                         this Deed; and

(b)                        the Senior Facilities Agreement

as a Hedge Counterparty pursuant to clause 15.7.

15.4                 Change of Senior Agent

No person shall become a Senior Agent unless at the same time, it accedes to this Deed as the Senior Agent pursuant to clause 15.7.

15.5                 Change of Intra Group Lender

Subject to clause 6.4 (Acquisition of Intra Group Liabilities) and to the terms of the other Debt Documents, any Intra Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra Group Liabilities to another member of the Group if that member of the Group has (if not already party to this Deed as an Intra Group Lender) acceded to this Deed as an Intra Group Lender, pursuant to clause 15.7.

15.6                 New Intra Group Lender

If any Intra Group Lender or any member of the Group makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any Debtor, in an aggregate amount of £5,000 (or its equivalent) or more the Company will procure that (if that party is required to accede to the Senior Facilities Agreement as an Additional Guarantor) the person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Deed as an Intra Group Lender) accedes to this Deed, as an Intra Group Lender pursuant to clause 15.7.

15.7                 Creditor/Agent Accession Undertaking

With effect from the date of acceptance by the Security Trustee and, in the case of a Hedge Counterparty or an Affiliate of a Senior Lender, the Senior Agent of a Creditor/Agent Accession Undertaking duly executed and delivered to the Security Trustee by the relevant acceding party or, if later, the date specified in that Creditor/Agent Accession Undertaking:

(a)                         any Party ceasing entirely to be a Creditor or the Senior Agent shall be discharged from further obligations towards the Security Trustee and other Parties under this Deed and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date);

(b)                        as from that date, the replacement or new Creditor or the Senior Agent shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Deed in that capacity; and

(c)                         any new Ancillary Lender or any party acceding to this Deed as a Hedge Counterparty shall also become party to the Senior Facilities Agreement as an Ancillary Lender or Hedge Counterparty (as the case may be) and shall assume the same obligations and become entitled to the same rights as if it had been an original party to the Senior Facilities Agreement as an Ancillary Lender or Hedge Counterparty (as the case may be).

15.8                 New Debtor

(a)                         If any member of the Group:

(i)                           incurs any Liabilities; or

(ii)                        gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities the Debtors will procure that the person incurring those Liabilities or giving that assurance (if that party is required to accede to the Senior Facilities Agreement as an Additional Guarantor) accedes to this Deed as a Debtor, in accordance with clause 15.8(b) below, no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance.

(b)                        With effect from the date of acceptance by the Security Trustee of a Debtor Accession Deed duly executed and delivered to the Security Trustee by the new Debtor or, if later, the date specified in the Debtor Accession Deed, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Deed as a Debtor.

15.9                 Additional parties

(a)                         Each of the Parties appoints the Security Trustee to receive on its behalf each Debtor Accession Deed and Creditor/Agent Accession Undertaking delivered to the Security Trustee and the Security Trustee shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Deed or, where applicable, by the Senior Facilities Agreement.

(b)                        In the case of a Creditor/Agent Accession Undertaking delivered to the Security Trustee by any new Ancillary Lender (which is an Affiliate of a Senior Lender) or any party acceding to this Deed as a Hedge Counterparty:

(i)                           the Security Trustee shall, as soon as practicable after signing and accepting that Creditor/Agent Accession Undertaking in accordance with clause 15.9(a) above, deliver that Creditor/Agent Accession Undertaking to the Senior Agent; and

(ii)                        the Senior Agent shall, as soon as practicable after receipt by it, sign and accept that Creditor/Agent Accession Undertaking if it appears on its face to have been completed, executed and delivered in the form contemplated by this Deed.

15.10           Resignation of a Debtor

(a)                         The Senior Agent shall not accept a Resignation Letter (as defined in the Senior Facilities Agreement) from a Senior Guarantor under clause 30.4 (Resignation of a Guarantor) of the Senior Facilities Agreement unless each Hedge Counterparty has notified the Security Trustee that no payment is due from that Senior Guarantor to that Hedge Counterparty under clause 22 (Guarantee and indemnity) of the Senior Facilities Agreement (such notice not to be unreasonably withheld or delayed). The Security Trustee shall, upon receiving that notification, notify the Senior Agent (such notice not to be unreasonably withheld or delayed).

(b)                        The Company may request that a Debtor ceases to be a Debtor by delivering to the Security Trustee a Debtor Resignation Request.

(c)                         The Security Trustee shall accept a Debtor Resignation Request and notify the Company and each other Party of its acceptance if:

(i)                           the Company has confirmed that no Default is continuing or would result from the acceptance of the Debtor Resignation Request;

(ii)                        to the extent that the Senior Lender Discharge Date has not occurred, the Senior Agent notifies the Security Trustee that that Debtor is not, or has ceased to be, a Senior Borrower or a Senior Guarantor;

(iii)                     each Hedge Counterparty notifies the Security Trustee that that Debtor is under no actual or contingent obligations to that Hedge Counterparty in respect of the Hedging Liabilities;

(iv)                    to the extent that the Note Discharge Date has not occurred, the Majority Noteholders notify the Security Trustee that the Debtor is not, or has ceased to be, a Note Issuer or a Note Guarantor; and

(v)                       the Company confirms that that Debtor is under no actual or contingent obligations in respect of the Intra Group Liabilities.

(d)                        Upon notification by the Security Trustee to the Company of its acceptance of the resignation of a Debtor, that member of the Group shall cease to be a Debtor and shall have no further rights or obligations under this Deed as a Debtor.

16                        Costs and expenses

16.1                 Security Trustee’s ongoing costs

(a)                         In the event of (i) a Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by a Debtor or an Instructing Group to undertake duties which the Security Trustee and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Debt Documents, the Company shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them.

(b)                        If the Security Trustee and the Company fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Company or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Deed.

16.2                 Transaction expenses

The Company shall, promptly on demand, pay the Security Trustee the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Trustee and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                         this Deed and any other documents referred to in this Deed and the Transaction Security; and

(b)                        any other Debt Documents executed after the date of this Deed.

16.3                 Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify the Security Trustee against any cost, loss or liability the Security Trustee incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

16.4                 Interest on demand

If any Creditor or Debtor fails to pay any amount payable by it under this Deed on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is 2% per annum over the rate at which the Security Trustee was being offered, by leading banks in the London Interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Trustee may from time to time select.

16.5                 Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay to the Security Trustee the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

17                        Indemnities

17.1                 Debtors’ indemnity

Each Debtor shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(a)                         in relation to or as a result of:

(i)                           any failure by the Company to comply with obligations under clause 16 (Costs and expenses);

(ii)                        the taking, holding, protection or enforcement of the Transaction Security;

(iii)                     the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee, each Receiver and each Delegate by the Debt Documents or by law; or

(iv)                    any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents; or

(b)                        which otherwise relates to any of the Security Property or the performance of the terms of this Deed (otherwise than as a result of its gross negligence or wilful misconduct).

Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 17.1 will not be prejudiced by any release or disposal under clause 11.2 (Distressed Disposals) taking into account the operation of that clause 11.2 provided that such Debtor continues to be a member of the Group after each release or disposal.

17.2                 Priority of indemnity

The Security Trustee and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in clause 17.1 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

17.3                 Primary Creditors’ indemnity

(a)                         Each Primary Creditor shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Primary Creditors for the time being (or, if the Liabilities due to each of those Primary Creditors is zero, immediately prior to their being reduced to zero)), indemnify the Security Trustee and every Receiver and every Delegate, within ten Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Trustee’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Trustee, Receiver or Delegate under the Debt Documents (unless the relevant Security Trustee, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document) and the Debtors shall jointly and severally indemnify each Primary Creditor against any payment made by it under this clause 17.

(b)                        The Security Trustee shall prior to seeking to rely on the provisions of clause 17.3(a) make demand upon or investigate whether it believes payment can be recovered by way of the indemnities contained within clause 17.1.

(c)                         For the purposes only of clause 17.3(a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)                           if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)                        if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

17.4                 Company’s indemnity to Primary Creditors

The Company shall promptly and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of clause 17.3 (Primary Creditors’ indemnity).

17.5                 Debtor’s indemnity to Creditors

Each Debtor shall indemnify each Creditor (in each case to the extent of its liability for the Liabilities) upon demand for any costs, liabilities and expenses incurred by that Creditor in recovering or receiving any amount paid by that Creditor to the Security Trustee under clause 8 (Turnover of receipts).

17.6               Indemnities as continuing obligations

Each indemnity given by a Party under or in connection with a Debt Document is a continuing obligation, independent of the Party’s other obligations under or in connection with that or any other Debt Document and survives after that Debt Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with a Debt Document.

18                        Information

18.1               Information and dealing

(a)                         The Creditors shall provide to the Security Trustee from time to time (through the Senior Agent in the case of a Senior Lender) any information that the Security Trustee may reasonably specify as being necessary or desirable to enable the Security Trustee to perform its functions as trustee.

(b)                        Subject to clause 36.5 (Communication when Agent is Impaired Agent) of the original form Senior Facilities Agreement, each Senior Lender and Noteholder shall deal with the Security Trustee exclusively through the Senior Agent and the Noteholders and Hedge Counterparties shall deal directly with the Security Trustee and shall not deal through the Senior Agent.

(c)                         The Senior Agent shall not be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Deed.

18.2               Disclosure

(a)                         Notwithstanding any agreement to the contrary, each of the Debtors consent, until the Final Discharge Date, to the disclosure by any of the Primary Creditors, the Senior Agents, the Arrangers and the Security Trustee to each other (whether or not through the Senior Agent or the Security Trustee) of such information conceming the Debtors as any Primary Creditor, the Senior Agent, any Arranger or the Security Trustee shall see fit.

(b)                        The Senior Agent and the Noteholders shall, if the other requests, disclose details of the amount of the outstanding Senior Lender Liabilities and the Note Liabilities (as the case may be) within ten Business Days of receipt of a written request provided that no more than two such requests shall be made in any Financial Year unless an Event of Default has occurred and is continuing.

18.3               Notification of prescribed events

(a)                         If a Senior Event of Default either occurs or ceases to be continuing the Senior Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Hedge Counterparty, each Bilateral Lender and each Noteholder.

(b)                        If a Senior Payment Default either occurs or ceases to be continuing the Senior Agent shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify the Noteholders.

(c)                                  If a Senior Acceleration Event occurs the Senior Agent shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each other Party.

(d)                                 If a Noteholder Event of Default either occurs or ceases to be continuing the Noteholders shall, upon becoming aware of that occurrence or cessation, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify the Senior Agent each Hedge Counterparty and each Bilateral Lender.

(e)                                  If a Noteholder Payment Default either occurs or ceases to be continuing the Noteholders shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Senior Creditor.

(f)                                    If a Noteholder Acceleration Event occurs the Noteholders shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each other Party.

(g)                                 If the Security Trustee enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(h)                                 If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Party of that action.

(i)                                     If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify the Senior Agent, each other Hedge Counterparty, each Bilateral Lender and each Noteholder.

(j)                                     If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under clause 4.9 (Permitted Enforcement: Hedge Counterparties) it shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify the Senior Agent, each Noteholder and each other Hedge Counterparty.

(k)                                  If any of the Term Outstandings are to be reduced (whether by way of repayment, prepayment, cancellation or otherwise) the Company shall notify each Hedge Counterparty of:

(i)                                     the date and amount of that proposed reduction;

(ii)                                  any Interest Rate Hedge Excess that would result from that proposed reduction and that Hedge Counterparty’s Interest Rate Hedge Proportion (if any) of that Interest Rate Hedge Excess; and

(iii)                               any Exchange Rate Hedge Excess that would result from that proposed reduction and that Hedge Counterparty’s Exchange Rate Hedge Proportion (if any) of that Exchange Rate Hedge Excess.

(l)                                     If any Party becomes aware the a Distress Event has occurred or if any Party takes any action that is a Distress Event it will, as soon as reasonably practicable, notify the

Security Trustee and the Security Trustee shall then notify each other Primary Creditor.

19                                  Notices

19.1                         Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

19.2                          Security Trustee’s communications with Senior Lenders, Noteholders and Hedge Counterparties

The Security Trustee shall be entitled to carry out all dealings:

(a)                                  with the Senior Lenders and the Senior Arrangers through the Senior Agent and may give to the Senior Agent any notice or other communication required to be given by the Security Trustee to a Senior Lender or Senior Arranger;

(b)                                 with each Noteholder directly with that Noteholder;

(c)                                  with each Hedge Counterparty directly with that Hedge Counterparty; and

(d)                                 with each Bilateral Lender directly with that Bilateral Lender.

19.3                           Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

(a)                                  in the case of the Company, that identified with its name below;

(b)                                    in the case of the Security Trustee, that identified with its name below; and

(c)                                  in the case of each other Party, that notified in writing to the Security Trustee on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security Trustee (or the Security Trustee may notify to the other Parties, if a change is made by the Security Trustee) by not less than five Business Days’ notice.

19.4                           Delivery

(a)                                  Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 19.3, if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Security Trustee’s signature below (or any substitute department or officer as the Security Trustee shall specify for this purpose).

(c)                                  Any communication or document made or delivered to the Company in accordance with this clause 19.4 will be deemed to have been made or delivered to each of the Debtors.

19.5                           Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 19.3 or changing its own address or fax number, the Security Trustee shall notify the other Parties.

19.6                           Electronic communication

(a)                                  Communication to be made between the Security Trustee and the Senior Agent, an Arranger, a Senior Lender, a Bilateral Lender, a Hedge Counterparty or a Noteholder under or in connection with this Deed may be made by electronic mail or other electronic means, if the Security Trustee and the relevant Senior Agent, Arranger, Senior Lender, Hedge Counterparty or Noteholder:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Security Trustee and a Senior Agent, an Arranger, a Senior Lender, a Bilateral Lender, a Hedge Counterparty or a Noteholder will be effective only when actually received in readable form and in the case of any electronic communication made by a Senior Lender, Hedge Counterparty, Bilateral Lender, Noteholder, Arranger or the Senior Agent to the Security Trustee only if it is addressed in such a manner as the Security Trustee shall specify for this purpose.

19.7                           English language

(a)                                  Any notice given under or in connection with this Deed must be in English.

(b)                                 All other documents provided under or in connection with this Deed must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

20                                  Preservation

20.1                           Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

20.2                           No impairment

If, at any time after its date, any provision of a Debt Document (including this Deed) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

20.3                           Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

20.4                           Waiver of defences

(a)                                  The provisions of this Deed will not be affected by an act, omission, matter or thing which, but for this clause 20.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Deed including (without limitation and whether or not known to any Party):

(i)                                     any time, waiver or consent granted to, or composition with, any Debtor or other person;

(ii)                                  the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(iv)                              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(v)                                 any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(vi)                              any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(vii)                           any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(viii)                        any insolvency or similar proceedings.

(b)                                 For the avoidance of doubt, nothing in this clause shall prejudice the terms of any release of waiver of any Debtor as against that Debtor itself.

20.5                           Priorities not affected

Except as otherwise provided in this Deed the priorities referred to in clause 2 (Ranking and Priority) will:

(a)                                  not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase In, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)                                 apply regardless of whether any Primary Creditor is obliged to make any advance to any of the Debtors;

(c)                                  apply regardless of the order in which or dates upon which this Deed and the other Debt Documents are executed or registered or notice of them is given to any person; and

(d)                                 secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

21                                  Consents, amendments and override

21.1                           Required consents

(a)                                  Subject to clause 21.1(b) below, to clause 21.4 and to clause 21.5, this Deed may be amended or waived only with the consent of the Senior Agent, the Instructing Group and the Security Trustee.

(b)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     clause 9 (Redistribution), clause 12 (Application of Proceeds) or this clause 21;

(ii)                                  clauses 13.3(d)(iii), 13.3(e) and 13.3(f) (Instructions to Security Trustee and exercise of discretion);

(iii)                               the order of priority or subordination under this Deed,

shall not be made without the consent of:

(A)                              the Senior Agent;

(B)                                the Instructing Group;

(C)                                each of the Noteholders;

(D)                               each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect the Hedge Counterparty);

(E)                                 each Bilateral Lender (to the extent that the amendment or waiver would adversely affect the Bilateral Lender); and

(F)                                 the Security Trustee.

21.2                           Amendments and Waivers: Transaction Security Documents

(a)                                  Subject to clause 21.2(b) below and to clause 21.4 and unless the provisions of any Debt Document expressly provide otherwise, the Security Trustee may, if authorised by an Instructing Group, and if the Company consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Transaction Security Documents which shall be binding on each Party.

(b)                                 The prior consent of each of the Majority Senior Lenders and the Majority Noteholders is required to authorise any amendment or waiver of, or consent under, any Transaction Security Document which would affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed.

21.3                           Effectiveness

Any amendment, waiver or consent given in accordance with this clause 21 will be binding on all Parties and the Security Trustee may effect, on behalf of the Senior Agent, any Arranger or any Creditor, any amendment, waiver or consent permitted by this clause 21.

21.4                           Exceptions

(a)                                  Subject to clause 21.4(c) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)                                     in the case of a Primary Creditor, in a way which affects or would affect Primary Creditors of that Party’s class generally; or

(ii)                                  in the case of a Debtor, to the extent consented to by the Company under clause 21.2(a),

the consent of that Party is required.

(b)                                 An amendment, waiver or consent which relates to the rights or obligations of the Senior Agent, an Arranger, the Security Trustee (including, without limitation, any ability of the Security Trustee to act in its discretion under this Deed) or a Hedge Counterparty may not be effected without the consent of the Senior Agent or, as the case may be, that Arranger, the Security Trustee or that Hedge Counterparty.

(c)                                  Clauses 21.4(a) and 21.4(b) above shall apply to an Arranger only to the extent that Senior Arranger Liabilities are then owed to that Arranger.

21.5                           Disenfranchisement of Sponsor Affiliates

(a)                                  For so long as a Sponsor Affiliate (i) beneficially owns a Senior Commitment or a Note or (ii) has entered into a sub-participation agreement relating to a Senior

Commitment or a Note other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)                                     in ascertaining:

(A)                              the Majority Senior Lenders; or

(B)                                the Majority Noteholders; or

(C)                                whether:

1)                                      any relevant percentage (including, for the avoidance of doubt, unanimity) of Senior Credit Participations; or

2)                                      the agreement of any specified group of Primary Creditors

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Deed,

that Commitment or the principal amount of that Note, as applicable, shall be deemed to be zero and, subject to clause 21.5(a)(ii) below, that Sponsor Affiliate (or the person with whom it has entered into that sub-participation, other agreement or arrangement (Counterparty)) shall be deemed not to be:

(D)                               a Senior Lender (in the case of a Senior Commitment); or

(E)                                 a Noteholder (in the case of a holder of a Note).

(ii)                                  Clauses 21.5(a)(i)(D) and 21.5(a)(i)(E) above shall not apply to the extentthat a Hedge Counterparty is a Senior Lender or Noteholder, (as the case may be) by virtue otherwise than by beneficially owning the relevant Senior Commitment or Note.

(b)                                 Each Sponsor Affiliate that is a Senior Lender or a Noteholder agrees that:

(i)                                     in relation to any meeting or conference call to which all the Senior Creditors, all the Primary Creditors, all the Noteholders or any combination of those groups of Primary Creditors are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security Trustee or, unless the Security Trustee otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                  it shall not, unless the Security Trustee otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Trustee or one or more of the Primary Creditors.

21.6                           Disenfranchisement of Defaulting Lenders

(a)                                  For so long as a Defaulting Lender has any Available Commitment:

(i)                                     in ascertaining:

(A)                              the Majority Senior Lenders; or

(B)                                whether:

1)                                      any relevant percentage (including, for the avoidance of doubt, unanimity) of Senior Credit Participations; or

2)                                      the agreement of any specified group of Primary Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Deed,

that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Senior Lender.

(b)                                 For the purposes of this clause 21.6 the Security Trustee may assume that the following Creditors are Defaulting Lenders:

(i)                                     any Senior Lender which has notified the Security Trustee that it has become a Defaulting Lender;

(ii)                                  any Senior Lender to the extent that the Senior Agent has notified the Security Trustee that that Senior Lender is a Defaulting Lender; and

(iii)                               any Senior Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender in the original form Senior Facilities Agreement has occurred, unless it has received notice to the contrary from the Senior Lender concerned (together with any supporting evidence reasonably requested by the Security Trustee) or the Security Trustee is otherwise aware that the Senior Lender has ceased to be a Defaulting Lender.

21.7                           Calculation of Senior Credit Participations

For the purpose of ascertaining whether any relevant percentage of Senior Credit Participations has been obtained under this Deed, the Security Trustee may notionally convert the Senior Credit Participations into their Common Currency Amounts.

21.8                         Comparative Covenants

If at any time:

(a)                                  the Note Finance Documents includes any representation, financial covenant, undertaking, event of default (howsoever described) guarantee or security not set out in the Senior Finance Documents (any such provision, a New Covenant); or

(b)                                 any representation, financial covenant, undertaking, event of default, guarantee or security contained in the Note Finance Documents would be more beneficial to the Senior Finance Parties than any analogous provision contained in the Senior Finance Documents (any such provision, an Improved Covenant and, together with any New Covenants, the Additional Covenants), then the Company shall provide an Additional Covenant notice to the Senior Agent. Upon receipt of such notice, unless waived in writing by the Majority Senior Lenders within 15 days of receipt of such Additional Covenant notice by the Senior Agent, such Additional Covenant shall be deemed automatically incorporated by reference into the Senior Facilities Agreement as if set out fully therein, without any further action required on the part of any person, effective as of the date when such Additional Covenant became effective under the Note Finance Documents. Thereafter upon the request of the Senior Agent, the Company shall enter into any additional agreement or amendment to the Senior Facilities Agreement reasonably requested by the Senior Agent evidencing that such Additional Covenant is incorporated into the Senior Facilities Agreement.

21.9                           Agreement to override

Unless expressly stated otherwise in this Deed, this Deed overrides anything in the Debt Documents to the contrary.

22                                  Counterparts

This Deed may be executed in any number of counterparts and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

23                                  Governing law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

24                                  Enforcement

24.1                         Jurisdiction

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (Dispute).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This clause 24.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

24.2                           Service of process

(a)                                  Without prejudice to any other mode of service allowed under any relevant law:

(i)                                     each Debtor (unless incorporated in England and Wales):

(A)                              irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed and the Company, by its execution of this Deed, accepts that appointment; and

(B)                                agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned;

(ii)                                  each Senior Lender (unless incorporated in England and Wales):

(A)                              irrevocably appoints:

1)                                      in the case of Bank of America, N.A, its London branch; and

2)                                      in the case of each other Senior Lender from time to time, the process agent identified in that Senior Lender's Creditor/Agent Accession Undertaking,

as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(B)                                agrees that failure by a process agent to notify the relevant Senior Lender of the process will not invalidate the proceedings concerned.

(iii)                               each Noteholder (unless incorporated in England and Wales):

(A)                              irrevocably appoints:

1)                                      in the case of each Noteholder identified on the signature pages to this Deed, Pricoa Capital Group Ltd of 47 King William Street, 6th Floor, London EC4R 9AF; and

2)                                      in the case of each other Noteholder from time to time, the process agent identified in that Noteholder’s Creditor/Agent Accession Undertaking,

as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(B)                                agrees that failure by a process agent to notify the relevant Noteholder of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (in the case of an agent for service of process for a Debtor), or the relevant Senior Creditor or Noteholder must immediately (and in any event within five Business Days of such event taking place) appoint another agent on terms acceptable to the Senior Agent and the Majority Noteholders. Failing this, the Senior Agent and the Majority Noteholders may appoint another agent for this purpose.

(c)                                  The Company expressly agrees and consents to the provisions of this clause 24 and clause 23 (Governing law).

Executed as a deed by the parties or their duly authorised representatives but not delivered until the date of this Deed.

Schedule 1

Original Debtors and Intra Group Lenders

Company Name	Company Number	Relevant Jurisdiction
Luxfer Holdings PLC	3690830	England and Wales
BA Holdings. Inc,		Delaware
Luxfer Group Limited	3944037	England and Wales
Luxfer Group 2000 Limited	4027006
MEL Chemicals Inc.		New Jersey
Magnesium Elektron North America, Inc.		Delaware
Luxfer Gas Cylinders Limited	3376625	England and Wales
Luxfer Group Services Limited	3981395	England and Wales
Magnesium Elektron Limited	3141950	England and Wales
Luxfer Overseas Holdings Limited	3081726	England and Wales
Luxfer Gas Cylinders China Holdings Limited	5165622	England and Wales
Luxfer Inc.		Delaware
Hart Metals, Inc.		Delaware
Reade Manufacturing Company		Delaware

Schedule 2

Senior Lenders

Name of Senior Lender

Lloyds TSB Bank plc

Clydesdale Bank PLC (trading as Yorkshire Bank)

Bank of America, N.A.

Schedule 3

Noteholders

Name of Noteholder	Jurisdiction of Incorporation
The Prudential Insurance Company of America	New Jersey
RGA Reinsurance Company	Missouri

Schedule 4

Bilateral Lenders

Lloyds TSB Bank plc

Clydesdale Bank PLC (trading as Yorkshire Bank)

Bank of America, N.A.

Schedule 5

Form of Debtor Accession Deed

This Deed is made on • and made between:

(1)                                  [Insert Full Name of New Debtor] (Acceding Debtor); and

(2)                                  [Insert Full Name of Current Security Trustee] (Security Trustee), for itself and each of the other parties to the intercreditor deed referred to below.

This Deed is made on [date] by the Acceding Debtor in relation to an intercreditor deed (Intercreditor Deed) dated • between, amongst others, • as Company, • as security trustee, • as senior agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Deed).

The Acceding Debtor intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

Relevant Documents.

It is agreed as follows:

1                                          Terms defined in the Intercreditor Deed shall, unless otherwise defined in this Deed, bear the same meaning when used in this Deed.

2                                          The Acceding Debtor and the Security Trustee agree that the Security Trustee shall hold:

(a)                                  [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b)                                 all proceeds of that Security; and]

(c)                                  all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Trustee as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Deed.

3                                          The Acceding Debtor confirms that it intends to be party to the Intercreditor Deed as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the lntercreditor Deed and agrees that it shall be bound by all the provisions of the Intercreditor Deed as if it had been an original party to the Intercreditor Deed.

4                                          [In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Deed, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Deed as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the lntercreditor Deed].

[4]/[5] This Deed [and any non-contractual obligations arising out of or in connection with it] [is/are] is governed by, English law.

This Deed has been signed on behalf of the Security Trustee and executed as a deed by the Acceding Debtor and is delivered on the date stated above.

The Acceding Debtor

[Executed as a deed by	)
[Full name of Acceding Debtor]	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary]

OR

Executed as a deed by	)
[Full name of Acceding Debtor]	)
	)	Signature of Director

Name of Director

in the presence of

Signature of witness

Name

Address

Address for notices:

Address:

Fax:

The Security Trustee

[Full Name of Current Security Trustee]

By:

Date:

Schedule 6

Form of Creditor/Agent Accession Undertaking

To:                              [Insert full name of current Security Trustee] for itself and each of the other parties to the Intercreditor Deed referred to below.

[To:                          [Insert full name of current Senior Agent] as Senior Agent.]

From:                  [Acceding Creditor/Agent]

This Undertaking is made on [date] by [insert full name of new Senior Lender/Noteholder /Hedge Counterparty/Bilateral Lender/Senior Agent/Intra Group Lender/ (Acceding Senior LenderlNoteholder/Hedge CounterpartylBilateral Lender/Senior Agent/Intra Group Lender) in relation to the intercreditor deed (Intercreditor Deed) dated • between, among others, [insert name of Company] as company, [Insert name of Security Trustee] as security trustee, [insert name of Senior Agent] as senior agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Deed). Terms defined in the Intercreditor Deed shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

The Acceding [Senior Lender/Noteholder/Bilateral Lender/ Hedge Counterparty/Bilateral Lender/Senior Agent/Intra Group Lender confirms that, as from [date], it intends to be party to the Intercreditor Deed as a [Senior Lender/Noteholder/Bilateral Lender /Hedge Counterparty/Senior Agent/Intra Group Lender]] and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by a [Senior Lender/Noteholder/ Bilateral Lender/Hedge Counterparty/Senior Agent/Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed.

[The Acceding Hedge Counterparty has become a provider of hedging arrangements to the [Company]. In consideration of the Acceding Hedge Counterparty being accepted as a Hedge Counterparty for the purposes of the Senior Facilities Agreement, the Acceding Hedge Counterparty confirms, for the benefit of the parties to the Senior Facilities Agreement, that, as from [date], it intends to be party to the Senior Facilities Agreement as a Hedge Counterparty, and undertakes to perform all the obligations expressed in the Senior Facilities Agreement to be assumed by a Hedge Counterparty and agrees that it shall be bound by all the provisions of the Senior Facilities Agreement, as if it had been an original party to the Senior Facilities Agreement as a Hedge Counterparty.]

[The Acceding [Senior Lender/Noteholder/Bilateral Lender/Hedge Counterparty/Bilateral Lender/Senior Agent/Intra Group Lender] irrevocably appoints • as its agent for service of process, in relation to any proceedings before the English courts in connection with this Deed and the Intercreditor Deed, and agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Undertaking has been entered into on the date stated above [and is executed as a deed by the Acceding Creditor and is delivered on the date stated above].

Acceding [Creditor/Agent]

[Executed as a deed	)
[Insert full name of Acceding Creditor/Agent]	)
)
by:

Address:

Fax:

Accepted by the Security Trustee		[Accepted by the Senior Agent]

for and on behalf of		for and on behalf of

[Insert full name of current Security Trustee]		[Insert full name of Senior Agent]

Date:		Date:]

Schedule 7

Form of Debtor Resignation Request

To:                              • as Security Trustee

From:                  [resigning Debtor] and [Company]

Dated:             •

Dear Sirs

[Company] - • Intercreditor Deed dated • (Intercreditor Deed)

1                                          We refer to the Intercreditor Deed. This is a Debtor Resignation Request. Terms defined in the Intercreditor Deed have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

2                                          Pursuant to clause 15.10 (Resignation of a Debtor) of the Intercreditor Deed we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Deed.

3                                          We confirm that:

(a)                                  no Default is continuing or would result from the acceptance of this request; and

(b)                                 [resigning Debtor] is under no actual or contingent obligations in respect of the Intra Group Liabilities.

4                                          This letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[Company]	[resigning Debtor]

By:	By:

SIGNATURES

The Company

Executed as a deed by		)
Luxfer Holdings PLC		)	Director
acting by two directors or by a director and its		)
secretary		)
		)	Director/Secretary

Address:	Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Original Debtors

Executed as a deed by	)
Luxfer Holdings PLC	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
BA Holdings, Inc.	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Group Limited	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Group 2000 Limited	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
MEL Chemicals Inc.	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Magnesium Elektron North America, Inc.	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Gas Cylinders Limited	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Group Services Limited	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Magnesium Elektron Limited	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Overseas Holdings Limited	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Gas Cylinders China Holdings	)	Director
Limited	)
acting by two directors or by a director and its	)
secretary
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Luxfer Inc.	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Hart Metals, Inc.	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Executed as a deed by	)
Reade Manufacturing Company	)	Director
acting by two directors or by a director and its	)
secretary	)
	)	Director/Secretary

Address: Anchorage Gateway, 5 Anchorage
Quay,Salford, M50 3XE

Senior Agent

Executed as a deed by
for and on behalf of Lloyds TSB Bank plc
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	10 Gresham Street, London EC2V
7AE

Fax:	0207 158 3198

Security Trustee

Executed as a deed by
for and on behalf of Lloyds TSB Bank Plc
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	10 Gresham Street, London EC2V
7AE

Fax:	0207 158 3198

The Senior Lenders

Executed as a deed by
for and on behalf of Lloyds TSB Bank plc
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	8th Floor, 40 Spring Gardens,
Manchester M2 lEN

Fax:	0161 227 4358

Executed as a deed by
for and on behalf of Clydesdale Bank PLC
(trading as Yorkshire Bank)
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	Yorkshire Bank, 58 Spring
Gardens, Manchester M2 1YB

Fax:	0161 832 5187

Executed as a deed by
for and on behalf of Bank of America, N.A. a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	450 B Street, Suite 1500, San
Diego, CA 92101-8001

Fax:	+ 1.619.515.5553

The Senior Arrangers

Executed as a deed by
for and on behalf of Lloyds TSB Bank plc
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	8th Floor, 40 Spring Gardens,
Manchester M2 1EN

Fax:	0161 227 4358

Executed as a deed by
for and on behalf of Clydesdale Bank PLC (trading as Yorkshire Bank)
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	Yorkshire Bank, 58 Spring
Gardens, Manchester M2 1YB

Fax:	0161 832 5187

The Original Noteholders

Executed as a deed by
for and on behalf of The Prudential Insurance Company of America a duly authorised Attorney in the presence

Signature of witness

Name

Address

Occupation:

Address:

Fax:

Attention:

Executed as a deed by
for and on behalf of RGA Reinsurance Company
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Occupation:

Address:

Fax:

Attention:

The Bilateral Lenders

Executed as a deed by
for and on behalf of Lloyds TSB Bank plc
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	8th Floor, 40 Spring Gardens,
Manchester M2 1EN

Fax:	0161 227 4358

Executed as a deed by
for and on behalf of Clydesdale Bank PLC (trading as Yorkshire Bank)
a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	Yorkshire Bank, 58 Spring

Gardens, Manchester M2 1YB

Fax:	0161 832 5187

Executed as a deed by
for and on behalf of Bank of America, N.A. a duly authorised Attorney in the presence

Signature of witness

Name

Address

Address:	450 B Street, Suite 1500, San

Diego, CA 92101-8001

Fax:	+ 1.619.515.5553

Exhibit 4.18

Commitment Letter

See attached

Prices Capital Group
180 N. Stetson Ave, Suite 6600, Chicago II.60601-8716 Tel 312 540-0831 Fax 312 540-4222

21 March 2011

Luxfer Holdings Plc

The Victoria, 150 -182 Harbour City

Salford Quays

Salford, M50 3SP

United Kingdom

Ladies and Gentlemen:

I am pleased to confirm the agreement in principle of one or move affiliates or managed accounts of Prudential Investment Management, Inc. (“Prudential”), subject to the following conditions, to purchase up to $75,000,000 principal amount of Senior Notes (the “Notes”) of BA Holdings Inc. and Luxfer Holdings Plc (the “Parent”) (together, with the entities included in the attached term sheet, the “Company”). The principal terms of the agreement for the Notes would be as provided in the attached term sheet, subject to final negotiation of terms (as finally agreed to, the “Note Purchase Agreement”). Prudential’s agreement in principle will expire on 15 June 2011, unless otherwise agreed in writing by the Parent and Prudential.

Consummation of the sale and purchase of the Notes by Prudential would be subject to these conditions:

(a)                    The Investment Committee of Prudential’s Board of Directors (directly or pursuant to delegation of its authority) has authorized such purchase,

(b)                    The Parent and Prudential have agreed on the final form of Note Purchase Agreement, Notes, legal opinions and the other documents required for the proposed financing,

(c)                    Prudential has completed its due diligence, including an investigation of the financial condition, business, and prospects of the Parent and its subsidiaries and is satisfied with the results, and

(d)                    Prudential is satisfied that no material adverse change in the condition (financial or otherwise) or prospects of the Parent and its Subsidiaries has occurred.

Following the Parent’s acceptance of this proposal, the Company plans to fix the coupon on the Notes (the “coupon”). Once the coupon is fixed, should the financing not close in a timely manner, the Parent may have to pay one or both of the fees described in Exhibit A.

Pursuant to the previously executed fee letter, we have retained the law firm of Bingham McCutchen LLP as our special counsel in this financing. We understand that the fees, charges and disbursements of our special counsel will be paid by the Parent pursuant to the existing fee letter, whether or not the proposed financing closes.

If these terms are acceptable to the Parent, please sign the enclosed copy of this letter and return it to me by 25 March 2011.

I look forward to receiving your signed letter and to working with you on the proposed transaction.

Very truly yours,

Accepted and agreed to:

LUXFER HOLDINGS PLC

By:
Title:
GROUP FINANCE DIRECTOR

2

Exhibit A:

Delayed Delivery Fee

The Delayed Delivery Fee would be due if the coupon is fixed and the financing is not canceled or closed within ten weeks (the “Targeted Closing Date”). The Delayed Delivery Fee represents the loss in yield to Prudential from receiving the coupon later than the Targeted Closing Date (calculated on a per day basis) and would be calculated each time the proposed closing date is extended. This fee must be paid on the date the transaction closes or is cancelled.

To calculate the Delayed Delivery Fee, Prudential would:

Step 1.           determine the semi-annual yield of the Notes;

Step 2.           determine the yield of an alternative US Dollar short-term investment of the highest quality of its choice over the expected period of delay;

Step 3.           subtract the short-term yield (Step 2) from the Note yield (Step 1);

Step 4.           multiply that amount (Step 3) by the number of days from the Targeted Closing Date to the date this financing closes or is canceled;

Step 6.           multiply that amount (Step 5) by the dollar amount of the Notes on which the coupon was fixed.

3

Cancellation Fee

The Cancellation Fee could be due if the coupon is fixed and the financing is cancelled for any reason. The Cancellation Fee represents the effect of an increase in the purchase price of a U.S. Treasury Note comparable in duration to the Notes after the coupon was fixed. This fee must be paid on the date the transaction is cancelled.

To calculate the Cancellation Fee, Prudential would:

Step 1.  determine the bid price of a U.S. Treasury Note with a duration closest to that of the Notes, on the date the coupon was fixed;

Step 2.  determine the ask price of the same Treasury Note on the date the financing is canceled;

Step 3.  subtract the bid price (Step 1) from the ask price (Step 2). If the difference is a negative number, no Cancellation Fee would be due. If the difference is a positive number, then Prudential would -

Step 4.  divide the price increase (Step 3) by the bid price (Step 1); and

Step 5.  multiply that amount (Step 4) by the dollar amount of the Notes which the coupon was fixed.

To determine the price of the Treasury Notes, Prudential will use the prices reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not available, any other commercially acceptable and publicly available source of similar market data regularly and customarily referenced in similar circumstances. We will also round the price to two decimal places.

In calculating both the Delayed Delivery Fee and Cancellation Fee, the transaction will be considered “canceled” on 15 June 2011 (or such later day we may agree in writing) or on any prior day on which the Parent or the Company has told Prudential in writing it no longer wishes to pursue the proposed financing.

4

Exhibit 4.20

Form of Hedging Letter

To:                                                                              The Prudential Insurance Company of America

RGA Reinsurance Company

2011

Dear Sirs

Note Purchase Agreement dated on or about the date of this letter and made by and among BA Holdings, Inc. (the “Issuer”), Luxfer Holdings PLC, each of the parties listed in Schedule C thereto and each of the purchasers listed in Schedule A thereto (the “Note Purchase Agreement”).

We refer to the Note Purchase Agreement. Terms defined in the Note Purchase Agreement shall have the same meaning when used in this letter unless otherwise defined in this letter. This letter is the Hedging Letter.

We confirm that in consideration of your entering into the Note Purchase Agreement, Luxfer Holdings PLC shall enter into or shall procure that the Issuer will enter into, within 60 days of the date of the Note Purchase Agreement, such Hedging Agreements (as defined in the Intercreditor Deed) with a Bank Lender to ensure that from the date 60 days after the date of the Note Purchase Agreement until the Termination Date (as defined in the Intercreditor Deed) not less than 50% in aggregate of all outstanding (i) Facility A Loans (as defined in the Bank Facilities Agreement) and (ii) Notes are either interest rate hedged or provided on a fixed rate basis.

This letter is a Note Document.

This letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Please sign and return to us the enclosed copy of this letter to confirm your agreement to its terms.

Yours faithfully

For and on behalf of
Luxfer Holdings PLC

Exhibit 4.20-1

[On duplicate]

We hereby acknowledge and confirm our agreement to the terms of the letter of which this is a duplicate.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:	Vice President

RGA REINSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
	Title:	Vice President

Exhibit 4.20-2

Exhibit 7.2

Form of Compliance Certificate

To:    [Holders of Notes]

From: Luxfer Holdings PLC

Dated:

Dear Sirs

Note Purchase Agreement, dated as of May 13, 2011, by and among BA Holdings, Inc., Luxfer Holdings PLC, each of the parties listed in Schedule C thereto and each of the purchasers listed in Schedule A thereto (the “Note Purchase Agreement”)

1                                          We refer to the Note Purchase Agreement. This is a Compliance Certificate. Terms defined in the Note Purchase Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                                          With reference to the [Annual Financial Statements] [Quarterly Financial Statements] for the [Financial Year ended [             ]] [Financial Quarter ended [              ]], we confirm that:

Covenant	Relevant Period	Target	Actual	Compliant/Non compliant

Debt Service Cover (Section 9.1 (a)(i))	[ ] to [ ]	Not less than [ ]:1	[ ]:1	[ ]

Cash Service Cover (Section 9.1 (a)(ii))	[ ] to [ ]	Not less than 1.20:1	[ ]:1	[ ]

Interest Cover (Section 9.1 (a)(iii))	[ ] to [ ]	Not less than 4.0:1	[ ]:1	[ ]

Leverage (Section 9.1 (a)(iv))	[ ]to [ ]	Not exceeding 3.0:1	[ ]:1	[ ]

Set forth in Exhibit A attached hereto are detailed calculations of each of the ratios set forth above.

Exhibit 7.2-1

3                                          We confirm that we have reviewed the relevant terms hereof and have made, or caused to be made, under our supervision, a review of the transactions and conditions of the Group from the beginning of the interim or annual period covered by the statements being furnished herewith to the date hereof and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default.(1l)

4                                          We confirm that the following companies constitute Material Companies for the purposes of the Note Purchase Agreement (Section 9.31(b)):

[          ]

5                                          We confirm that the following companies are obligated as a borrower or a guarantor under or with respect to a Principal Lending Facility (Section 9.31(c)):

[          ]

6                                          We confirm that the aggregate earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 80% of EBITA of the Group (Section 9.31(a)(i)).

7                                          We confirm that the aggregate gross assets of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 80% of the consolidated gross assets of the Group (Section 9.31(a)(ii)).

Signed
Finance Director of	Director of
Luxfer Holdings PLC	Luxfer Holdings PLC

[insert applicable certification language]

for and on behalf of
[name of Auditors of Luxfer Holdings PLC](12)

(11) If any condition or event that constitutes a Default or an Event of Default existed or exists, the certificate should specify the nature and period of existence thereof and what action the Obligors have taken or propose to take with respect thereto.

(12) Only applicable if the Compliance Certificate accompanies the Audited Financial Statements and is to be signed by the Auditors. To be agreed with the Parent Guarantor’s Auditors prior to signing of the Agreement.

Exhibit 7.2-2

Exhibit A

Calculations of Financial Covenants

Exhibit 7.2-3

Schedule 5.11

Disclosure Documents

None.

Schedule 5.11-1

Schedule 5.23

Group Structure Chart

See attached

Schedule 5.23-2